Exhibit 10.1

EXECUTION COPY

TERM LOAN AGREEMENT

Dated as of August 24, 2015

Among

EMPIRE STATE REALTY OP, L.P.,

as Borrower,

EMPIRE STATE REALTY TRUST, INC.,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent,

The Lenders Party Hereto,

CAPITAL ONE, NATIONAL ASSOCIATION,

as Syndication Agent,

PNC BANK, NATIONAL ASSOCIATION,

as Documentation Agent

i

5.06	Litigation	60
5.07	No Default	60
5.08	Ownership of Property	61
5.09	Environmental Compliance	61
5.10	Insurance	62
5.11	Taxes	62
5.12	ERISA Compliance	62
5.13	Subsidiaries; Equity Interests	63
5.14	Margin Regulations; Investment Company Act	63
5.15	Disclosure	64
5.16	Compliance with Laws	64
5.17	Anti-Money Laundering Laws; Anti-Corruption Laws	64
5.18	Intellectual Property; Licenses, Etc.	64
5.19	OFAC; Designated Jurisdictions	65
5.20	Solvency	65
5.21	Casualty, Etc.	65
5.22	Unencumbered Properties	65
5.23	Subsidiary Guarantors	65
ARTICLE VI.	AFFIRMATIVE COVENANTS	65
6.01	Financial Statements	65
6.02	Certificates; Other Information	67
6.03	Notices	69
6.04	Payment of Obligations	70
6.05	Preservation of Existence, Etc.	70
6.06	Maintenance of Properties	70
6.07	Maintenance of Insurance	71
6.08	Compliance with Laws	71
6.09	Books and Records	71
6.10	Inspection Rights	71
6.11	Use of Proceeds	71
6.12	Additional Unencumbered Properties; Additional Guarantors	72
6.13	Compliance with Environmental Laws	73
6.14	Sanctions; Anti-Money Laundering Laws; Anti-Corruption Laws	73
6.15	Further Assurances	73
6.16	Maintenance of REIT Status; New York Stock Exchange or NASDAQ Listing	73
ARTICLE VII.	NEGATIVE COVENANTS	74
7.01	Liens	74
7.02	Investments	74
7.03	Indebtedness	76
7.04	Minimum Property Condition	76
7.05	Fundamental Changes; Dispositions	76
7.06	Restricted Payments	77
7.07	Change in Nature of Business	78
7.08	Transactions with Affiliates	78
7.09	Burdensome Agreements	79

7.10	Use of Proceeds	79
7.11	Financial Covenants	80
7.12	Accounting Changes	80
7.13	Amendment, Waivers and Terminations of Organization Documents	80
7.14	Parent Covenants	80
7.15	Sanctions; Anti-Money Laundering Laws; Anti-Corruption Laws	81
ARTICLE VIII.	EVENTS OF DEFAULT AND REMEDIES	82
8.01	Events of Default	82
8.02	Remedies Upon Event of Default	84
8.03	Application of Funds	84
ARTICLE IX.	ADMINISTRATIVE AGENT	85
9.01	Appointment and Authority	85
9.02	Rights as a Lender	85
9.03	Exculpatory Provisions	86
9.04	Reliance by Administrative Agent	87
9.05	Delegation of Duties	88
9.06	Resignation of Administrative Agent	88
9.07	No Other Duties, Etc.	89
9.08	Administrative Agent May File Proofs of Claim	89
9.09	Guaranty Matters	90
ARTICLE X.	MISCELLANEOUS	90
10.01	Amendments, Etc.	90
10.02	Notices; Effectiveness; Electronic Communication	92
10.03	No Waiver; Cumulative Remedies; Enforcement	94
10.04	Expenses; Indemnity; Damage Waiver	95
10.05	Payments Set Aside	97
10.06	Successors and Assigns	98
10.07	Treatment of Certain Information; Confidentiality	102
10.08	Right of Setoff	102
10.09	Interest Rate Limitation	103
10.10	Counterparts; Integration; Effectiveness	103
10.11	Survival of Representations and Warranties	104
10.12	Severability	104
10.13	Replacement of Lenders	104
10.14	Governing Law; Jurisdiction; Etc.	105
10.15	Waiver of Jury Trial	106
10.16	No Advisory or Fiduciary Responsibility	106
10.17	Electronic Execution of Assignments and Certain Other Documents	107
10.18	USA PATRIOT Act	107
10.19	Release of Guarantors	107
10.20	Recourse to Loan Parties	111
10.21	ENTIRE AGREEMENT	111

SIGNATURES		S-1

SCHEDULES

1	Unencumbered Eligible Properties on the Closing Date
2.01	Commitments and Applicable Percentage
5.12(c)	Pension Plans
5.12(d)	Multiemployer Plans
5.13	Subsidiaries; Equity Interests
10.02	Administrative Agent’s Office, Certain Addresses for Notices, Taxpayer Identification Numbers

EXHIBITS

Form of

A	Committed Loan Notice
B	Form of Amendment Regarding Incremental Term Loan
C	Disbursement Instruction Agreement
D	Note
E	Compliance Certificate
F-1	Assignment and Assumption
F-2	Administrative Questionnaire
G	Guaranty Agreement
H	Solvency Certificate
I	United States Tax Compliance Certificate

TERM LOAN AGREEMENT

This TERM LOAN AGREEMENT (“Agreement”) is entered into as of August 24, 2015, among EMPIRE STATE REALTY TRUST, INC., a Maryland corporation (the “Parent”) and EMPIRE STATE REALTY OP, L.P., a Delaware limited partnership (the “Borrower”), each lender from time to time party hereto, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent.

The Borrower has requested that the Lenders provide a term loan facility to the Borrower, and the Lenders are willing to do so on the terms and conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I. DEFINITIONS AND ACCOUNTING TERMS

1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Act” has the meaning set forth in Section 10.18.

“Adjusted EBITDA” means, as of any date of determination, an amount equal to (i) EBITDA for the Consolidated Group (excluding Observatory EBITDA) for the then most recently ended fiscal quarter of Parent multiplied by four, plus Observatory EBITDA for the then most recently ended period of four fiscal quarters of Parent, minus (ii) the aggregate Annual Capital Expenditure Adjustment for all Real Properties.

“Adjusted Unencumbered NOI” means, for any period for any Unencumbered Eligible Property, (i) Unencumbered NOI for such Unencumbered Eligible Property for such period, minus (ii) the Annual Capital Expenditure Adjustment for such Unencumbered Eligible Property.

“Administrative Agent” means Wells Fargo Bank, National Association in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit F-2 or any other form approved by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreement” means this Term Loan Agreement.

“Annual Capital Expenditure Adjustment” for any Real Property shall be an amount equal to, without duplication, the product of (i) $0.25 (in the case of office properties and the Empire State Observatory) or $0.15 (in the case of retail properties) multiplied by (ii) the aggregate net rentable area (determined on a square feet basis) of such Real Property.

“Anti-Corruption Laws” means the FCPA, the UK Bribery Act 2010 and similar, applicable legislation in other jurisdictions.

“Applicable Percentage” means, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the aggregate unused Commitments and Total Outstandings represented by such Lender’s unused Commitment and outstanding principal amount of Loans; provided that if the Commitments have been terminated pursuant to Section 8.02 or have otherwise expired, then the Applicable Percentage of each Lender shall be determined based on the percentage (carried out to the ninth decimal place) of the Total Outstandings represented by such Lender’s outstanding principal amount of Loans. The initial Applicable Percentage of each Lender in respect of the Loan is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means (i) at any time prior to the Investment Grade Pricing Effective Date, the Leveraged-Based Applicable Rate in effect at such time and (ii) at any time on and after the Investment Grade Pricing Effective Date, the Ratings-Based Applicable Rate in effect at such time.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means, collectively, Wells Fargo Securities, LLC and Capital One, National Association, in their capacities as joint lead arrangers and joint bookrunners.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit F-1 or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

“Audited Financial Statements” means, collectively, the audited consolidated balance sheet of the Parent for the period beginning on January 1, 2014 to and including December 31, 2014, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such period, including the notes thereto.

“Availability Period” means, the period from and including the Closing Date to the earliest of (i) February 24, 2016 and (ii) the date of termination of the commitment of each Lender to make Loans pursuant to Section 8.02.

“Base Rate” means, at any time, the highest of (a) the Prime Rate, (b) the Federal Funds Rate plus 0.50% and (c) the LIBOR Market Index Rate plus 1%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate, the Federal Funds Rate or the LIBOR Market Index Rate, as applicable (provided that clause (c) shall not be applicable during any period in which LIBOR is unavailable or unascertainable).

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowing” means a borrowing consisting of simultaneous Loans of the same Type and, in the case of LIBOR Loans, having the same Interest Period, made by each of the Lenders pursuant to Section 2.01.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any LIBOR Loan, means any such day that is also a London Banking Day.

“Capitalization Rate” means (a) in the case of (i) any office property located in the New York City central business district and (ii) the Empire State Observatory, six percent (6.00%), (b) in the case of any office property (other than a New York City central business district office property or the Empire State Observatory), seven percent (7.00%) and (c) in the case of any retail property, seven and one-quarter percent (7.25%).

“Cash Equivalents” means any of the following types of Investments:

(a) readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition thereof; provided that the full faith and credit of the United States of America is pledged in support thereof;

(b) time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a Lender or (B) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition and (iii) has combined capital and surplus of at least $500,000,000, in each case with maturities of not more than one year from the date of acquisition thereof;

(c) commercial paper issued by any Person organized under the laws of any state of the United States of America and rated at least “Prime-2” (or the then equivalent grade) by Moody’s or at least “A-2” (or the then equivalent grade) by S&P, in each case with maturities of not more than 270 days from the date of acquisition thereof;

(d) reverse repurchase agreements with terms of not more than seven days from the date acquired, for securities of the type described in clause (a) above and entered into only with commercial banks having the qualifications described in clause (b) above; and

(e) Investments, classified in accordance with GAAP as current assets of the Parent or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have at least the second highest rating obtainable from either Moody’s or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b), (c) and (d) of this definition.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change in Tax Law” means the enactment, promulgation, execution or ratification of, or any change in or amendment to any law (including the Code), treaty, regulation or rule (or in the official interpretation of any law, treaty, regulation or rule by any Governmental Authority (including a court)) relating to U.S. income taxation.

“Change of Control” means an event or series of events by which:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 35% or more of the equity securities of the Parent entitled to vote for members of the board of directors or equivalent governing body of the Parent on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right);

(b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Parent cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or

(c) (i) the Parent shall cease to be the sole general partner of the Borrower or shall cease to own, directly, 100% of the general partnership interests of the Borrower, free and clear of all Liens (other than Permitted Equity Encumbrances) or (ii) any holder of a limited partnership interest in the Borrower is provided with or obtains voting rights with respect to such limited partnership interest that are more expansive in any material respect than the voting rights afforded to limited partners of the Borrower under the Organization Documents of the Borrower in effect on the Closing Date.

“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.

“Code” means the Internal Revenue Code of 1986.

“Committed Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of LIBOR Loans, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Commitment” means, as to each Lender, its obligation to (a) make Loans to the Borrower pursuant to Section 2.01, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “ Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Commitment Termination Fee” has the meaning specified in Section 2.07(a).

“Compliance Certificate” means a certificate substantially in the form of Exhibit E.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Group” means, collectively, the Loan Parties and their Consolidated Subsidiaries.

“Consolidated Group Pro Rata Share” means, with respect to any Unconsolidated Affiliate, the percentage interest held by the Consolidated Group, in the aggregate, in such Unconsolidated Affiliate determined by calculating the percentage of Equity Interests of such Unconsolidated Affiliate owned by the Consolidated Group.

“Consolidated Subsidiaries” means, as to any Person, all Subsidiaries of such Person that are consolidated with such Person for financial reporting purposes under GAAP.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Controlled Joint Venture” means a Subsidiary of the Borrower (the “Specified Subsidiary”) that (a) is organized under the laws of the United States or a state thereof or the District of Columbia (and each Subsidiary of the Borrower that directly or indirectly owns any Equity Interests in the Specified Subsidiary is also organized under the laws of the United States or a state thereof or the District of Columbia), (ii) owns or ground leases a Property (either directly or through a Controlled Joint Venture Subsidiary), (iii) is not a borrower or guarantor of, or otherwise obligated in respect of, any Recourse Indebtedness, (iv) is not a Wholly Owned Subsidiary of the Borrower and (v) is controlled by the Borrower or a Guarantor (or, following the Investment Grade Release, the Borrower or a Wholly Owned Subsidiary of the Borrower that is not a borrower or guarantor of, or otherwise obligated in respect of, any Recourse Indebtedness). For purposes of this definition, a Subsidiary of the Borrower is “controlled” by a Person if such Person has the right to exercise exclusive control over any disposition, refinancing and operating activity of any Unencumbered Eligible Property owned or ground leased by such Subsidiary (including the making of Restricted Payments on a ratable basis to the owners thereof), without the consent of any other Person (other than (i) the Borrower or (ii) any Subsidiary of the Borrower, as long as such Subsidiary does not need the consent of any minority equity holder thereof to consent to any such disposition, refinancing or operating activity (including the making of Restricted Payments on a ratable basis to the owners thereof).

“Controlled Joint Venture Subsidiary” means, as to any Controlled Joint Venture, a direct Wholly-Owned Subsidiary of such Controlled Joint Venture (the “Specified CJV Subsidiary”) that (i) is organized under the laws of the United States or a state thereof or the District of Columbia (and each Subsidiary of such Controlled Joint Venture that directly or indirectly owns any Equity Interests in the Specified CJV Subsidiary that is also organized under the laws of the United States or a state thereof or the District of Columbia) and (ii) is not a borrower or guarantor of, or otherwise obligated in respect of, any Recourse Indebtedness.

“Debt Rating” means, as of any date of determination, the rating assigned by a Rating Agency to the Parent’s and/or Borrower’s non-credit enhanced, senior unsecured long term debt as in effect on such date.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate equal to (i) the Base Rate, plus (ii) the Applicable Rate for Base Rate Loans (assuming that Pricing Level V applied in the then applicable Pricing Grid), plus (iii) 2% per annum; provided, however, that with respect to a LIBOR Loan, the Default Rate shall be an interest rate equal to (i) LIBOR, plus (ii) the Applicable Rate for LIBOR Loans (assuming that Pricing Level V applied in the then applicable Pricing Grid), plus (iii) 2% per annum.

“Defaulting Lender” means, subject to Section 2.18(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Borrower and the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity

Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.18(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower and each other Lender promptly following such determination.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction (including, as of the date of this Agreement, Cuba, Iran, North Korea, Sudan and Syria).

“Designated Lender” means any Lender that (i) is a Lender on and as of the date of this Agreement, (ii) is a Lender on and as of the date such Lender becomes the successor Administrative Agent hereunder pursuant to Section 9.06(a) and (iii) is not, at any time, a Defaulting Lender hereunder.

“Direct Owner” means each Subsidiary of the Borrower that directly owns, or is the ground lessee of, an interest in any Property.

“Disposed Property” means, as of any date of determination, any Property that was, directly or indirectly, sold or otherwise disposed of to a Person (other than another member of the Consolidated Group) during the then most recently ended period of four consecutive fiscal quarters of the Parent.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Dollar” and “$” mean lawful money of the United States.

“EBITDA” means, with respect to the Consolidated Group for any period, the sum of (a) Net Income for such period, in each case, excluding (without duplication), (i) any nonrecurring or extraordinary gains and losses for such period, (ii) any income or gain and any loss in each case resulting from the early extinguishment of indebtedness during such period and (iii) any net income or gain or any loss resulting from a Swap Contract (including by virtue of a termination thereof) during such period, plus (b) an amount which, in the determination of Net Income for such period pursuant to clause (a) above, has been deducted for or in connection with: (i) Interest Expense (plus, amortization of deferred financing costs, to the extent included in the determination of Interest Expense in accordance with GAAP), (ii) income taxes, (iii) depreciation and amortization, (iv) all other non-cash charges and (v) adjustments as a result of the straight lining of rents, all as determined in accordance with GAAP for such period, plus (c) the Consolidated Group Pro Rata Share of the foregoing items attributable to the Consolidated Group’s interests in Unconsolidated Affiliates.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)).

“Eligible Ground Lease” means a ground lease with respect to a Property that has been executed by the Borrower, a Subsidiary Guarantor (or following the Investment Grade Release, a Wholly Owned Subsidiary of the Borrower is not a borrower or guarantor of, or otherwise obligated in respect of, any Recourse Indebtedness), a Controlled Joint Venture or a Controlled Joint Venture Subsidiary as ground lessee and that at all times satisfies each of the following conditions: (a) such ground lease is in full force and effect, (b) such ground lease has a remaining lease term of at least 30 years at the time such Property becomes an Unencumbered Eligible Property (but in no event shall such ground lease have a remaining term of less than 25 years at any time during which such Property is included as an Unencumbered Eligible Property) (including extension and renewal options, but only to the extent such extension and renewal options are controlled exclusively by the Unencumbered Property Subsidiary that is the ground lessee thereunder), (c) such ground lease permits the Unencumbered Property Subsidiary that is the ground lessee thereunder to grant a Lien on all of its right, title and interest therein in favor of the Administrative Agent, to secure the Obligations, without the consent of any Person (other than any consent that has been obtained), (d) no Person party to such ground lease is in default of any of its obligations under such ground lease, (e) such ground lease is not encumbered by any Lien (other than Liens encumbering the ground lessor’s interest in such ground lease) and (f) such ground lease is otherwise acceptable for nonrecourse leasehold mortgage financing under customary prudent lending requirements as reasonably and mutually determined by both the Borrower and the Administrative Agent.

“Empire State Building” means the Empire State Building located at 338-350 Fifth Avenue, New York, New York.

“Empire State Observatory” means the Property consisting of the observatory at the Empire State Building.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any Hazardous Material into the environment, including those related to air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan or Multiemployer Plan; (b) the withdrawal of the Borrower or any ERISA Affiliate from a Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization or insolvency; (d) the filing of a notice of intent to terminate a Single Employer Plan under section 4041 of ERISA or the treatment of a Multiemployer Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Single Employer Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Single Employer Pension Plan; (g) the determination that any Single Employer Pension Plan or Multiemployer Plan is considered an at- risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

“Event of Default” has the meaning specified in Section 8.01.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, (i) U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 10.13) or such Lender changes its Lending Office or (ii) any additional U.S. federal withholding Tax that is imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment after the date on which such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 10.13) or such Lender changes its Lending Office, except (x) in the case described in subsection (ii) of this clause (b), to the extent that any such additional U.S. federal withholding Tax is imposed as a result of a Change in Tax Law occurring after the date on which such Lender acquires such interest in the Loan or Commitment or such Lender changes its Lending Office or (y) in each of the cases described in subsections (i) and (ii) of this clause (b), pursuant to Sections 3.01(b)(ii) or (d), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired such interest in the Loan or Commitment or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(f) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Facility Termination Date” means the date as of which all of the following shall have occurred: (a) all Commitments have terminated and (b) all Obligations have been paid in full (other than contingent indemnification obligations for which no claim has been made).

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or official practices adopted pursuant to any published intergovernmental agreement entered into in connection with the implementation of such Sections of the Code.

“FCPA” means the United States Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent; provided, that, if the Federal Funds Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Fee Letter” means that certain letter agreement regarding certain fees payable in connection with this Agreement, dated July 14, 2015, between Borrower, the Arrangers and the Administrative Agent.

“Fitch” means Fitch, Inc. and any successor thereto.

“Fixed Charge Coverage Ratio” means the ratio as of the last day of any fiscal quarter of the Parent of (i) Adjusted EBITDA as of the last day of such fiscal quarter to (ii) Fixed Charges for such fiscal quarter.

“Fixed Charges” means, for any fiscal quarter of the Parent, an amount equal to the product of (a) the sum, without duplication, of (i) Interest Expense for such fiscal quarter, (ii) scheduled payments of principal on Total Indebtedness made or required be made during such fiscal quarter (excluding any balloon payments payable on maturity of any such Total Indebtedness), (iii) the amount of dividends or distributions paid or required to be paid by any member of the Consolidated Group during such fiscal quarter in respect of its preferred Equity Interests and (iv) the Consolidated Group Pro Rata Share of the foregoing items attributable to the Consolidated Group’s interests in Unconsolidated Affiliates, multiplied by (b) four.

“Foreign Lender” means a Lender that is not a U.S. Person.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Funding Date” means each date, during the Availability Period, on which the Loans are funded to the Borrower in the manner specified in Section 2.01(a).

“Funds From Operations” means, with respect to any period and without double counting, an amount equal to the Net Income for such period, excluding gains (or losses) from sales of property, plus depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures; provided that “Funds From Operations” shall exclude impairment charges, charges from the early extinguishment of indebtedness and other non-cash charges as evidenced by a certification of a Responsible Officer of the Parent containing calculations in reasonable detail satisfactory to the Administrative Agent. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect “Funds From Operations” on the same basis. In addition, “Funds from Operations” shall be adjusted to remove any impact of the expensing of acquisition costs pursuant to FAS 141 (revised), as issued by the Financial Accounting Standards Board in December of 2007, and effective January 1, 2009, including, without limitation, (i) the addition to Net Income of costs and expenses related to ongoing consummated acquisition transactions during such period; and (ii) the subtraction from Net Income of costs and expenses related to acquisition transactions terminated during such period.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means, collectively, (i) each Subsidiary Guarantor and (ii) at any time that the Parent has Guaranteed the Obligations in accordance with Section 6.12(e), the Parent.

“Guaranty Agreement” means the Continuing Guaranty made by the Guarantors, substantially in the form of Exhibit H.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Incremental Term Loan” has the meaning specified in Section 2.16.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances and similar instruments (including bank guaranties, surety bonds, comfort letters, keep-well agreements and capital maintenance agreements);

(c) net obligations of such Person under any Swap Contract;

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) capital leases and Synthetic Debt;

(g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person (other than the payment solely in Equity Interests of such Person), valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(h) all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof: (a) the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person, (b) the amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date and (c) the amount of any capitalized lease as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitees” has the meaning specified in Section 10.04(b).

“Indirect Owner” means each Subsidiary of the Borrower that directly or indirectly owns an ownership interest in any Direct Owner.

“Information” has the meaning specified in Section 10.07.

“Initial Public Offering” means the 2013 issuance by the Parent of its common Equity Interests in an underwritten primary public offering.

“Interest Expense” means, for any period, without duplication, total interest expense of the Consolidated Group for such period determined in accordance with GAAP (including interest expense attributable to the Consolidated Group’s ownership interests in Unconsolidated Affiliates and, for the avoidance of doubt, capitalized interest).

“Interest Payment Date” means, (a) as to any LIBOR Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a LIBOR Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date.

“Interest Period” means with respect to each LIBOR Loan, each period commencing on the date such LIBOR Loan is made, or in the case of the continuation of a LIBOR Loan the last day of the preceding Interest Period for such Loan, and ending on the numerically corresponding day in the first, third or sixth calendar month thereafter, as the Borrower may select, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (i) if any Interest Period would otherwise end after the Maturity Date, such Interest Period shall end on the Maturity Date and (ii) each Interest Period that would otherwise end on a day which is not a Business Day shall end on the immediately following Business Day (or, if such immediately following Business Day falls in the next calendar month, on the immediately preceding Business Day).

“Investment” means, as to any Person, any direct or indirect (a) investment by such Person, consisting of (i) the purchase or other acquisition of Equity Interests or other securities of another Person or (ii) a loan, advance, other extension of credit or capital contribution to, or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, (b) purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit or all or a substantial part of the business of, such Person or (c) purchase, acquisition or other investment in any real property or real property-related assets (including (x) mortgage loans and other real estate-related debt investments and notes receivable, (y) investments in unimproved land holdings and Properties and (z) costs to construct real property assets under development). For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Investment Grade Release” has the meaning specified in Section 10.19(a).

“Investment Grade Pricing Effective Date” means the first Business Day following the date on which (i) the Parent and/or the Borrower has obtained an Investment Grade Rating and (ii) the Parent has delivered to the Administrative Agent a certificate executed by a Responsible Officer of the Parent (x) certifying that the Investment Grade Rating has been obtained and is in effect (which certification shall also set forth the Debt Ratings received from each Ratings Agency as of such date) and (y) notifying the Administrative Agent that the Borrower has irrevocably elected to have the Ratings-Based Applicable Rate apply to the pricing of the Loans.

“Investment Grade Rating” means receipt of two of any of the following three Debt Ratings: (i) BBB- or higher from S&P, (ii) BBB- or higher from Fitch and (iii) Baa3 or higher from Moody’s.

“IRS” means the United States Internal Revenue Service.

“Joint Venture Partner” means the Borrower or any Wholly Owned Subsidiary of the Borrower that owns a direct Equity Interest in any Controlled Joint Venture that, or that has a Controlled Joint Venture Subsidiary that, owns or ground leases, directly or indirectly, an Unencumbered Eligible Property.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lender” means, at any time, any Person that has a Commitment or holds a Loan at such time.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Leverage-Based Applicable Rate” means the applicable percentage per annum set forth below determined by reference to the ratio of Total Indebtedness to Total Asset Value as set forth in the most recent Compliance Certificate received by the Administrative Agent and the Lenders pursuant to Section 6.02(a):

Pricing Level	Ratio of Total Indebtedness to Total Asset Value	LIBOR Applicable Rate	Base Rate Applicable Rate
I	≤ 40%	1.600%	0.600%
II	> 40% and ≤ 45%	1.650%	0.650%
III	> 45% and ≤ 50%	1.800%	0.800%
IV	> 50% and ≤ 55%	1.950%	0.950%
V	> 55%	2.250%	1.250%

Any increase or decrease in the Leverage-Based Applicable Rate resulting from a change in the ratio of Total Indebtedness to Total Asset Value shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level V shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered.

Notwithstanding anything to the contrary contained in this definition, (i) from the Closing Date to the date on which the Administrative Agent and the Lenders receive a Compliance Certificate pursuant to Section 6.02(a) for the fiscal quarter of the Parent ending June 30, 2015, the Pricing Level shall be determined based on the ratio of Total Indebtedness to Total Asset Value as set forth in the Compliance Certificate delivered pursuant to Section 4.01(a)(xii) and (ii) the determination of the Leverage-Based Applicable Rate for any period shall be subject to the provisions of Section 2.11(b).

“LIBOR” means, with respect to any LIBOR Loan for any Interest Period, the rate of interest obtained by dividing (i) the rate of interest per annum determined on the basis of the rate for deposits in U.S. dollars for a period equal to the applicable Interest Period which appears on Reuters Screen LIBOR01 Page (or any applicable successor page) at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period by (ii) a percentage equal to 1 minus the stated maximum rate (stated as a decimal) of all reserves, if any, required to be maintained with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”) as specified in Regulation D of the Board of Governors of the Federal Reserve System (or against any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Loans is determined or any applicable category of extensions of credit or other assets which includes loans by an office of any Lender outside of the United States of America); provided that if as so determined LIBOR shall be less than zero, such rate shall be deemed to be zero for each LIBOR Loan that has not been identified by the Borrower in accordance with the terms of this Agreement as being subject to a Specified Swap Contract that provides a hedge against interest rate risk. If, for any reason, the rate referred to in the preceding clause (i) does not appear on Reuters Screen LIBOR01 Page (or any applicable successor page), then the rate to be used for such clause (i) shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in

U.S. dollars would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period; provided that if as so determined LIBOR shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. Any change in the maximum rate or reserves described in the preceding clause (ii) shall result in a change in LIBOR on the date on which such change in such maximum rate becomes effective.

“LIBOR Loan” means a Loan that bears interest at a rate based on LIBOR.

“LIBOR Market Index Rate” means, for any day, LIBOR as of that day that would be applicable for a LIBOR Loan having a one-month Interest Period determined at approximately 10:00 a.m. Central time for such day (rather than 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period as otherwise provided in the definition of “LIBOR”), or if such day is not a Business Day, the immediately preceding Business Day. The LIBOR Market Index Rate shall be determined on a daily basis.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, Negative Pledge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” means an extension of credit by a Lender to, or for the benefit of, the Borrower under Article II.

“Loan Documents” means, collectively, (a) this Agreement, (b) the Notes, (c) the Guaranty Agreement and (e) the Fee Letter.

“Loan Party Pro Rata Share” means, with respect to any Controlled Joint Venture, the percentage interest held by the Borrower and the Guarantors, in the aggregate, in such Controlled Joint Venture determined by calculating the percentage of the Equity Interests of such Controlled Joint Venture owned by the Borrower and/or one or more Guarantors.

“Loan Parties” means, collectively, the Parent, the Borrower and the Subsidiary Guarantors.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, assets, properties, liabilities (actual or contingent), or financial condition of the Parent and its Subsidiaries taken as a whole; (b) a material adverse effect on the rights and remedies of the Administrative Agent or any Lender under any Loan Document, or of the ability of the Loan Parties, taken as a whole, to perform their obligations under any Loan Document; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

“Maturity Date” means August 24, 2022.

“Minimum Occupancy Condition” means, at any time and with respect to any Unencumbered Eligible Property (excluding for this purpose the Empire State Building), that the Occupancy Rate for such Property is not less than seventy five percent (75%).

“Minimum Property Condition” means, at any time, that there are at least four (4) Unencumbered Eligible Properties included in the calculation of Unencumbered Asset Value.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Negative Pledge” means a provision of any agreement (other than this Agreement) that restricts or prohibits the creation of any Lien on any assets of a Person. For the avoidance of doubt, a “no negative pledge” provision in an agreement that is not, taken as a whole, materially more restrictive than the provisions of Section 7.09 shall not constitute a “Negative Pledge” for purposes hereof.

“Net Cash Proceeds” means with respect to any issuance and sale by the Parent of any its Equity Interests, the excess of (i) the sum of the cash and Cash Equivalents received by the Parent in connection with such issuance and sale, less (ii) underwriting discounts and commissions, and other reasonable out-of-pocket expenses (including the reasonable fees and disbursements of counsel), incurred by the Parent in connection with such issuance, other than any such amounts paid or payable to an Affiliate of the Parent.

“Net Income” means, for any period, the net income (or loss) of the Consolidated Group for such period; provided, however, that Net Income shall exclude (a) extraordinary gains and extraordinary losses for such period, (b) the net income of any Subsidiary of the Parent during such period to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such income is not permitted by operation of the terms of its Organization Documents or any agreement, instrument or Law applicable to such Subsidiary during such period, except that the Parent’s equity in any net loss of any such Subsidiary for such period shall be included in determining Net Income, and (c) any income (or loss) for such period of any Person if such Person is not a Subsidiary of the Parent, except that the Parent’s equity in the net income of any such Person for such period shall be included in Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Parent or a Subsidiary thereof as a dividend or other distribution (and in the case of a dividend or other distribution to a Subsidiary of the Parent, such Subsidiary is not precluded from further distributing such amount to the Parent as described in clause (b) of this proviso).

“Net Operating Income” means, with respect to any Property for any period, an amount equal to (a) the aggregate gross revenues of the Consolidated Group derived from the operation of such Property during such period, minus (b) the sum of all expenses and other proper charges incurred in connection with the operation of such Property during such period (including accruals for real estate taxes and insurance and any management fees paid in cash, but excluding debt service charges, income taxes, depreciation, amortization and other non-cash expenses), which expenses and accruals shall be calculated in accordance with GAAP.

“Newly-Acquired Property” means, as of any date of determination, any Property acquired by any member of the Consolidated Group from any Person (other than a member of the Consolidated Group) during the then most recently ended four consecutive fiscal quarter period of the Parent.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 10.01 and (ii) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Nonrecourse Indebtedness” means, with respect to a Person, (a) Indebtedness, or a Guarantee of Indebtedness, in respect of which recourse for payment (except for customary exceptions for fraud, misapplication of funds, environmental indemnities, voluntary bankruptcy, collusive involuntary bankruptcy and other similar customary exceptions to nonrecourse liability) is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness or Guarantee, (b) if such Person is a Single Asset Entity, any Indebtedness of such Person (other than Indebtedness described in the immediately following clause (c)), or (c) if such Person is a Single Asset Holding Company, any Indebtedness (“Holdco Indebtedness”) of such Single Asset Holding Company resulting from a Guarantee of, or Lien securing, Indebtedness of a Single Asset Entity that is a Subsidiary of such Single Asset Holding Company, so long as, in each case, either (i) recourse for payment of such Holdco Indebtedness (except for customary exceptions for fraud, misapplication of funds, environmental indemnities, voluntary bankruptcy, collusive involuntary bankruptcy and other similar customary exceptions to nonrecourse liability) is contractually limited to the Equity Interests held by such Single Asset Holding Company in such Single Asset Entity or (ii) such Single Asset Holding Company has no assets other than Equity Interests in such Single Asset Entity and cash and other assets of nominal value incidental to the ownership of such Single Asset Entity.

“Note” means a promissory note made by the Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit D.

“NPL” means the National Priorities List under CERCLA.

“Obligations” means (a) all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan and (b) all costs and expenses incurred in connection with enforcement and collection of the foregoing, including the fees, charges and disbursements of counsel, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof pursuant to any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Observatory EBITDA” means, for any period, the portion of EBITDA of the Consolidated Group for such period that is derived from operation of the Empire State Observatory.

“Occupancy Rate” means, for any Property, the percentage of the net rentable area (determined on a square feet basis) of such Property leased by bona fide tenants of such Property (excluding tenants that have vacated the Property on a permanent basis and have not sublet same to a bona fide subtenant) pursuant to bona fide tenant leases (or subleases), in each case, which tenants (or subtenants) are not more than sixty days past due in the payment of all rent payments due under such leases (or subleases).

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating or limited liability company agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment or participation (other than an assignment made pursuant to Section 3.06).

“Outstanding Amount” means with respect to any Loan on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Loan occurring on such date.

“Pari Passu Obligations” means Unsecured Indebtedness (exclusive of the Obligations) of the Borrower or any Guarantor owing to Persons that are not members of the Consolidated Group.

“Participant” has the meaning specified in Section 10.06(d).

“Participant Register” has the meaning specified in Section 10.06(d).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Borrower and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Permitted Judgment Liens” means Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h) (solely to the extent the aggregate amount of the judgments secured by such Liens encumbering (x) Unencumbered Eligible Properties (and the income therefrom and proceeds thereof) and/or (y) the Equity Interests of any Unencumbered Property Subsidiary (and the income therefrom and proceeds thereof), does not exceed $10,000,000).

“Permitted Equity Encumbrances” means:

(a) Permitted Judgment Liens;

(b) Liens for taxes, assessments or governmental charges which are (i) immaterial to the Parent and its Subsidiaries, taken as a whole, (ii) not overdue for a period of more than thirty (30) days or (iii) being contested in good faith and by appropriate actions or proceedings diligently conducted (which actions or proceedings have the effect of preventing the forfeiture or sale of the property of assets subject to any such Lien), if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP; and

(c) Permitted Pari Passu Encumbrances.

“Permitted Pari Passu Encumbrances” means encumbrances that are contained in documentation evidencing or governing Pari Passu Obligations which encumbrances are the result of (i) limitations on the ability of the Parent or any Subsidiary thereof to transfer property to the Borrower or any Guarantor which limitations are not, taken as a whole, materially more restrictive than those contained in this Agreement or (ii) any requirement that Pari Passu Obligations be secured on an “equal and ratable basis” to the extent that the Obligations are secured.

“Permitted Property Encumbrances” means:

(a) Permitted Judgment Liens;

(b) easements, rights-of-way, sewers, electric lines, telegraph and telephone lines, restrictions (including zoning restrictions), encroachments, protrusions and other similar encumbrances affecting real property which (i) to the extent existing with respect to an Unencumbered Eligible Property, do not materially interfere with the ordinary conduct of the business of the applicable Person or (ii) to the extent existing with respect to a Property that is not an Unencumbered Eligible Property, could not reasonably be expected to have a Material Adverse Effect;

(c) carriers’, warehouseman’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business that are not overdue for a period of more than thirty (30) days or are being contested in good faith and by appropriate actions or proceedings diligently conducted (which actions or proceedings have the effect of preventing the forfeiture or sale of the property of assets subject to any such Lien), if adequate reserves with respect thereto are maintained on the books of the applicable Person;

(d) any interest or right of a lessee of a Property under leases entered into in the ordinary course of business of the applicable lessor;

(e) Permitted Pari Passu Encumbrances; and

(f) rights of lessors under Eligible Ground Leases.

“Permitted Self Insurance” has the meaning specified in Section 6.07(a).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Borrower or any ERISA Affiliate or any such Plan to which the Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Platform” has the meaning specified in Section 6.02.

“Predecessor” means the predecessor referred to in the financial statements included in the registration statement filed in connection with the Initial Public Offering. The Predecessor is not a legal entity but rather a combination of (i) controlling interests in (a) sixteen office and retail properties, (b) one development parcel, and (c) certain management companies, which are owned by certain entities that Anthony E. Malkin and Peter L. Malkin own interests in and control, and (ii) non-controlling interests in four office properties (which include two of the sixteen properties set forth in (i) above), held through entities which are presented as uncombined entities in the Parent’s combined financial statements referenced in clause (i) of the definition of Audited Financial Statements.

“Prepayment Premium” has the meaning specified in Section 2.06(c).

“Pricing Grid” means (i) prior to the Investment Grade Pricing Effective Date, the pricing grid set forth in the definition of “Leverage-Based Applicable Rate” and (ii) on and after the Investment Grade Pricing Effective Date, the pricing grid set forth in the definition of “Ratings- Based Applicable Rate”.

“Prime Rate” means, at any time, the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The parties hereto acknowledge that the rate announced publicly by the Administrative Agent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

“Property” means any Real Property which is owned or ground leased, directly or indirectly, by the Borrower or a Subsidiary thereof.

“Proposed Real Estate” means, at any time, (a) any Property, (b) any Real Estate that the Borrower or a Wholly Owned Subsidiary of the Borrower plans to acquire or lease or (c) any Real Estate owned or ground leased by a Person that the Borrower or a Wholly Owned Subsidiary of the Borrower plans to acquire, in each such case that satisfies (or, upon the acquisition or leasing thereof or upon the acquisition of the owner or lessee thereof, would satisfy) all of the Unencumbered Property Criteria, except for clause (a) and/or clause (b) of the definition thereof.

“Proposed Unencumbered Property Subsidiary” has the meaning specified in Section 6.12.

“Public Borrower Materials” has the meaning specified in Section 6.02.

“Public Lender” has the meaning specified in Section 6.02.

“Rating Agency” means any of S&P, Moody’s or Fitch.

“Ratings-Based Applicable Rate” means the applicable percentages per annum determined, at any time, based on the range into which the Debt Ratings then fall, in accordance with the following table:

Pricing Level	Debt Rating	LIBOR Applicable Rate	Base Rate Applicable Rate
I	≥ A- / A3	1.400%	0.400%
II	BBB+ / Baa1	1.450%	0.450%
III	BBB / Baa2	1.550%	0.550%
IV	BBB- / Baa3	1.800%	0.800%
V	< BBB- / Baa3	2.350%	1.350%

If at any time the Parent and/or the Borrower has only two (2) Debt Ratings, and such Debt Ratings are split, then: (A) if the difference between such Debt Ratings is one ratings category (e.g. Baa2 by Moody’s and BBB- by S&P or Fitch), the Ratings-Based Applicable Rate shall be the rate per annum that would be applicable if the higher of the Debt Ratings were used; and (B) if the difference between such Debt Ratings is two ratings categories (e.g. Baa1 by Moody’s and BBB- by S&P), the Ratings-Based Applicable Rate shall be the rate per annum that would be applicable if the rating that is one higher than the lower of the applicable Debt Ratings were used. If at any time the Parent and/or the Borrower has three (3) Debt Ratings, and such Debt Ratings are split, then: (A) if the difference between the highest and the lowest such Debt Ratings is one ratings category (e.g. Baa2 by Moody’s and BBB- by S&P or Fitch), the Ratings- Based Applicable Rate shall be the rate per annum that would be applicable if the highest of the Debt Ratings were used; and (B) if the difference between such Debt Ratings is two ratings categories (e.g. Baa1 by Moody’s and BBB- by S&P or Fitch) or more, the Ratings-Based Applicable Rate shall be the rate per annum that would be applicable if the average of the two (2) highest Debt Ratings were used, provided that if such average is not a recognized rating category, then the Ratings-Based Applicable Rate shall be the rate per annum that would be applicable if the second highest Debt Rating of the three were used.

Initially, the Ratings-Based Applicable Rate shall be determined based upon the Debt Ratings specified in the certificate delivered pursuant to clause (ii) of the definition of “Investment Grade Pricing Effective Date.” Thereafter, each change in the Ratings-Based Applicable Rate resulting from a publicly announced change in a Debt Rating shall be effective, in the case of an upgrade, during the period commencing on the date of delivery by the Parent to the Administrative Agent of notice thereof pursuant to Section 6.03(e) and ending on the date immediately preceding the effective date of the next such change and, in the case of a downgrade, during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change.

“Real Property” means, with respect to any Person, all of the right, title, and interest of such Person in and to land, improvements, and fixtures

“Recipient” means the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.

“Recourse Indebtedness” means, with respect to any Person, Indebtedness of such Person other than Nonrecourse Indebtedness of such Person and Indebtedness under the Loan Documents.

“Register” has the meaning specified in Section 10.06(c).

“REIT” means any Person that qualifies as a real estate investment trust under Sections 856 through 860 of the Code.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Required Lenders” means, as of any date of determination, Lenders holding more than 50% of the sum of the (a) Total Outstandings and (b) during the Availability Period, aggregate unused Commitments; provided that the unused Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party, and solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person or any Subsidiary thereof, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to such Person’s stockholders, partners or members (or the equivalent Person thereof).

“Revolving Credit Agreement” means that certain Credit Agreement, dated as of January 23, 2015 by and among the Borrower, the Parent, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent (as amended, restated, supplemented or otherwise modified from time to time).

“Sanctioned Person” means any Person that is (i) listed on OFAC’s List of Specially Designated Nationals and Blocked Persons, (ii) otherwise the subject or target of Sanctions, to the extent U.S. persons are prohibited from engaging in transactions with such a Person, and (iii) 50 percent or greater owned or controlled by a Person described in clause (i) or (ii) above.

“Sanction(s)” means any sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority, in each case, solely to the extent applicable to the Borrower or any of its Subsidiaries.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw- Hill Companies, Inc. and any successor thereto.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Indebtedness” means, with respect to any Person, all Indebtedness of such Person that is secured by a Lien.

“Secured Recourse Indebtedness” means, with respect to any Person, all Recourse Indebtedness of such Person that is secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute, and the rules and regulations promulgated thereunder.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute, and the rules and regulations promulgated thereunder.

“Self Insurance” has the meaning specified in Section 6.07(a).

“Significant Subsidiary” means, at any time, (i) each Unencumbered Property Subsidiary, (ii) each Subsidiary of the Parent (other than an Unencumbered Property Subsidiary) which represents (a) 10.0% or more of EBITDA of the Parent and its Subsidiaries, (b) 10.0% or more of consolidated total assets of the Parent and its Subsidiaries or (c) 10.0% or more of consolidated total revenues of the Parent and its Subsidiaries, in each case as determined at the end of the then most recently ended fiscal quarter of the Parent based on the financial statements of the Parent delivered to the Administrative Agent pursuant to Sections 6.01(a) or (b) for such fiscal quarter or fiscal year, as applicable, and (iii) any Subsidiary of the Parent (other than an Unencumbered Property Subsidiary) which, when aggregated with all other Subsidiaries of the Parent that are not otherwise Significant Subsidiaries, would constitute a Significant Subsidiary under clause (ii) of this definition.

“Single Asset Entity” means a Person (other than an individual) that (a) only owns a single Property and/or cash and other assets of nominal value incidental to such Person’s ownership of such Property; (b) is engaged only in the business of owning, developing and/or leasing such Property; and (c) receives substantially all of its gross revenues from such Property. In addition, if the assets of a Person consist solely of (i) Equity Interests in one or more other Single Asset Entities and (ii) cash and other assets of nominal value incidental to such Person’s ownership of the other Single Asset Entities, such Person shall also be deemed to be a Single Asset Entity for purposes of this Agreement (such an entity, a “Single Asset Holding Company”).

“Single Asset Holding Company” has the meaning given that term in the definition of Single Asset Entity.

“Single Employer Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan and excluding a Multiemployer Plan) that is maintained or is contributed to by the Borrower or any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Solvency Certificate” means a Solvency Certificate of the chief financial officer of the Parent substantially in the form of Exhibit H.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Swap Contract” means any Swap Contract that is made or entered into at any time, or in effect at any time now or hereafter, whether as a result of an assignment or transfer or otherwise, in each case with respect to the Loans, between the Borrower and a Specified Swap Contract Provider.

“Specified Swap Contract Provider” means any Lender, or Affiliate of a Lender, that is party to a Swap Contract at the time such Swap Contract is entered into.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Parent. For the avoidance of doubt, the Borrower shall be deemed a Subsidiary of the Parent so long as the management of the Borrower is controlled, directly, or indirectly through one or more intermediaries, or both, by the Parent.

“Subsidiary Guarantor” means, (a) at all times prior to the Investment Grade Release, each Unencumbered Property Subsidiary and (b) upon and at all times following the Investment Grade Release, each Unencumbered Property Subsidiary (if any) that is a borrower or guarantor of, or otherwise obligated in respect of, any Recourse Indebtedness, only for so long as such Subsidiary remains obligated in respect of such Recourse Indebtedness; in each case under clauses (a) and (b), to the extent such Subsidiary has not been released from its obligations hereunder in accordance with Section 10.19(b) or Section 10.19(c), as applicable, or otherwise with the consent of the Administrative Agent and Required Lenders.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to- market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Syndication Agent” means Capital One, National Association in its capacity as syndication agent under any of the Loan Documents.

“Synthetic Debt” means, with respect to any Person as of any date of determination thereof, means liabilities and obligations of such Person in respect of “off-balance sheet arrangements” (as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Securities Act) which such Person would be required to disclose in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the report on Form 10-Q or Form 10-K (or their equivalents) to be filed with the SEC.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Tangible Net Worth” means, for the Consolidated Group as of any date of determination, (a) “Equity” of the Consolidated Group, minus (b) all intangible assets (other than lease intangibles) of the Consolidated Group, plus (c) all accumulated depreciation of the Consolidated Group, in each case on a consolidated basis determined in accordance with GAAP.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tax Protection Agreement” means that certain Tax Protection Agreement, dated as of October 7, 2013 among the Parent, the Borrower, and the other parties named therein.

“Third Party Insurance Companies” has the meaning specified in Section 6.07(a).

“Threshold Amount” means (a) with respect to Recourse Indebtedness of any Person, $50,000,000, (b) with respect to Nonrecourse Indebtedness of any Person, $150,000,000 and (c) with respect to the Swap Termination Value owed by any Person, $50,000,000.

“Ticking Fee” has the meaning specified in Section 2.10(a).

“Total Asset Value” means, with respect to the Consolidated Group at any time, the sum (without duplication) of the following:

(i) an amount equal to (x) Net Operating Income derived from each Property (other than the Empire State Observatory, each Disposed Property, each Newly-Acquired Property, each unimproved land holding and each Property under development (i.e., construction-in-progress)) owned by the Consolidated Group for the then most recently ended fiscal quarter of the Parent, multiplied by four, divided by (y) the applicable Capitalization Rate for each such Property, plus

(ii) an amount equal to (x) the Net Operating Income derived by the Consolidated Group from its operation of the Empire State Observatory (to the extent the Empire State Observatory is not a Disposed Property at such time) for the then most recently ended period of four consecutive fiscal quarters of the Parent, divided by (y) the applicable Capitalization Rate, plus

(iii) the aggregate acquisition costs of all Newly-Acquired Properties at such time, plus

(iv) the aggregate book value of all unimproved land holdings, Investments in respect of costs to construct Properties (i.e., construction-in-progress), Properties under development, commercial mortgage loans, commercial real estate-related mezzanine loans and commercial real estate-related notes receivable, in each case owned by the Consolidated Group at such time, plus

(v) the Consolidated Group’s pro rata share of the foregoing items and components thereof attributable to interests in Unconsolidated Affiliates, plus

(vi) Unrestricted Cash at such time.

“Total Indebtedness” means, as at any date of determination, the sum of (i) the aggregate amount of all Indebtedness of the Consolidated Group determined on a consolidated basis and (ii) the Consolidated Group Pro Rata Share of Indebtedness of Unconsolidated Affiliates, in each case on such date.

“Total Outstandings” the aggregate Outstanding Amount of all Loans.

“Total Secured Indebtedness” means, as at any date of determination, the sum of (i) the aggregate amount of all Secured Indebtedness of the Consolidated Group determined on a consolidated basis and (ii) the Consolidated Group Pro Rata Share of Secured Indebtedness of Unconsolidated Affiliates, in each case on such date.

“Total Unsecured Indebtedness” means, as at any date of determination, the sum of (i) all Unsecured Indebtedness of the Consolidated Group determined on a consolidated basis and (ii) the Consolidated Group Pro Rata Share of Unsecured Indebtedness of Unconsolidated Affiliates.

“Type” means with respect to a Loan, its character as a Base Rate Loan or a LIBOR Loan.

“Unconsolidated Affiliate” means, at any date, any Person (x) in which the Consolidated Group, directly or indirectly, holds an Equity Interest, which investment is accounted for in the consolidated financial statements of the Consolidated Group on an equity basis of accounting and (y) whose financial results are not consolidated with the financial results of the Consolidated Group under GAAP.

“Unencumbered Asset Value” means, at any time, the sum of (i) the aggregate Unencumbered Property Value for all Unencumbered Eligible Properties plus (ii) the aggregate book value of Investments in respect of costs to construct Properties (i.e., construction-in- progress) and real property assets under development, (iii) the aggregate book value of commercial mortgage loans that are Wholly Owned by the Borrower or a Wholly-Owned Subsidiary thereof, plus (iv) Unrestricted Cash, in each case at such time; provided, that notwithstanding the foregoing, for purposes of determining Unencumbered Asset Value at any time (x) the portion of Unencumbered Asset Value attributable to Investments in respect of costs to construct Properties (i.e., construction-in-progress), real property assets under development and commercial mortgage loans in excess of fifteen percent (15%) of Unencumbered Asset Value at such time shall be disregarded and (y) the Unencumbered Asset Value attributable to all Unencumbered Eligible Properties that are owned, or ground leased pursuant to an Eligible Ground Lease, by a Controlled Joint Venture or Controlled Joint Venture Subsidiary, in excess of twenty percent (20%) of Unencumbered Asset Value at such time shall be disregarded.

“Unencumbered Eligible Property” has the meaning specified in the definition of Unencumbered Property Criteria. For the avoidance of doubt, Properties listed on Schedule 1 shall each be considered an Unencumbered Eligible Property on the Closing Date.

“Unencumbered Interest Coverage Ratio” means, as of the last day of each fiscal quarter of the Parent, the ratio of (i) the sum of (x) the aggregate Unencumbered NOI with respect to all Unencumbered Eligible Properties (other than for the Empire State Observatory) for such fiscal quarter plus (y) with respect to the Empire State Observatory, the aggregate Unencumbered NOI with respect to such Unencumbered Eligible Property for the most recently ended period of four fiscal quarters of the Parent divided by four, to (ii) the portion of Interest Expense for such fiscal quarter that is attributable to Unsecured Indebtedness.

“Unencumbered NOI” means, as of the last day of any period, the aggregate Net Operating Income for such period attributable to all Unencumbered Eligible Properties owned or ground leased pursuant to an Eligible Ground Lease during such period; provided, that in determining the Unencumbered NOI for any period attributable to an Unencumbered Eligible Property that is owned by or ground leased to a Controlled Joint Venture or a Controlled Joint Venture Subsidiary, the Net Operating Income of such Unencumbered Eligible Property shall, for such period, be deemed to be the Loan Party Pro Rata Share of such Net Operating Income.

“Unencumbered Property Criteria” means, in order for any Property (for the avoidance of doubt, including the Empire State Observatory, subject to the last paragraph of this definition) to be included as an Unencumbered Eligible Property it must meet and continue to satisfy each of the following criteria (each such Property that meets such criteria being referred to as an “Unencumbered Eligible Property”):

(a) The Property is primarily an office and/or retail property.

(b) The Property is Wholly-Owned in fee simple directly by, or is ground leased pursuant to an Eligible Ground Lease directly to a Person that is organized in a state within the United States of America or in the District of Columbia and is (i) the Borrower, (ii) a Guarantor, (iii) following the Investment Grade Release, a Wholly Owned Subsidiary of the Borrower that is not a borrower or guarantor of, or otherwise obligated in respect of, any Recourse Indebtedness unless it is a Guarantor, (iv) a Controlled Joint Venture or (v) a Controlled Joint Venture Subsidiary.

(c) Each Indirect Owner with respect to the Property must be a Wholly Owned Subsidiary of the Borrower that is organized in a state within the United States of America or in the District of Columbia and either (i) be a Guarantor or (ii) following the Investment Grade Release, is not a borrower or guarantor of, or otherwise obligated in respect of, any Recourse Indebtedness unless it is a Guarantor; provided, that if the Property is owned directly by a Controlled Joint Venture Subsidiary, the immediate parent of such Controlled Joint Venture Subsidiary must be a Controlled Joint Venture.

(d) The Property must be located in a state within the United States of America or in the District of Columbia.

(e) If such Property is owned directly by (or, if applicable, ground leased pursuant to an Eligible Ground Lease directly to) a Wholly Owned Subsidiary of the Borrower, then the Borrower must own, directly or indirectly, one hundred percent (100%) of the issued and outstanding Equity Interests of such Subsidiary, free and clear of any Lien (including, without limitation, any restriction contained in the organizational documents of any such Subsidiary that limits the ability to create a Lien thereon as security for indebtedness) other than Permitted Equity Encumbrances.

(f) If such Property is owned directly by (or, if applicable, ground leased pursuant to an Eligible Ground Lease directly to) a Controlled Joint Venture or Controlled Joint Venture Subsidiary, then all of the Equity Interests in such Controlled Joint Venture owned by the applicable Joint Venture Partner(s) and, if applicable, all of the Equity Interests in such Controlled Joint Venture Subsidiary owned by the applicable Controlled Joint Venture, will be free and clear of all Liens other than any Permitted Equity Encumbrances.

(g) The Property is not subject to any ground lease (other than an Eligible Ground Lease), Lien or any restriction on the ability of the Borrower, any Unencumbered Property Subsidiary, Controlled Joint Venture or Controlled Joint Venture Subsidiary with respect to such Property to transfer or encumber such property or income therefrom or proceeds thereof, other than Permitted Property Encumbrances.

(h) The Property does not have any title, environmental, structural, or other defects that would prevent the use of such Property in accordance with its intended purpose and shall not be subject to any condemnation or similar proceeding.

(i) No Unencumbered Property Subsidiary, Controlled Joint Venture or Controlled Joint Venture Subsidiary with respect to such Property shall be subject to any proceedings under any Debtor Relief Law.

(j) The Minimum Occupancy Condition is satisfied with respect to such Property; provided, that such Property may be considered an Unencumbered Eligible Property notwithstanding its failure to satisfy the Minimum Occupancy Condition, so long as the failure to satisfy the Minimum Occupancy Condition is cured and ceases to exist within forty-five (45) days following the occurrence thereof.

(k) No Unencumbered Property Subsidiary, Controlled Joint Venture or Controlled Joint Venture Subsidiary with respect to such Property shall incur or otherwise be liable for any Indebtedness other than (i) Nonrecourse Indebtedness, (ii) Indebtedness under this Agreement and (iii) if such Person is a Guarantor, Recourse Indebtedness.

Notwithstanding anything to the contrary contained above or elsewhere, if at any time the Empire State Building ceases to be an Unencumbered Eligible Property for any reason, the Empire State Observatory shall also automatically cease to be an Unencumbered Eligible Property at such time.

“Unencumbered Property Subsidiary” means each direct and indirect Wholly Owned Subsidiary of the Borrower that is the Direct Owner or an Indirect Owner of all or a portion of an Unencumbered Eligible Property.

“Unencumbered Property Value” means, as of any date of determination, (a) with respect to each Unencumbered Eligible Property other than the Empire State Observatory, (i) if such Unencumbered Eligible Property has been owned or ground leased pursuant to an Eligible

Ground Lease for the period of four full fiscal quarters most recently ended on or prior to such date of determination, an amount equal to (x) the Adjusted Unencumbered NOI from such Unencumbered Eligible Property for the then most recently ended fiscal quarter of the Parent, multiplied by four, divided by (y) the Capitalization Rate with respect to such Unencumbered Eligible Property and (ii) if such Unencumbered Eligible Property has not been owned or ground leased pursuant to an Eligible Ground Lease for the period of four full fiscal quarters most recently ended on or prior to such date of determination, an amount equal to the acquisition cost of such Unencumbered Eligible Property (provided that with respect to any such Unencumbered Eligible Property that is owned by or ground leased to a Controlled Joint Venture or a Controlled Joint Venture Subsidiary, only the Loan Party Pro Rata Share of such acquisition cost shall be included in the calculation of Unencumbered Asset Value) and (b) with respect to the Empire State Observatory (for so long it is an Unencumbered Eligible Property), an amount equal to (i) the Adjusted Unencumbered NOI from such Unencumbered Eligible Property for the period of four full fiscal quarters most recently ended on or prior to such date of determination, divided by (ii) the applicable Capitalization Rate.

“United States” and “U.S.” mean the United States of America.

“Unrestricted Cash” means, at any time, (a) the aggregate amount of cash and Cash Equivalents of the Borrower and its Subsidiaries at such time that are not subject to any pledge, Lien or control agreement (excluding statutory Liens in favor of any depositary bank where such cash and Cash Equivalents are maintained), minus (b) amounts included in the foregoing clause (a) that are held by a Person other than the Borrower or any of its Subsidiaries as a deposit or security for Contractual Obligations.

“Unsecured Indebtedness” means, with respect to any Person, all Indebtedness of such Person that is not Secured Indebtedness.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(f)(ii)(B)(III).

“Wholly Owned” means, with respect to the ownership by any Person of any Property, that one hundred percent (100%) of the title to such Property is held in fee directly or indirectly by, or one hundred percent (100%) of such Property is ground leased pursuant to an Eligible Ground Lease directly or indirectly by, such Person.

“Wholly Owned Subsidiary” means, as to any Person, (a) any corporation 100% of whose Equity Interests (other than directors’ qualifying shares) is at the time owned by such Person and/or one or more Wholly Owned Subsidiaries of such Person and (b) any partnership, association, joint venture, limited liability company or other entity in which such Person and/or one or more Wholly Owned Subsidiaries of such Person have a 100% equity interest at such time.

“Withholding Agent” means any Loan Party and the Administrative Agent.

1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03 Accounting Terms.

(a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Parent and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

(b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Administrative Agent shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (A) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (B) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the Audited Financial Statements for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.

(c) Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of the Parent and its Subsidiaries or to the determination of any amount for the Parent and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Parent is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary as defined herein.

1.04 Rounding. Any financial ratios required to be maintained by one or more Loan Parties pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05 Times of Day; Rates. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable). The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “LIBOR” or with respect to any comparable or successor rate thereto.

ARTICLE II. THE COMMITMENTS

2.01 Loans. (a) Subject to the terms and conditions set forth herein, each Lender severally agrees to make Loans to the Borrower in up to three (3) installments during the Availability Period in an aggregate principal amount not to exceed the amount of such Lender’s unused Commitments. The aggregate amount of all Loans made on any Funding Date shall not be less than $25,000,000. Upon a Lender’s funding of all or any portion of its Commitment, the Commitment of such Lender shall terminate by the amount so funded. The Borrowings may be ratable Base Rate Loans or ratable LIBOR Loans, as further provided herein. Amounts repaid or prepaid in respect of the Loans may not be reborrowed.

(b) The Commitments shall terminate at 5:00 p.m. (Eastern Time) on the last day of the Availability Period, or, if earlier, concurrently with the funding of Loans on the third Funding Date.

2.02 Borrowings, Conversions and Continuations of Loans.

(a) Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of LIBOR Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone or a Committed Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Administrative Agent of a Committed Loan Notice. Each such Committed Loan Notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of LIBOR Loans or of any conversion of LIBOR to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans. Not later than 11:00 a.m., three Business Days before the requested date of such Borrowing, conversion or continuation, the Administrative Agent shall notify the Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders. Subject to the aggregate minimum requirements for Borrowings set forth in Section 2.01(a), (i) each Borrowing of, conversion to or continuation of LIBOR Loans shall be in a minimum principal amount of $5,000,000 and (ii) each Borrowing of or conversion to Base Rate Loans shall be in a minimum principal amount of $500,000. Each Committed Loan Notice shall specify (i) whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of LIBOR Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto and (vi) with respect to any Committed Loan Notice requesting, or with respect to the conversion to or continuation of, any LIBOR Loans, the principal amount of such LIBOR Loans, if any, that the Borrower has elected to have subject to a Specified Swap Contract that provides a hedge against interest rate risk and the Specified Swap Contract(s) to which such amount is subject. If the Borrower fails to specify a Type of Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable LIBOR Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of LIBOR Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in Section 2.02(a). Each Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Borrowing, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Wells Fargo Bank, National Association with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.

(c) Except as otherwise provided herein, a LIBOR Loan may be continued or converted only on the last day of an Interest Period for such LIBOR Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as LIBOR Loans without the consent of the Required Lenders.

(d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for LIBOR Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in the Prime Rate used in determining the Base Rate promptly following the public announcement of such change.

(e) After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than eight (8) Interest Periods in effect in respect of this Agreement.

2.03 [Intentionally Omitted].

2.04 [Intentionally Omitted].

2.05 [Intentionally Omitted].

2.06 Prepayments.

(a) The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty; provided that (i) such notice must be in a form reasonably acceptable to the Administrative Agent and be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of LIBOR Loans and (B) on the date of prepayment of Base Rate Loans; (ii) any prepayment of LIBOR Loans shall be in a principal amount of at least $3,000,000 and (iii) any prepayment of Base Rate Loans shall be in a principal amount of at least $500,000 or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify (i) the date and amount of such prepayment, (ii) the Type(s) of Loans to be prepaid and (iii) if LIBOR Loans are to be prepaid, (x) the Interest Period(s) of such LIBOR Loans and (y) the then remaining amount of LIBOR Loans, if any, that the Borrower has elected to have subject to a Specified Swap Contract that provides a hedge against interest rate risk and the Specified Swap Contract(s) to which such amount is subject. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a LIBOR Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05.

(b) If for any reason the Total Outstandings at any time exceed the Commitments, the Borrower shall immediately prepay Loans in an aggregate amount equal to such excess.

(c) To the extent that the Borrower makes any prepayment of all or any portion of the Loans (whether voluntary or otherwise) on or prior to the second anniversary of the Closing Date, the Borrower shall pay to the Administrative Agent, for the ratable account of the Lenders, a prepayment fee (the “Prepayment Premium”) equal to (i) if such prepayment occurs on or prior to the first anniversary of the Closing Date, 2.00% of the principal amount so prepaid, and (ii) if such prepayment occurs after the first anniversary of the Closing Date but on or prior to the second anniversary of the Closing Date, 1.00% of the principal amount so prepaid. The Prepayment Premium shall be due and payable on the date of any prepayment pursuant to this Section 2.06.

2.07 Termination or Reduction of Commitments.

(a) The Borrower may, upon notice to the Administrative Agent, terminate the Commitments or from time to time permanently reduce the Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof and (iii) the Borrower shall not terminate or reduce the Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Commitments. In the event that the Borrower terminates any unused Commitments on or prior to the expiration of the Availability Period and/or unused Commitments (other than with respect to concurrent termination of Commitments for any Loans funded on the third Funding Date) terminate pursuant to clause (b) of Section 2.01 or Section 8.02, on the date of such termination, the Borrower shall pay to the Administrative Agent, for the ratable account of the Lenders, an amount equal to 0.75% multiplied by the aggregate amount of such terminated unused Commitments (the “Commitment Termination Fee”).

(b) The Administrative Agent will promptly notify the Lenders of any termination or reduction of the Commitments pursuant to this Section 2.07. Upon any reduction of the Commitments, the Commitment of each Lender shall be reduced by such Lender’s Applicable Percentage of such reduction amount. All fees in respect of the Commitments accrued until the effective date of any termination of the Commitments shall be paid on the effective date of such termination.

2.08 Repayment of Loans. The Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of Loans outstanding on such date.

2.09 Interest.

(a) Subject to the provisions of subsection (b) below, (i) each LIBOR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to LIBOR for such Interest Period plus the Applicable Rate and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

(b) While any Event of Default exists under Section 8.01(a)(i) or (f), the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(c) Upon the request of the Required Lenders, while any Event of Default exists (other than as set forth in clause (b) above), the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(d) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(e) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law. In no event shall interest on any Loan accrue concurrently during two separate Interest Periods.

2.10 Fees.

(a) Ticking Fee. Beginning on the Closing Date, and until the earliest of (i) the initial Funding Date, (ii) the expiration of the Availability Period and (iii) the Facility Termination Date, the Borrower shall pay to the Administrative Agent for the account of each Lender, in respect of each Lender’s remaining Commitment, a ticking fee (the “Ticking Fee”) calculated at a rate per annum equal to 0.25% of the aggregate Commitments, payable quarterly in arrears commencing with the last business day of the first full fiscal quarter ending after the Closing Date, on the last day of each fiscal quarter thereafter and on the earlier of (i) the initial Funding Date and (ii) the expiration of the Availability Period (or if earlier, the Facility Termination Date). The Borrower acknowledges that the fee payable hereunder is a bona fide commitment fee and is intended as reasonable compensation to the Lenders for committing to make funds available to the Borrower as described herein and for no other purposes.

(b) Other Fees.

(i) The Borrower shall pay to the Arrangers and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason.

(ii) The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.11 Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.

(a) All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to LIBOR) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.13(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(b) If, as a result of any restatement of or other adjustment to the financial statements of the Parent, or for any other reason, (i) the ratio of Total Indebtedness to Total Asset Value as calculated by the Borrower as of any applicable date was inaccurate and (ii) a proper calculation of Total Indebtedness to Total Asset Value would have resulted in higher pricing for such period, the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Parent or any other Loan Party under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent or any Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent or any Lender under Section 2.09(b) or 2.09(c) or under Article VIII. The Borrower’s obligations under this paragraph shall survive the termination of this Agreement and the repayment of all other Obligations hereunder.

2.12 Evidence of Debt. (a) The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the

Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. On the Closing Date, upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its applicable Loans and payments with respect thereto.

(b) In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.13 Payments Generally; Administrative Agent’s Clawback.

(a) General. All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b) (i) Funding of Loans by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of LIBOR Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the

Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii) Payments by the Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Loans set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation, to make any such purchase or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation, or to make its payment under Section 10.04(c).

(e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.14 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than an assignment to the Borrower or any Affiliate thereof (as to which the provisions of this Section shall apply).

The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower or any Guarantor rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower or such Guarantor in the amount of such participation.

2.15 [Intentionally Omitted].

2.16 Incremental Term Loans. The Borrower may, by written notice to the Administrative Agent on up to four (4) occasions during the period from the Closing Date to the date that is 30 days prior to the Facility Termination Date, enter into one or more tranches of incremental term loans (each an “Incremental Term Loan”) in each case in minimum increments of $25,000,000, and in an amount not to exceed the aggregate amount of $100,000,000 from one or more additional Lenders (which may include any existing Lender) willing to provide all or any applicable portion of such Incremental Term Loans, each in their own discretion. The Administrative Agent and/or its Affiliates shall use commercially reasonable efforts, with the assistance of the Borrower, to arrange a syndicate of Lenders willing to hold the requested Incremental Term Loans. If Lenders are willing to provide such Incremental Term Loans, the Incremental Term Loans may be made with the consent of only the Borrower, the Administrative Agent (not to be unreasonably withheld, conditioned or delayed), and each new or existing Lender providing all or any applicable portion of such Incremental Term Loan so long as the aggregate outstanding principal amount of all Loans (including all Incremental Tem Loans) does not exceed $365,000,000 less any voluntary reductions of the Commitments after the Closing

Date pursuant to Section 2.07(a). Nothing in this Section 2.16 shall constitute or be deemed to constitute an agreement by any Lender to provide Incremental Term Loans. Such Incremental Term Loans shall be evidenced by the execution and delivery of an Amendment Regarding Incremental Term Loans in the form of Exhibit B attached hereto by the Borrower, the Administrative Agent and the new Lender(s) or existing Lender(s) providing such Incremental Term Loan, a copy of which shall be forwarded to each Lender by the Administrative Agent promptly after execution thereof. Notwithstanding the foregoing, no Incremental Term Loan shall become effective under this Section 2.16 unless (i) on the date of such effectiveness, the conditions set forth in Section 4.02 shall be satisfied and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Responsible Officer of the Borrower, (ii) the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower as to the board resolutions evidencing authority for such Incremental Term Loan and as to any changes to the formation documents of the Borrower since the Closing Date, and (iii) the Borrower shall be in pro forma compliance with the covenants set forth in Section 7.11 after giving effect to the Incremental Term Loans to be made on such date and the application of the proceeds therefrom as if made and applied on such date. The Incremental Term Loans (i) shall rank pari passu in right of payment with the other Loans, (ii) shall not mature earlier than the Facility Termination Date (but may have amortization prior to such date) and (iii) shall be treated substantially the same as (and in any event no more favorably than) the other Loans. The Amendment Regarding Incremental Term Loan may, without the consent of any other Lenders (except as expressly required pursuant to Section 10.01), effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section 2.16 and such Amendment Regarding Incremental Term Loan may, if applicable, include provisions that are agreed to by Borrower and Administrative Agent with respect to remedial rights under this Agreement to ensure that the existing Loans shall not be materially adversely affected by such Incremental Term Loans. In connection with any Incremental Term Loans pursuant to this Section 2.16, any Lender becoming a party hereto shall (1) execute such documents and agreements as the Administrative Agent may reasonably request and (2) in the case of any Lender that is organized under the laws of a jurisdiction outside of the United States of America, provide to the Administrative Agent, its name, address, tax identification number and/or such other information as shall be necessary for the Administrative Agent to comply with “know your customer” and anti-money laundering rules and regulations, including without limitation, the Act.

2.17 [Intentionally Omitted].

2.18 Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders”, and Section 10.01.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the applicable Commitments hereunder. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees. No Lender that is a Defaulting Lender shall be entitled to receive any fee payable under Sections 2.06(c), 2.07(a) or 2.10(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(b) Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE III. TAXES, YIELD PROTECTION AND ILLEGALITY

3.01 Taxes.

(a) [Intentionally Omitted].

(b) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i) Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of an applicable Withholding Agent) require the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (f) below.

(ii) If any Withholding Agent shall be required by any applicable Laws to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the applicable Withholding Agent shall withhold or make such deductions as are determined by the applicable Withholding Agent to be required based upon the information and documentation it has received pursuant to subsection (f) below, (B) the applicable Withholding Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(c) Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (b) above, the Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d) Tax Indemnifications.

(i) The Borrower shall and does hereby indemnify each Recipient, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender shall be conclusive absent manifest error. The Borrower shall, and does hereby, indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.01(d)(ii) below. For the avoidance of doubt, (A) to the extent the Administrative Agent indefeasibly receives payment in full from the Borrower pursuant to the immediately preceding sentence for an amount that a Lender was required to indemnify the Administrative Agent for pursuant to clause (y) or (z) of Section 3.01(d)(ii), and subsequent thereto the Administrative Agent receives payment from such Lender (including by way of set off pursuant to the last sentence of Section 3.01(d)(ii)) for that same indemnity that was previously paid in full by the Borrower, the Administrative Agent will promptly turn over to the Borrower the amount so received (including by way of set off pursuant to the last sentence of Section 3.01(d)(ii)) from such Lender (but in any event not in excess of the amount previously paid by the Borrower to the Administrative Agent in respect of such indemnity) and (B) to the extent the Administrative Agent receives a payment from the Borrower pursuant to the immediately preceding sentence for an amount that a Lender was required to indemnify the Administrative Agent for pursuant to clause (y) or (z) of Section 3.01(d)(ii), such Lender shall be liable to the Borrower for reimbursement of such payment.

(ii) Each Lender shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (y) the Administrative Agent and the Borrower, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Borrower, as applicable, against any Excluded Taxes attributable to such Lender that are payable or paid by the Administrative Agent or the Borrower in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative

Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).

(e) Evidence of Payments. Upon request by the Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by the Borrower or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.

(f) Status of Lenders; Tax Documentation.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(I) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II) executed originals of IRS Form W-8ECI;

(III) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit L-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(IV) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit L-2 or Exhibit L-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit L-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii) Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g) Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 3.01, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Recipient, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Borrower pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

(h) Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

3.02 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its Lending Office to make, maintain or fund Loans whose interest is determined by reference to LIBOR, or to determine or charge interest rates based upon LIBOR, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue LIBOR Loans or to convert Base Rate Loans to LIBOR Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the LIBOR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the LIBOR component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all LIBOR Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the LIBOR component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such LIBOR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBOR Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon LIBOR, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the LIBOR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon LIBOR. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

3.03 Inability to Determine Rates. If in connection with any request for a LIBOR Loan or a conversion to or continuation thereof, (a) the Administrative Agent determines that (i) Dollar deposits are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such LIBOR Loan or (ii) adequate and reasonable means do not exist for determining LIBOR for any requested Interest Period with respect to a proposed LIBOR Loan or in connection with an existing or proposed Base Rate Loan (in each case with respect to clause (a) above, “Impacted Loans”) or (b) the Administrative Agent or the Required Lenders determine that for any reason LIBOR for any requested Interest Period with respect to a proposed LIBOR Loan does not adequately and fairly reflect the cost to such Lenders of funding such LIBOR Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain LIBOR Loans shall be suspended, (to the extent of the affected LIBOR Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the LIBOR component of the Base Rate, the utilization of the LIBOR component in determining the Base Rate shall be suspended, in each case until the Administrative Agent upon the instruction of the Required Lenders revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of LIBOR Loans (to the extent of the affected LIBOR Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (a) of the first sentence of this section, the Administrative Agent, in consultation with the Borrower and the affected Lenders, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (a) of the first sentence of this section, (2) the Administrative Agent determines, or the affected Lenders notify the Administrative Agent and the Borrower, that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (3) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Borrower written notice thereof.

3.04 Increased Costs; Reserves on LIBOR Loans.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e));

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or LIBOR Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan the interest on which is determined by reference to LIBOR (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender, or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e) Reserves on LIBOR Loans. Without duplication of amounts calculated in accordance with the definition of “LIBOR”, the Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each LIBOR Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.

(f) Consistent Treatment. Each Lender agrees that amounts claimed under this Section 3.04 shall be reasonably determined by such Lender (which determination shall be made in good faith (and not on an arbitrary or capricious basis) and consistent with similarly situated customers of the applicable Lender under agreements having provisions similar to this Section 3.04 after consideration of such factors as such Lender then reasonably determines to be relevant).

3.05 Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

(c) any assignment of a LIBOR Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.13; or

including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each LIBOR Loan made by it at LIBOR for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such LIBOR Loan was in fact so funded.

3.06 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Borrower such Lender shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any

Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Borrower may replace such Lender in accordance with Section 10.13.

3.07 Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.

ARTICLE IV. CONDITIONS PRECEDENT

4.01 Conditions of Effectiveness. The effectiveness of this Agreement is subject to satisfaction of the following conditions precedent:

(a) The Administrative Agent’s receipt of the following, each of which shall be original, or e-mail (in a .pdf format) or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:

(i) executed counterparts of this Agreement and the Guaranty Agreement, in such number as reasonably requested by Administrative Agent;

(ii) a Note executed by the Borrower made to the order of each Lender requesting a Note (which, to the extent delivered via e-mail (in a .pdf format) or telecopies, shall be followed promptly by originals);

(iii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

(iv) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and each Loan Party is validly existing, in good standing and qualified to engage in business in (A) its jurisdiction of organization and (B) each other jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect;

(v) a favorable opinion of Goodwin Procter LLP, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, as to such matters concerning the Loan Parties and the Loan Documents as the Administrative Agent may reasonably request;

(vi) [intentionally omitted];

(vii) a certificate of a Responsible Officer of the Borrower either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by each Loan Party, and the validity against each Loan Party, of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

(viii) a certificate signed by a Responsible Officer of the Borrower certifying that (1) no action, suit, investigation or proceeding is pending or, to the knowledge of any Loan Party, threatened in any court or before any arbitrator or Governmental Authority that (A) challenges the validity or enforceability of this Agreement, any other Loan Document or any of the transactions contemplated hereby or thereby, or otherwise purports to restrict or prohibit the performance of all or any portion of this Agreement, any other Loan Document or any of the transactions contemplated hereby or thereby or (B) could reasonably be expected to have a Material Adverse Effect and (2) since the date of the Audited Financial Statements, there has not occurred any event or condition that has had or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect;

(ix) a Solvency Certificate from the Parent certifying that, after giving effect to the transactions to occur on the Closing Date (including, without limitation, all Borrowings to occur on the Closing Date), the Parent and its Subsidiaries on a consolidated basis are Solvent;

(x) the financial statements referenced in Sections 5.05(a) and (b);

(xi) A Disbursement Instruction Agreement, in substantially the form of Exhibit C hereto, addressed to the Administrative Agent and signed by a Responsible Officer, together with such other related money transfer authorizations as the Administrative Agent may have reasonably requested; and

(xii) a duly completed Compliance Certificate, giving pro forma effect to the transactions to occur on the Closing Date (including, without limitation, all Borrowings to occur on the Closing Date).

(b) The Administrative Agent and each Lender shall have received all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

(c) All fees required hereunder or under the Fee Letter to be paid on or before the Closing Date to the Administrative Agent, the Arrangers and the Lenders shall have been paid.

(d) Unless waived by the Administrative Agent, the Borrower shall have paid all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced (which invoice may be in summary form) prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

4.02 Conditions to all Borrowings. The obligation of each Lender to honor any Committed Loan Notice (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type, or a continuation of LIBOR Loans) is subject to the following conditions precedent:

(a) The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of the proposed Borrowing, except (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, (ii) any representation or warranty that is already by its terms qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects as of such date after giving effect to such qualification and (iii) for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01;

(b) No Default shall exist, or would result from such proposed Borrowing or from the application of the proceeds thereof.

(c) The Administrative Agent shall have received a Committed Loan Notice in accordance with the requirements hereof.

(d) Any such proposed Borrowing does not exceed the unused portion of the Commitments at such time.

Each Committed Loan Notice (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type or a continuation of LIBOR Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Borrowing.

ARTICLE V. REPRESENTATIONS AND WARRANTIES

The Borrower and the Parent each represents and warrants to the Administrative Agent and the Lenders that:

5.01 Existence, Qualification and Power. Each Loan Party, and each of its Subsidiaries, (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party and consummate the transactions contemplated by the Loan Documents, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (a) (solely with respect to any Person that is not a Loan Party), clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law, except with respect to any breach or contravention or payment referred to in clauses (b) and (c), to the extent that such conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect.

5.03 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document or (b) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents, except for the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect.

5.04 Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as such enforceability may be limited by bankruptcy insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights generally and by general principles of equity.

5.05 Financial Statements; No Material Adverse Effect.

(a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, (ii) fairly present the consolidated financial condition of the Parent and its Subsidiaries as of the date thereof and the consolidated results of their operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Parent and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

(b) The unaudited consolidated balance sheet of the Parent and its Subsidiaries dated March 31, 2015, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, (ii) fairly present the consolidated financial condition of the Parent and its Subsidiaries as of the date thereof and the consolidated results of their operations for the period covered thereby and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Parent and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness; subject, in the case of clauses (i) and (ii) above, to the absence of footnotes and to normal year-end audit adjustments.

(c) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(d) The consolidated forecasted balance sheet, statement of income and cash flows of the Consolidated Group delivered pursuant to Section 6.01(c) were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Parent’s best estimate of its future financial condition and performance; provided, such forecasts are not to be viewed as facts and that actual results during the period or periods covered by such forecasts may differ from such forecasts and that the differences may be material.

5.06 Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower and the Parent, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement, any other Loan Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

5.07 No Default. Neither any Loan Party nor any Subsidiary thereof is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08 Ownership of Property. Each Loan Party and each of its Subsidiaries has good record and insurable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.09 Environmental Compliance.

(a) The Loan Parties and their respective Subsidiaries are not aware of any Environmental Liabilities or claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(b) No property currently or, to the knowledge of the Loan Parties, formerly owned or operated by any Loan Party or any of its Subsidiaries, is listed or, to the knowledge of the Loan Parties, formally proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or, to the knowledge of the Loan Parties, is adjacent to any such property except (i) with respect to any Unencumbered Eligible Property, as disclosed in the Environmental Reports or as could not result in a material Environmental Liability for any Loan Party or any of its Subsidiaries, or (ii) with respect to any other property, as could not reasonably be expected to have a Material Adverse Effect.

(c) Hazardous Materials have not been released, discharged or disposed of on, at, under or from (i) any Unencumbered Eligible Property except as disclosed in the Environmental Reports or in a manner, form or amount that could not reasonably be expected to result in a material Environmental Liability for any Loan Party or any Subsidiary, or (ii) any property (other than an Unencumbered Eligible Property) currently or, to the knowledge of the Loan Parties, formerly owned or operated by any Loan Party or any of its Subsidiaries, except as could not reasonably be expected to have a Material Adverse Effect.

(d) Neither any Loan Party nor any of its Subsidiaries is undertaking, or has completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at, on, under, or from any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law, that could result in a material Environmental Liability for any Loan Party or any of its Subsidiaries, (i) except, with respect to any Unencumbered Eligible Property, as disclosed in the Environmental Reports or, with respect to any such investigation or assessment or remedial or response action initiated after the Closing Date, as disclosed to the Administrative Agent in writing, or (ii) except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, with respect to any other property (other than an Unencumbered Eligible Property) either currently or formerly owned or operated by any Loan Party or any of its Subsidiaries or any other property to or at which any Loan Party or any of its Subsidiaries has disposed of, transported or arranged for the transportation or disposal of any Hazardous Materials.

5.10 Insurance. The properties of each Loan Party and its Subsidiaries are insured with one or more Third Party Insurance Companies and/or pursuant Permitted Self Insurance, in compliance with the provisions of Section 6.07 and otherwise in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where such Loan Party or the applicable Subsidiary operates.

5.11 Taxes. Each Loan Party and each of its Subsidiaries have filed all federal, state and other material tax returns and reports required to be filed, and have paid all federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those (a) which are not overdue for more than thirty (30) days or (b) which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against any Loan Party or any Subsidiary thereof that would, if made, have a Material Adverse Effect. Neither any Loan Party nor any Subsidiary thereof is party to any tax sharing agreement; provided, that for the sake of clarity, the Tax Protection Agreement (as in effect on the Closing Date or as modified thereafter with the prior written consent of the Administrative Agent) shall not be treated as a tax sharing agreement.

5.12 ERISA Compliance.

(a) Except to the extent that, either individually or in the aggregate, any failure to comply could not reasonably be expected to have a Material Adverse Effect, (i) each Plan and, to the knowledge of the Borrower and the Parent, each Multiemployer Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state laws, (ii) each Single Employer Pension Plan and, to the knowledge of the Borrower and the Parent, each Multiemployer Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service and (iii) to the best knowledge of the Borrower and the Parent, nothing has occurred that would prevent or cause the loss of such tax-qualified status.

(b) There are no pending or, to the best knowledge of the Borrower and the Parent, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c) (i) Except as disclosed in Schedule 5.12(c), no ERISA Event has occurred, and neither the Borrower nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any

Single Employer Pension Plan or Multiemployer Plan; (ii) the Borrower and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Single Employer Pension Plan and Multiemployer Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) the Borrower and each ERISA Affiliate has timely made all required contributions and payments to each Multiemployer Plan; (iv) as of the most recent valuation date for any Single Employer Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and neither the Borrower nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (v) neither the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (vi) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (vii) no Single Employer Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Single Employer Pension Plan.

(d) Neither the Borrower nor any ERISA Affiliate maintains or contributes to, or has any unsatisfied obligation to contribute to, or liability under, any active or terminated Single Employer Pension Plan or Multiemployer Plan other than (A) on the Closing Date, those listed on Schedule 5.12(d) hereto and (B) thereafter, Single Employer Pension Plans or Multiemployer Plans not otherwise prohibited by this Agreement.

(e) The assets of the Borrower and each Guarantor are not “plan assets” within the meaning of 29 C.F.R. 2510.3-101 as modified by section 3(42) or ERISA.

5.13 Subsidiaries; Equity Interests. Schedule 5.13 (a) is a complete and accurate list of all Subsidiaries of the Parent as of the Closing Date, showing (as to each such Person) the jurisdiction of its incorporation or organization, the type of organization it is and its true and correct U.S. taxpayer ID number and (b) sets forth the Parent’s true and correct U.S. taxpayer ID number.

5.14 Margin Regulations; Investment Company Act.

(a) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of Regulation T, U or X of the FRB as in effect from time to time. Following the application of the proceeds of each Borrowing, not more than 25% of the value of the assets (either of any Loan Party only or of the Parent and its Subsidiaries on a consolidated basis) will be margin stock.

(b) None of the Parent, any Person Controlling the Parent, or any Subsidiary of the Parent is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.15 Disclosure. The Borrower and the Parent have disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which they or any of their respective Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished), at the time so furnished, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower and the Parent represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

5.16 Compliance with Laws. Each Loan Party and each Subsidiary thereof is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.17 Anti-Money Laundering Laws; Anti-Corruption Laws. (a) Neither the Parent nor the Borrower, nor any of their respective Subsidiaries, nor, to the knowledge of the Parent or the Borrower, any Related Party thereof (i) has violated in the last five years or is currently in violation of any applicable anti-money laundering law or (ii) has engaged in the last five years or currently engages in any transaction, investment, undertaking or activity that conceals the identity, source or destination of the proceeds from any category of offenses designated in any applicable law, regulation or other binding measure implementing the “Forty Recommendations” and “Nine Special Recommendations” published by the Organisation for Economic Cooperation and Development’s Financial Action Task Force on Money Laundering.

(b) In the last five years, the Parent, the Borrower and their respective Subsidiaries have conducted their businesses in compliance in all material respects with applicable Anti-Corruption Laws and have instituted and maintained policies and procedures reasonably designed to promote and achieve compliance with such laws.

5.18 Intellectual Property; Licenses, Etc. Except as could not reasonably be expected to have a Material Adverse Effect, (a) the Parent and its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person, (b) no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Parent or any Subsidiary infringes upon any rights held by any other Person and (c) no claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Borrower, threatened.

5.19 OFAC; Designated Jurisdictions. None of the Loan Parties, any of their respective Subsidiaries, or, to the knowledge of the Parent, the Borrower and their respective Subsidiaries, any Related Party thereof, is (i) a Sanctioned Person, (ii) located, organized or resident in a Designated Jurisdiction or (iii) is or has been (within the previous five (5) years) engaged in any transaction with any Sanctioned Person or any Person who is located, organized or resident in any Designated Jurisdiction to the extent that such transactions would violate Sanctions. No Loan, nor the proceeds from any Borrowing, has been used, directly or indirectly, or has otherwise been made available to fund any activity or business in any Designated Jurisdiction or to fund any activity or business with any Sanctioned Person, or in any other manner that will result in a violation by any Loan Party or Subsidiary thereof, or any Lender, the Arrangers, or the Administrative Agent, of Sanctions. Neither the making of the Loans hereunder nor the use of proceeds thereof will violate the Act, the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or successor statute thereto. The Borrower and its Subsidiaries are in compliance in all material respects with the Act.

5.20 Solvency. The Parent and its Subsidiaries on a consolidated basis are Solvent.

5.21 Casualty, Etc. Neither the businesses nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.22 Unencumbered Properties. Each Property included in any calculation of Unencumbered Asset Value or Unencumbered NOI satisfied, at the time of such calculation, all of the requirements contained in the definition of “Unencumbered Property Criteria.”

5.23 Subsidiary Guarantors. Prior to the Investment Grade Release, each Unencumbered Property Subsidiary is a Guarantor. Each Unencumbered Property Subsidiary (if any) that is a borrower or guarantor of, or otherwise obligated in respect of the Revolving Credit Agreement or any other Recourse Indebtedness is a Guarantor.

ARTICLE VI. AFFIRMATIVE COVENANTS

At all times prior to the Facility Termination Date, the Parent and the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, and 6.03) cause each of their respective Subsidiaries to:

6.01 Financial Statements. Deliver to the Administrative Agent for further distribution to each Lender:

(a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Parent (commencing with the fiscal year ending December 31, 2015), a consolidated balance sheet of the Consolidated Group as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in shareholders’ equity, and cash flows for such fiscal year, setting forth in each case, to the extent required to be included in the

Parent’s filings with the SEC, in comparative form the figures as of the end of and for the previous fiscal year (which comparative shall in the form and to the extent required to be included in the Parent’s filings with the SEC), all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit; it being understood and agreed that the delivery by the Parent of its Annual Report on Form 10-K with the SEC (satisfying the SEC’s requirements for 10-K filings) within the time period described in this clause (a) accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders satisfying the requirements of this clause (a) shall satisfy the requirements of this clause (a); and

(b) as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Parent (commencing with the fiscal quarter ended September 30, 2015), a consolidated balance sheet of the Consolidated Group as at the end of such fiscal quarter, the related consolidated statements of income or operations for such fiscal quarter and for the portion of the Parent’s fiscal year then ended, and the related consolidated statements of changes in shareholders’ equity, and cash flows for the portion of the Parent’s fiscal year then ended, in each case setting forth in comparative form, as applicable, the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year (which comparatives shall in the form and to the extent required to be included in the Parent’s filings with the SEC), all in reasonable detail, certified by the chief executive officer, chief financial officer, treasurer or controller of the Parent as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Consolidated Group in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; it being understood and agreed that the delivery by the Parent of its Quarterly Report on Form 10-Q with the SEC (satisfying the SEC’s requirements for 10-Q filings) within the time period described in this clause (b) shall satisfy the requirements of this clause (b);

(c) as soon as available, but in any event at least 45 days after the end of each fiscal year of the Parent, forecasts prepared by management of the Parent, in form reasonably satisfactory to the Administrative Agent, of consolidated balance sheets and statements of income or operations and cash flows of the Consolidated Group on a quarterly basis for such fiscal year (including the fiscal year in which the Maturity Date occurs);

(d) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower (commencing with the fiscal year ending December 31, 2015), a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in shareholders’ equity, and cash flows for such fiscal year, setting forth in each case, to the extent required to be included in the Borrower’s filings with the SEC, in comparative form the figures as of the end of and for the previous fiscal year (which comparative shall be in the form and to the extent required to be included in the Borrower’s filings with the SEC), all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit; it being understood and agreed that the delivery by the Borrower of its Annual Report on Form 10-K with the SEC (satisfying the SEC’s requirements for 10-K filings) within the time period described in this clause (d) accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders satisfying the requirements of this clause (d) shall satisfy the requirements of this clause (d); and

(e) as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower (commencing with the fiscal quarter ended September 30, 2015), a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such fiscal quarter, the related consolidated statements of income or operations for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, and the related consolidated statements of changes in shareholders’ equity, and cash flows for the portion of the Borrower’s fiscal year then ended, in each case setting forth in comparative form, as applicable, the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year (which comparatives shall be in the form and to the extent required to be included in the Borrower’s filings with the SEC), all in reasonable detail, certified by the chief executive officer, chief financial officer, treasurer or controller of the Borrower as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Consolidated Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; it being understood and agreed that the delivery by the Borrower of its Quarterly Report on Form 10-Q with the SEC (satisfying the SEC’s requirements for 10-Q filings) within the time period described in this clause (e) shall satisfy the requirements of this clause (e).

As to any information contained in materials furnished pursuant to Section 6.02(c), the Borrower and the Parent shall not be separately required to furnish such information under subsection (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Borrower and the Parent to furnish the information and materials described in subsections (a) and (b) above at the times specified therein.

6.02 Certificates; Other Information. Deliver to the Administrative Agent for further distribution to each Lender:

(a) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, chief accounting officer, treasurer or controller of the Parent (which delivery may, unless the Administrative Agent requests executed originals, be by electronic communication including fax or e-mail and shall be deemed to be an original authentic counterpart thereof for all purposes); each Compliance Certificate shall be accompanied by (i) copies of the statements of Net Operating Income and Unencumbered NOI attributable to each Unencumbered Eligible Property for such fiscal quarter or year, prepared on a basis consistent with the Audited Financial Statements and otherwise in form and substance reasonably satisfactory to the Administrative Agent, together with a certification by the chief executive officer, chief financial officer, chief accounting officer, treasurer or controller of the Parent that the information contained in such statement fairly presents Net Operating Income and Unencumbered NOI attributable to each Unencumbered Property for such periods and (ii) a calculation, in form and substance satisfactory to the Administrative Agent, of the Unencumbered Property Value of each Property and the Unencumbered Asset Value as of the last day of the fiscal period covered by such Compliance Certificate;

(b) promptly after any request by the Administrative Agent, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or similar governing body) (or the audit committee of the board of directors or similar governing body) of any Loan Party by independent accountants in connection with the accounts or books of any Loan Party or any of its Subsidiaries, or any audit of any of them;

(c) promptly after the same are available, (x) copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders or other equity holders of the Parent, (y) copies of each annual report, proxy, financial statement or other financial report sent to the limited partners of the Borrower, and (z) copies of all annual, regular, periodic and special reports and registration statements which any Loan Party or any Subsidiary thereof files with the SEC under Section 13 or 15(d) of the Securities Exchange Act, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(d) promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any Loan Party or any Subsidiary thereof pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section 6.02;

(e) promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding material issues concerning financial or other operational results of any Loan Party or any Subsidiary thereof;

(f) promptly after the assertion or occurrence thereof, notice of any action or proceeding against or of any written notice of noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that could reasonably be expected to have a Material Adverse Effect; and

(g) promptly, such additional material information regarding the business, financial or corporate affairs of any Loan Party or any Subsidiary thereof, or compliance with the terms of the Loan Documents, as the Administrative Agent may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Parent posts such documents, or provides a link thereto on the Parent’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Parent’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that the Parent shall notify the Administrative Agent (by facsimile or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Parent with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrower and the Parent each hereby acknowledges that (a) the Administrative Agent and/or the Arrangers may, but shall not be obligated to, make available to the Lenders materials and/or information provided by or on behalf of the Parent or the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on Debt Domain, IntraLinks, Syndtrak, ClearPar or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Parent or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Parent and the Borrower each hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be either (1) those Borrower Materials that are filed with the SEC or (2) those that are not filed with the SEC but are clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof (collectively, “Public Borrower Materials”); (x) by filing Borrower Materials with SEC or marking Borrower Materials that are not filed with the SEC “PUBLIC,” the Parent and the Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Parent or the Borrower or their respective securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Public Borrower Materials are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Arrangers shall be entitled to treat the Borrower Materials that are not Public Borrower Materials as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”

6.03 Notices. Promptly notify the Administrative Agent for further distribution to each Lender:

(a) of the occurrence of any Default;

(b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of any Loan Party or any Subsidiary thereof; (ii) any dispute, litigation, investigation, proceeding or suspension between any Loan Party or any Subsidiary thereof and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting Loan Party or any Subsidiary thereof, including pursuant to any applicable Environmental Laws;

(c) of the occurrence of any ERISA Event that could reasonably be expected to have a Material Adverse Effect;

(d) of any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary thereof, including any determination by the Parent or the Borrower referred to in Section 2.11(b); and

(e) of any announcement by Moody’s, Fitch or S&P of any change or possible change in a Debt Rating; provided, that the provisions of this clause (e) shall not apply until such time, if any, as the Parent or the Borrower obtains an Investment Grade Rating.

Each notice pursuant to this Section 6.03 (other than Section 6.03(e)) shall be accompanied by a statement of a Responsible Officer of the Parent setting forth details of the occurrence referred to therein and stating what action the Parent has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04 Payment of Obligations. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Parent, the Borrower or such Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness, except in the case of the foregoing clauses (a) through (c) as could not reasonably be expected to have a Material Adverse Effect.

6.05 Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.05 and except, solely in the case of a Subsidiary that is not a Loan Party, where the failure to do so could not reasonably be expected to have a Material Adverse Effect, (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

6.06 Maintenance of Properties. (a) Maintain, preserve and protect all of its properties and equipment necessary in the operation of its business in good working order; (b) make all necessary repairs thereto and renewals and replacements thereof and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities, except in each case of the foregoing clauses (a) through (c) where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.07 Maintenance of Insurance. Maintain with financially sound and reputable insurance companies that are not Affiliates of the Parent (“Third Party Insurance Companies”), insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons (which insurance shall, in any event, include terrorism coverage to the extent generally available at commercially reasonable rates); provided, that the Loan Parties and their Subsidiaries may maintain such insurance under a plan by self-insurance, or a large deductible program, or a captive insurance arrangement (in excess of the amounts reinsured with Third Party Insurance Companies) (collectively, “Self-Insurance”) instead of with one or more Third Party Insurance Companies if (but only if) the Administrative Agent has consented in writing to the amount, types and terms and conditions of all such Self Insurance (such written consent not to be unreasonably withheld), it being understood and agreed that all Self-Insurance existing on the Closing Date has been consented to by the Administrative Agent.

6.08 Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.09 Books and Records. (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Parent or such Subsidiary, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Parent or such Subsidiary, as the case may be.

6.10 Inspection Rights. Permit representatives and independent contractors of the Administrative Agent to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrower and at such reasonable times during normal business hours, upon reasonable advance notice to the Borrower; provided, however, that so long as no Event of Default then exists, such visits shall be limited to once in any calendar year.

6.11 Use of Proceeds. Use the proceeds of the Loans for general corporate purposes of the Borrower and its Subsidiaries (including for working capital, debt repayment, capital expenditures, and acquisitions, development and redevelopment of real estate properties) not in contravention of any Law or of any Loan Document.

6.12 Additional Unencumbered Properties; Additional Guarantors.

(a) If at any time the Borrower intends to include as an Unencumbered Eligible Property any Proposed Real Estate, prior to any such inclusion the Borrower shall notify the Administrative Agent in writing of its desire to include such Proposed Real Estate as an Unencumbered Eligible Property.

(b) The notice referred to in clause (a) above shall include (i) if such inclusion is to occur prior to the Investment Grade Release, a list of each Subsidiary that is (or upon the acquisition or leasing thereof or upon the acquisition of the owner or lessee thereof will be) the Direct Owner or an Indirect Owner thereof and (ii) if such inclusion is to occur on or after the Investment Grade Release, a list of each Subsidiary of the Borrower (if any) that is (or upon the acquisition or leasing thereof or upon the acquisition of the owner or lessee thereof will be) the Direct Owner or an Indirect Owner thereof and will at the time such Proposed Real Estate is to be included as an Unencumbered Eligible Property be a borrower or guarantor of, or otherwise obligated in respect of, any Recourse Indebtedness (each such Subsidiary under clause (i) or (ii) (including for the avoidance of doubt any Joint Venture Partner) being referred to hereinafter as a “Proposed Unencumbered Property Subsidiary”);

(c) With respect to each Proposed Unencumbered Property Subsidiary, at least 10 days (or such shorter period as the Administrative Agent may agree) prior to the date the applicable Proposed Real Estate is to be included as an Unencumbered Eligible Property, the Borrower shall

(i) provide the Administrative Agent with the U.S. taxpayer identification number for such Proposed Unencumbered Property Subsidiary, and

(ii) provide the Administrative Agent, on behalf of the Lenders, with all documentation and other information concerning each such Proposed Unencumbered Property Subsidiary that the Administrative Agent or any Lender may reasonably request in order to comply with their obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

(d) At or prior to the time that any Proposed Real Property that has as its Direct Owner or Indirect Owner a Proposed Unencumbered Property Subsidiary is included as an Unencumbered Eligible Property, the Borrower shall cause each such Proposed Unencumbered Property Subsidiary to

(i) execute and deliver a joinder agreement to the Guaranty Agreement in form and substance reasonably satisfactory to the Administrative Agent, and

(ii) deliver to the Administrative Agent the items referenced in Sections 4.01(a)(iii) and (iv) with respect to each such Proposed Unencumbered Property Subsidiary, and solely to the extent requested by the Administrative Agent in its reasonable discretion, deliver to the Administrative Agent a favorable opinion of counsel (which counsel shall be reasonably acceptable to the Administrative Agent), addressed to the Administrative Agent and each Lender, as to such matters concerning each such Proposed Unencumbered Property Subsidiary and the Guaranty Agreement as the Administrative Agent may reasonably request.

(e) If at any time the Parent desires to become a Guarantor, or the Parent shall be or become a “Guarantor” in respect of (and as defined in) the Revolving Credit Agreement, it shall execute and deliver to the Administrative Agent a joinder agreement to the Guaranty Agreement in form and substance reasonably satisfactory to the Administrative Agent; (b) deliver to the Administrative Agent the items referenced in Sections 4.01(a)(iii) and (iv) with respect to the Parent; and (c) solely to the extent requested by the Administrative Agent in its reasonable discretion, deliver to the Administrative Agent a favorable opinion of counsel (which counsel shall be reasonably acceptable to the Administrative Agent), addressed to the Administrative Agent and each Lender, as to such matters concerning the Parent and the Guaranty Agreement as the Administrative Agent may reasonably request.

(f) Notwithstanding anything to the contrary contained in this Agreement, in the event that the results of any such “know your customer” or similar investigation conducted by the Administrative Agent with respect to any Proposed Unencumbered Property Subsidiary is not reasonably satisfactory to the Administrative Agent, such Person shall not be permitted to become a Guarantor, and for the avoidance of doubt no Property owned or ground leased by such Subsidiary shall be included as an Unencumbered Eligible Property, as applicable, without the prior written consent of the Administrative Agent.

6.13 Compliance with Environmental Laws. Except as would not reasonably be expected to have a Material Adverse Effect, comply, and use commercially reasonable efforts to cause all lessees and other Persons operating or occupying its properties to comply with all applicable Environmental Laws and Environmental Permits; obtain and renew all Environmental Permits necessary for its operations and properties; and conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in compliance with applicable Environmental Laws; provided, however, that neither the Parent nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

6.14 Sanctions; Anti-Money Laundering Laws; Anti-Corruption Laws. Conduct its businesses (a) in compliance with applicable Anti-Corruption Laws and applicable anti- money laundering laws and maintain policies and procedures reasonably designed to promote and achieve compliance with all such laws and (b) in a manner that will not result in a violation by the Borrower or its Subsidiaries, or any individual or entity participating in the transaction, whether as Lender, Arranger, Administrative Agent or otherwise, of Sanctions.

6.15 Further Assurances. Promptly upon request by the Administrative Agent, (a) correct any material defect or manifest error that may be discovered in any Loan Document and (b) do, execute and take any and all such further acts, deeds, certificates and assurances and other instruments as the Administrative Agent may reasonably require from time to time in order to carry out more effectively the purposes of the Loan Documents.

6.16 Maintenance of REIT Status; New York Stock Exchange or NASDAQ Listing. The Parent will, at all times (i) continue to be organized and operated in a manner that will allow it to qualify for taxation as a REIT and (ii) remain publicly traded with securities listed on the New York Stock Exchange or the NASDAQ Stock Market.

ARTICLE VII. NEGATIVE COVENANTS

At all times prior to the Facility Termination Date, the Parent and the Borrower shall not, nor shall they permit any of their respective Subsidiaries to, directly or indirectly:

7.01 Liens. Create, incur, assume or suffer to exist any Lien on (i) any Unencumbered Eligible Property other than Permitted Property Encumbrances, (ii) any Equity Interest of (x) the Borrower owned by the Parent or (y) any Unencumbered Property Subsidiary, in each case other than Permitted Equity Encumbrances or (iii) any income from or proceeds of any of the foregoing; or sign, file or authorize under the Uniform Commercial Code of any jurisdiction a financing statement that includes in its collateral description any portion of any Unencumbered Eligible Property (unless such description relates to Permitted Property Encumbrance), any Equity Interest of the Borrower owned by the Parent (unless such description relates to Permitted Equity Encumbrance), any Equity Interest of any Unencumbered Property Subsidiary (unless such description relates to Permitted Equity Encumbrance) or any income from or proceeds of any of the foregoing.

7.02 Investments. Make any Investments, except:

(a) Investments held by the Parent and its Subsidiaries in the form of cash or Cash Equivalents;

(b) Investments by any Loan Party or Subsidiary thereof in (i) any Loan Party or any Subsidiary of a Loan Party or (ii) any Unconsolidated Affiliate so long as, after giving effect to any such Investment, (x) the aggregate amount of Investments made in reliance on this Section 7.02(b)(ii) does not exceed 10% of the Total Asset Value at such time and (y) the aggregate amount of Investments made in reliance on this Section 7.02(b)(ii), when taken together with the aggregate amount of Investments made in reliance on Sections 7.02(c), (d) and (e), do not exceed 25% of the Total Asset Value at such time;

(c) Investments in unimproved land holdings so long as, after giving effect to any such Investment, (i) the aggregate amount of Investments made in reliance on this Section 7.02(c) does not exceed 5% of the Total Asset Value at such time and (ii) the aggregate amount of Investments made in reliance on this Section 7.02(c), when taken together with the aggregate amount of Investments made in reliance on Sections 7.02(b)(ii), (d) and (e), does not exceed 25% of the Total Asset Value at such time;

(d) Investments (whether originated or acquired by the Parent or a Subsidiary thereof) consisting of commercial mortgage loans, commercial real estate-related mezzanine loans and commercial real estate-related notes receivable so long as, after giving effect to any such Investment, (i) the aggregate amount of Investments made in reliance on this Section 7.02(d) does not exceed 10% of the Total Asset Value at such time and (ii) the aggregate amount of Investments made in reliance on this Section 7.02(d), when taken together with the aggregate amount of Investments made in reliance on Sections 7.02(b)(ii), (c) and (e), does not exceed 25% of the Total Asset Value at such time;

(e) Investments in respect of (x) costs to construct Real Property (i.e., construction in progress) and (y) Real Property under development, in each case so long as after giving effect to any such Investment, (i) the aggregate amount of Investments made in reliance on this Section 7.02(e) (including as outstanding Investments for purposes of such calculation Borrower’s reasonable projection of (x) costs to complete construction of Real Properties that are then under construction and (y) costs to complete development of Real Properties) does not exceed 20% of the Total Asset Value at such time and (ii) the aggregate amount of Investments made in reliance on this Section 7.02(e), when taken together with the aggregate amount of Investments made in reliance on Sections 7.02(b)(ii), (c) and (d), does not exceed 25% of the Total Asset Value at such time;

(f) Investments through any interest, whether fee, leasehold, operating or management contract or otherwise, in Real Property (including any ancillary facilities, such as an observatory attached to or part of any such Real Property) owned, held, leased or managed by the Borrower or a Subsidiary thereof, and other Investments incidental thereto not constituting (i) an Investment in an unimproved land holding, (ii) a commercial mortgage loan, commercial real estate-related mezzanine loan or commercial real estate-related note receivable, (iii) an Investment in an Unconsolidated Affiliate or (iv) an Investment in respect of costs to construct or develop a Real Property;

(g) equity Investments owned as of the Closing Date in Subsidiaries;

(h) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(i) the purchase or other acquisition of all or a portion of the Equity Interests of any Person that (x) owns, leases (whether pursuant to a master lease, ground lease or otherwise) or manages a Real Property or an observatory or (y) owns a commercial mortgage loan, commercial real estate-related mezzanine loan or commercial real estate-related note receivable; provided that (A) after giving effect to such purchase or other acquisition of such Equity Interests, such Person is not an Unconsolidated Affiliate, (B) if such Person owns an Investment of the type referred to in subclause (y) of this clause (i), the provisions of clause (d) of this Section 7.02 are satisfied (assuming that such Investment held by such Person, and not the Equity Interests of such Person, is being acquired), (C) if such Person owns an unimproved land holding, the provisions of clause (c) of this Section 7.02 are satisfied (assuming that the unimproved land holding held by such Person, and not the Equity Interests of such Person, is being acquired) and (D) if such Person owns a Real Property under construction or development, the provisions of clause (e) of this Section 7.02 are satisfied (assuming that the Real Property under construction or development held by such Person, and not the Equity Interests of such Person, is being acquired);

(j) Investments in Swap Contracts permitted under Section 7.03 entered into in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view”;

provided, that notwithstanding the foregoing, in no event shall (i) the Parent or any of its Subsidiaries make an Investment in reliance on any of clauses (b)(ii), (c), (d) and (e) of this Section 7.02 if, immediately before or immediately after giving effect thereto, an Event of Default has occurred and is continuing or would result therefrom and (ii) the Parent be permitted to make any Investment at any time that it is not a Guarantor, except as permitted under Section 7.14.

7.03 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness (other than Indebtedness exclusively among members of the Consolidated Group) unless (a) no Event of Default has occurred and is continuing immediately before and after the incurrence of such Indebtedness and (b) immediately after giving effect to the incurrence of such Indebtedness, the Parent and its Subsidiaries shall be in compliance, on a pro forma basis, with the provisions of Section 7.11;

provided, that notwithstanding the foregoing, in no event shall the Parent or any Unencumbered Property Subsidiary be a borrower or guarantor of, or otherwise obligated in respect of, any Recourse Indebtedness unless it is a Guarantor.

7.04 Minimum Property Condition. Suffer or permit a failure to comply with the Minimum Property Condition at all times.

7.05 Fundamental Changes; Dispositions. Merge, dissolve, liquidate, consolidate with or into another Person, make any Disposition or, in the case of any Subsidiary of the Parent, issue, sell or otherwise Dispose of any of such Subsidiary’s Equity Interests to any Person, except:

(a) any Subsidiary of the Borrower may merge or consolidate with (i) the Borrower, provided that the Borrower shall be the continuing or surviving Person and or (ii) any one or more other Subsidiaries of the Borrower, provided that if any Subsidiary Guarantor is merging with another Subsidiary of the Borrower that is not a Subsidiary Guarantor, such Subsidiary Guarantor shall be the continuing or surviving Person (unless such Subsidiary Guarantor ceases to be a Subsidiary Guarantor as the result of such merger or consolidation);

(b) any Subsidiary of the Borrower may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or another Subsidiary of the Borrower; provided that if the transferor in such a transaction is a Subsidiary Guarantor that will remain a Subsidiary Guarantor after giving effect to such Disposition, then the transferee must be the Borrower or a Subsidiary Guarantor;

(c) Dispositions of obsolete or worn out equipment, whether now owned or hereafter acquired, in the ordinary course of business;

(d) Dispositions of property by any Subsidiary of the Borrower to the Borrower or another Subsidiary of the Borrower; provided that if the transferor is a Subsidiary Guarantor, then the transferee must be the Borrower or a Subsidiary Guarantor;

(e) Investments permitted by Section 7.02; and

(f) mergers, dissolutions, liquidations, consolidations or Dispositions not otherwise permitted above; provided that:

(i) no Event of Default has occurred and is continuing immediately before and after such transaction;

(ii) immediately upon giving effect thereto, the Parent and its Subsidiaries shall be in compliance, on a pro forma basis, with the provisions of Section 7.11; and

(iii) in the event of any Disposition of an Unencumbered Eligible Property for which a Direct Owner or an Indirect Owner is a Guarantor or a Disposition of any such Direct Owner or Indirect Owner: (A) the representations and warranties contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, are true and correct in all material respects on and as of the date thereof and immediately after giving effect thereto, except (1) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, (2) any representation or warranty that is already by its terms qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects as of such applicable date (including such earlier date set forth in the foregoing clause (1)) after giving effect to such qualification and (3) for purposes of this Section 7.05, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01 and (B) the provisions of Section 10.19(b) or (c), as applicable, shall be satisfied.

Notwithstanding anything to the contrary contained herein, in no event shall the Parent or the Borrower be permitted to (i) merge, dissolve or liquidate or consolidate with or into any other Person unless after giving effect thereto the Parent or the Borrower, as applicable, is the sole surviving Person of such transaction and no Change of Control results therefrom or (ii) engage in any transaction pursuant to which it is reorganized or reincorporated in any jurisdiction other than a State of the United States of America or the District of Columbia.

7.06 Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that the following shall be permitted:

(a) each Subsidiary of the Borrower may make Restricted Payments pro rata to the holders of its Equity Interests;

(b) the Parent and each Subsidiary thereof may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person or its direct or indirect parent;

(c) (i) the Parent and each Subsidiary thereof may purchase, redeem or otherwise acquire Equity Interests or warrants or options to obtain such Equity Interests issued by it with the proceeds received from the substantially concurrent issue of new shares of its or its direct or indirect parent’s common stock or other common Equity Interests and (ii) the Parent and/or the Borrower may purchase, redeem or otherwise acquire limited partnership interests of the Borrower held by a limited partner thereof in exchange for Equity Interests of the Parent and/or the Borrower so long as, after giving effect to any such purchase, redemption or other acquisition, a Change of Control does not occur;

(d) the Borrower shall be permitted to declare and make Restricted Payments on or in respect of its Equity Interests, in an aggregate amount for any fiscal year of the Parent equal to the greater of (i) 95% of Funds From Operations for such fiscal year and (ii) such amount that will result in the Parent receiving the necessary amount of funds required to be distributed to its equity holders in order for the Parent to (x) maintain its status as a REIT for federal and state income tax purposes and (y) avoid the payment of federal or state income or excise tax; provided, however, (1) if an Event of Default under Section 8.01(a) shall have occurred and be continuing or would result therefrom, the Borrower shall only be permitted to declare and pay pro rata dividends on its Equity Interests or make pro rata distributions with respect thereto in an amount that will result in the Parent receiving the minimum amount of funds required to be distributed to its equity holders in order for the Parent to maintain its status as a REIT for federal and state income tax purposes and (2) no Restricted Payments shall be permitted under this clause (d) following an acceleration of the Obligations pursuant to Section 8.02 or following the occurrence of an Event of Default under Section 8.01(f) or (g);

(e) the Parent shall be permitted to make Restricted Payments with any amounts received by it from the Borrower pursuant to Section 7.06(d); and

(f) the Parent and the Borrower shall be permitted to make Restricted Payments pursuant to the Tax Protection Agreement (as in effect on the Closing Date or as modified thereafter with the prior written consent of the Administrative Agent).

7.07 Change in Nature of Business. Engage in any material line of business other than acquiring and developing income producing real properties and investments related thereto (including the operation of the Empire State Observatory or other observatory properties) or any business reasonably related or ancillary thereto or representing a reasonable extension thereof.

7.08 Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Parent, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Parent or a Subsidiary thereof as would be obtainable by the Parent or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate; provided that the foregoing restriction shall not apply to (i) transactions between or among the Borrower and its Subsidiaries at any time that the Parent is not a Guarantor, and transactions between or among the Parent and its Subsidiaries at any time that the Parent is a Guarantor, (ii) fees and compensation (whether in the form of cash, equity or otherwise) paid or provided to, and any indemnity provided on behalf of, officers, directors or employees of the Parent or any Subsidiary thereof as determined in good faith by the board of directors of the Parent and in the ordinary course of business, (iii) payments contemplated by the Tax Protection Agreement, (iv) Restricted Payments not prohibited hereunder and (v) transactions and arrangements existing on the Closing Date and disclosed in the reports filed by the Parent with the SEC under the Securities Act or the Securities Exchange Act prior to the Closing Date.

7.09 Burdensome Agreements. Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that limits the ability of (i) any Subsidiary to make Restricted Payments to the Parent, the Borrower or any Guarantor (or, following the Investment Grade Release, any Wholly Owned Subsidiary of the Borrower that is a Direct Owner or Indirect Owner of an Unencumbered Eligible Property) or to otherwise transfer any Unencumbered Eligible Property, or any income therefrom or proceeds thereof, to the Parent, the Borrower or any Subsidiary, (ii) the Parent or any Subsidiary of the Borrower that is an Unencumbered Property Subsidiary to Guarantee any Obligations or (iii) the Parent, any Subsidiary of the Borrower that is an Unencumbered Property Subsidiary, any Controlled Joint Venture or any Controlled Venture Subsidiary to create, incur, assume or suffer to exist Liens on any Unencumbered Eligible Property, any Equity Interest of the Borrower owned by the Parent, any Equity Interest of any Unencumbered Property Subsidiary, any Equity Interest of any Controlled Joint Venture owned by a Joint Venture Partner, any Equity Interest of any Controlled Joint Venture Subsidiary that owns an Unencumbered Eligible Property, or any income from or proceeds of any of the foregoing; provided, however, that clause (i) above shall not prohibit customary limitations on Restricted Payments or Negative Pledges (A) provided in favor of any holder of Secured Indebtedness of a Subsidiary so long as (1) such Subsidiary is not an Unencumbered Property Subsidiary, a Controlled Joint Venture Subsidiary that owns an Unencumbered Eligible Property or a Controlled Joint Venture that owns a Controlled Joint Venture Subsidiary that owns an Unencumbered Eligible Property and (2) such Secured Indebtedness is permitted under Sections 7.03 and 7.11, (B) contained in (1) any agreement in connection with a Disposition permitted by Section 7.05 (provided that such limitation shall only be effective against the assets or property that are the subject of such Disposition) or (2) the constituent documents of, or joint venture agreements or other similar agreements entered into in the ordinary course of business that are applicable solely to, a non-Wholly Owned Subsidiary that is not a Controlled Joint Venture Subsidiary that owns an Unencumbered Eligible Property or a Controlled Joint Venture that owns a Controlled Joint Venture Subsidiary that owns an Unencumbered Eligible Property, (C) arising by virtue of restrictions on cash or other deposits or net worth imposed by customers, suppliers or landlords or required by insurance, surety or bonding companies, in each case, under contracts entered into in the ordinary course of business so long as such restrictions do not apply to any Subsidiary that is an Unencumbered Property Subsidiary, a Controlled Joint Venture Subsidiary that owns an Unencumbered Eligible Property or a Controlled Joint Venture that owns a Controlled Joint Venture Subsidiary that owns an Unencumbered Eligible Property and (D) that constitute Permitted Pari Passu Encumbrances.

7.10 Use of Proceeds. Use the proceeds of any Loan, whether directly or indirectly, and whether immediately, incidentally or ultimately, (a) to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose or (b) for any purpose that would breach any applicable anti-money laundering law or Anti-Corruption Law.

7.11 Financial Covenants.

(a) Maximum Leverage Ratio. Permit Total Indebtedness as of the last day of each fiscal quarter of the Parent to exceed 60% of the Total Asset Value on such day.

(b) Maximum Secured Leverage Ratio. Permit Total Secured Indebtedness as of the last day of each fiscal quarter of the Parent to exceed 40% of the Total Asset Value on such day.

(c) Minimum Tangible Net Worth. Permit Tangible Net Worth at any time to be less than the sum of (i) $745,356,000 and (ii) 75% of the Net Cash Proceeds received by the Parent after September 30, 2014 from issuances and sales of Equity Interests of the Parent (other than Net Cash Proceeds received within ninety (90) days after the redemption, retirement or repurchase of ownership or Equity Interests in the Parent up to the amount paid by the Parent in connection with such redemption, retirement or repurchase, where, for the avoidance of doubt, the net effect is that the Parent shall not have increased its net worth as a result of any such proceeds).

(d) Minimum Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio as of the last day of any fiscal quarter of the Parent to be less than 1.50 to 1.00.

(e) Minimum Unencumbered Interest Coverage Ratio. Permit the Unencumbered Interest Coverage Ratio as of the last day of any fiscal quarter of the Parent to be less than 1.75 to 1.00.

(f) Maximum Unsecured Leverage Ratio. Permit Total Unsecured Indebtedness as of the last day of each fiscal quarter of the Parent to exceed 60% of the Unencumbered Asset Value on such day.

(g) Maximum Secured Recourse Indebtedness. Permit the aggregate outstanding principal amount of Secured Recourse Indebtedness of the Loan Parties and their Subsidiaries owing to Persons that are not members of the Consolidated Group at any time to exceed 10% of Total Asset Value at such time; provided, that at any time that the Parent and/or the Borrower has Debt Ratings from at least two of Moody’s, S&P and Fitch, and such Debt Ratings are Baa3 or better (in the case of a rating by Moody’s) or BBB- or better (in the case of a rating by S&P or Fitch), the covenant contained in this Section 7.11(g) shall not apply.

7.12 Accounting Changes. Make any change in (a) accounting policies or reporting practices, except as required or permitted by GAAP, or (b) fiscal year.

7.13 Amendment, Waivers and Terminations of Organization Documents. Directly or indirectly, consent to, approve, authorize or otherwise suffer or permit any amendment, change, cancellation, termination or waiver in any respect of the terms of any Organization Document of any Loan Party or any Subsidiary thereof, other than amendments, changes and modifications that are not adverse in any material respect to the Parent, any of the other Loan Parties, any Subsidiary thereof, the Administrative Agent or the Lenders.

7.14 Parent Covenants. Notwithstanding anything to the contrary contained in any Loan Document, at any time that the Parent is not a Guarantor the Parent shall not directly or indirectly enter into or conduct any business other than in connection with the ownership, acquisition and disposition of interests in the Borrower and, if applicable, direct interests in the Borrower, and the management of the business of the Borrower, and such activities as are incidental thereto, all of which shall be solely in furtherance of the business of the Borrower. The Parent shall not own any assets other than (i) interests, rights, options, warrants or convertible or exchangeable securities of the Borrower, (ii) assets that have been distributed to the Parent by its Subsidiaries in accordance with Section 7.06 that are held for ten (10) Business Days or less pending further distribution to equity holders of the Parent, (iii) assets received by the Parent from third parties (including the Net Cash Proceeds from any issuance and sale by the Parent of any its Equity Interests), that are held for ten (10) Business Days or less pending contribution of same to the Borrower, (iv) such bank accounts or similar instruments as it deems necessary to carry out its responsibilities under the Organization Documents of the Borrower and (v) other tangible and intangible assets that, taken as a whole, are de minimis in relation to the net assets of the Borrower and its Subsidiaries, but which shall in no event include any Equity Interests other than those permitted in clauses (i) and (iii) of this sentence. Nothing in this Section 7.14 shall prevent the Parent from (i) the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance), (ii) the performance of its obligations with respect to the Loan Documents, (iii) any public offering of its common stock or any other issuance or sale of its Equity Interests, (iv) the payment of dividends, (v) making contributions to the capital of the Borrower, (vi) participating in tax, accounting and other administrative matters as a member of the consolidated group of the Parent and the Borrower, (vii) providing indemnification to officers, managers and directors, (viii) any activities incidental to compliance with the provisions of the Securities Act of 1933, as amended, the Exchange Act of 1934, as amended, any rules and regulations promulgated thereunder, and the rules of national securities exchanges, in each case, as applicable to companies with listed equity or debt securities, as well as activities incidental to investor relations, shareholder meetings and reports to shareholders or debt holders and (ix) any activities incidental to the foregoing.

7.15 Sanctions; Anti-Money Laundering Laws; Anti-Corruption Laws.

(a) Engage in any transaction, investment, undertaking or activity that conceals the identity, source or destination of the proceeds from any category of prohibited offenses designated in any applicable law, regulation or other binding measure by the Organisation for Economic Cooperation and Development’s Financial Action Task Force on Money Laundering or violate these laws or any other applicable anti-money laundering law.

(b) Use the proceeds of any Loan for any purpose which would violate Anti-Corruption Laws, the Act, the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or successor statute thereto.

(c) Use the proceeds of any Loan, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any Sanctioned Person or in any Designated Jurisdiction, or in any other manner that will result in a violation by the Borrower or its Subsidiaries, or any entity participating in the transaction, whether as Lender, Arranger, Administrative Agent, or otherwise, of Sanctions.

ARTICLE VIII. EVENTS OF DEFAULT AND REMEDIES

8.01 Events of Default. Any of the following shall constitute an Event of Default:

(a) Non-Payment. The Borrower or any other Loan Party fails to (i) pay when and as required to be paid herein, any amount of principal of any Loan, or (ii) pay within three (3) Business Days after the same becomes due, any interest on any Loan, or any fee due hereunder (including the Prepayment Premium, the Commitment Termination Fee and the Ticking Fee), or (iii) pay within five (5) Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b) Specific Covenants. The Borrower or the Parent fails to perform or observe any term, covenant or agreement contained in any of Section 6.02(e), 6.03 (other than 6.03(d) and (e)), 6.05 (with respect to the Parent, the Borrower and each Unencumbered Eligible Subsidiary), 6.07, or Article VII, or any Guarantor fails to perform or observe any term, covenant or agreement contained in the Guaranty Agreement; or

(c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after the earlier of (x) the date upon which a Responsible Officer of the Borrower or the Parent obtains knowledge of such failure or (y) the date upon which the Borrower or the Parent has received written notice of such failure from the Administrative Agent; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(e) Cross-Default. (i) Any Loan Party or any Subsidiary thereof (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Recourse Indebtedness or Guarantee of Recourse Indebtedness (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee, or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii)

any Loan Party or any Subsidiary thereof fails to observe or perform any agreement or condition relating to any Nonrecourse Indebtedness or Guarantee of Nonrecourse Indebtedness having an aggregate principal amount of more than the Threshold Amount, or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded or (iii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which any Loan Party or any Subsidiary thereof is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which any Loan Party or any Subsidiary thereof is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by such Loan Party or such Subsidiary as a result thereof is greater than the Threshold Amount; or

(f) Insolvency Proceedings, Etc. The Parent, the Borrower or any Significant Subsidiary of the Parent institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(g) Inability to Pay Debts; Attachment. (i) The Parent, the Borrower or any Significant Subsidiary of the Parent becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 60 days after its issue or levy; or

(h) Judgments. There is entered against the Parent, the Borrower or any Significant Subsidiary of the Parent (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding $50,000,000 (to the extent not covered by independent third-party insurance as to which the insurer is rated at least “A” by A.M. Best Company, has been notified of the potential claim and does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 60 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the $50,000,000, (ii) any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the $50,000,000, or (iii) the assets of a Loan Party are deemed to be plan assets within the meaning of 29 C.F.R. as modified in operation by section 3(42) of ERISA; or

(j) Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or

(k) Change of Control. There occurs any Change of Control; or

(l) REIT Status. The Parent shall, for any reason, fail to maintain its status as a REIT, after taking into account any cure provisions set forth in the Code that are complied with by the Parent.

8.02 Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a) declare the commitment of each Lender to make Loans to be terminated, whereupon such commitments and obligation shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and

(c) exercise on behalf of itself and the Lenders all rights and remedies available to it, and the Lenders under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Parent, the Borrower or any Unencumbered Eligible Subsidiary under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, without further act of the Administrative Agent or any Lender.

8.03 Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable), or if at any time insufficient funds are received by and available to the Administrative Agent to pay fully all Obligations then due hereunder, any amounts received on account of the Obligations shall, subject to the provisions of Section 2.18, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including fees, charges and disbursements of counsel to the respective Lenders and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and other Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

ARTICLE IX. ADMINISTRATIVE AGENT

9.01 Appointment and Authority. Each of the Lenders hereby irrevocably appoints Wells Fargo Bank, National Association to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

9.02 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.

Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Parent or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

Each of the Lenders hereby agrees to assert no claim against the Administrative Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives. The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action. The Administrative Agent shall not be deemed to have knowledge of any Default (other than a Default resulting from the failure to make any payment of or interest on any Loan), unless and until notice describing such Default is given in writing to the Administrative Agent by the Borrower or a Lender, describing with reasonable specificity such Event of Default or Default and stating that such notice is a “notice of default”.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. If a Lender becomes aware of an Event of Default or a Default, such Lender shall notify the Administrative Agent of such fact. Upon receipt of such notice that an Event of Default or a Default has occurred, the Administrative Agent shall notify each of the Lenders of such fact.

If the Administrative Agent requests in writing the consent or approval of a Lender, such Lender shall, or, in the case of any request for consent or approval that is subject to clauses (a) through (g) of Section 10.01, shall use commercially reasonable efforts to, respond and either approve or disapprove definitively in writing to the Administrative Agent within ten (10) Business Days (or sooner if such notice specifies a shorter period, but in no event less than five (5) Business Days for responses based on Administrative Agent’s good faith determination that circumstances exist warranting its request for an earlier response) after such written request from the Administrative Agent provided that the request for approval states the time by which a response is needed before approval is deemed given. Solely with respect to any request for consent or approval requiring only the consent of the Required Lenders pursuant to Section 10.01, if the Lender does not so respond, that Lender shall be deemed to have approved the request. Upon request, the Administrative Agent shall notify the Lenders which Lenders, if any, failed to respond to a request for approval.

The Borrower hereby authorizes the Administrative Agent to disburse the proceeds of any Loan made by the Lenders or any of their Affiliates pursuant to the Loan Documents as requested by an authorized representative of the Borrower to any of the accounts designated in the Disbursement Instruction Agreement.

9.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

9.06 Resignation of Administrative Agent. (a) The Administrative Agent may resign at any time as Administrative Agent under the Loan Documents by giving written notice thereof to the Lenders and the Borrower. The Administrative Agent may be removed as administrative agent by all of the Lenders (other than the Lender then acting as Administrative Agent) and the Borrower upon ten (10) Business Days’ prior written notice if the Lender then acting in the capacity of Administrative Agent (i) shall be a Defaulting Lender or (ii) is found by a court of competent jurisdiction in a final, non-appealable judgment to have committed gross negligence or willful misconduct in the course of performing its duties under this Agreement. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent which appointment shall, provided no Event of Default or Default exists, be subject to the Borrower’s approval, which approval shall not be unreasonably withheld or delayed and shall be deemed given if the Borrower fails to respond within ten (10) Business Days (except that the Borrower shall, in all events, be deemed to have approved each Designated Lender as a successor Administrative Agent). If no successor Administrative Agent shall have been so appointed in accordance with the immediately preceding sentence, and shall have accepted such appointment, within thirty (30) days after the current Administrative Agent’s giving of notice of resignation or the Lenders’ removal of the current Administrative Agent, then the current Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a Lender, if any Lender shall be willing to serve, and otherwise shall be an Eligible Assignee; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no Lender has accepted such appointment, then such resignation or removal shall nonetheless become effective in accordance with such notice, or, in the case of removal, at the end of such ten (10) Business Day period, and (1) the Administrative Agent shall be discharged from its future duties and obligations hereunder and under the other Loan Documents and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made to each Lender directly, until such time as a successor Administrative Agent has been appointed as provided for above in this Section; provided, further that such Lenders so acting directly shall be and be deemed to be protected by all indemnities and other provisions herein for the benefit and protection of the Administrative Agent as if each such Lender were itself the Administrative Agent. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the current Administrative Agent, and the current Administrative Agent shall be discharged from its future duties and obligations under the Loan Documents. After any Administrative Agent’s resignation or removal hereunder as the Administrative Agent, the provisions of this Article IX shall continue to inure to its and its Related Parties’ benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under the Loan Documents. Notwithstanding anything contained herein to the contrary, the Administrative Agent may assign its rights and duties under the Loan Documents to any of its Affiliates by giving the Borrower and each Lender prior written notice. For clarification, and notwithstanding anything to the contrary contained herein, in no event shall Administrative Agent be released or discharged (i) from any duties, obligation or liabilities hereunder or under the other Loan Documents, as and to the extent the same related to or accrue during the period prior to Administrative Agent’s resignation or removal under this Section 9.06 and (ii) from its obligations and liabilities as a Lender, in either case as a result of its resignation or removal as Administrative Agent hereunder and/or its delegation of duties as Administrative Agent hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.

(b) Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.07 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Arrangers or the Syndication Agent or the Documentation Agent listed on the cover page hereof, in each case in their capacities as such, shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents.

9.08 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.09, 2.11(b) and 10.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09, 2.11(b) and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender or in any such proceeding.

9.09 Guaranty Matters. Without limiting the provisions of Section 9.08, each Lender irrevocably authorize the Administrative Agent, at its option and in its discretion to release any Guarantor from its obligations under the Guaranty Agreement if required or permitted pursuant to the terms hereof. Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release any Guarantor from its obligations under the Guaranty Agreement pursuant to this Section 9.09.

ARTICLE X. MISCELLANEOUS

10.01 Amendments, Etc. Except as provided in Section 2.16 with respect to an Amendment Regarding Incremental Term Loan, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a) in the case of the initial Borrowing, waive any condition set forth in Section 4.01, without the written consent of each Lender;

(b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

(c) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees (including the Prepayment Premium, the Commitment Termination Fee and the Ticking Fee) or other amounts due to the Lenders (or any of them) hereunder or under such other Loan Document without the written consent of each Lender entitled to such payment;

(d) reduce the principal of, or the rate of interest specified herein on, any Loan, or any fees or other amounts payable hereunder or under any other Loan Document (including the Prepayment Premium, the Commitment Termination Fee and the Ticking Fee), without the written consent of each Lender entitled to such amount; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or to reduce any fee payable hereunder;

(e) change (i) any provision of Section 2.14, Section 8.03 or any of the other terms or provisions in any Loan Document requiring pro rata payments, distributions, commitment reductions or sharing of payments without the consent of each Lender directly and adversely affected thereby in each case without the consent of each Lender directly and adversely affected thereby or (ii) the order of application of any reduction in Commitments or any prepayment of Loans from the application thereof set forth in the applicable provisions of Sections 2.06 or 2.07 in any manner that materially and adversely affects the Lenders without the written consent of each Lender (it being understood that, solely with the consent of the parties provided by Section 2.16 to be parties to an Amendment Regarding Incremental Term Loan, Incremental Term Loans shall be included in the pro rata, ratable sharing, commitment reduction and prepayment provisions of this Agreement on the same terms to the Commitments and the initial Loans are included following the satisfaction of the conditions set forth in Section 2.16);

(f) change (i) any provision of this Section 10.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender directly and adversely affected thereby (it being understood that, solely with the consent of the parties prescribed by Section 2.16 to be parties to an Amendment Regarding Incremental Term Loan, Incremental Term Loans shall be included in the determination of Required Lenders on the same basis as the Commitments and the initial Loans are included following satisfaction of the conditions set forth in Section 2.16); or

(g) release the Parent or the Borrower from their respective obligations under this Agreement or any other Loan Document, or release all or substantially all of the value of the Guaranty Agreement, in each case without the written consent of each Lender, except as expressly provided in the Loan Documents;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (ii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.

Notwithstanding any provision herein to the contrary,

(i) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) any Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender, (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender and (z) the outstanding principal balance of any Loan held by any Defaulting Lender may not be reduced without the consent of such Lender; and

(ii) the Administrative Agent and the Borrower may, with the consent of the other (but without the consent of any Lender or other Loan Party), amend, modify or supplement this Agreement and any other Loan Document

(A) to cure any ambiguity, omission, typographical error, mistake, defect or inconsistency if such amendment, modification or supplement does not adversely affect the rights of the Administrative Agent or any Lender,

(B) to add a “Guarantor” pursuant to in accordance with the applicable provisions of this Agreement and the other Loan Documents, or

(C) (i) to add one or more additional term loan facilities to this Agreement, in each case as contemplated by, and subject to the limitations, of Section 2.16, and to permit the extensions of credit and all related obligations and liabilities arising in connection therewith from time to time outstanding to share ratably in the benefits of this Agreement and the other Loan Documents with the obligations and liabilities from time to time outstanding in respect of the existing facilities hereunder, and (ii) to permit the Lenders providing such additional facilities to participate in any required vote or action required to be approved by the Required Lenders or by any other number, percentage or class of Lenders hereunder.

10.02 Notices; Effectiveness; Electronic Communication.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Borrower or any other Loan Party or the Administrative Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, e-mail or other communication is not sent during the normal business hours of the recipient, such notice, e-mail or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY

OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Loan Party, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet.

(d) Change of Address, Etc. Each of the Parent, the Borrower and the Administrative Agent may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrower and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

(e) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices, and Committed Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.03 No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.14), or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.14, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

10.04 Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Syndication Agent, any Arranger and their respective Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, the Syndication Agent and the Arrangers, which shall be limited to one special counsel to all such parties and, where appropriate, one local counsel in each applicable jurisdiction), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all reasonable out-of-pocket expenses incurred by the Administrative Agent or any Lender, which shall be limited to one special counsel to all such parties and, where appropriate, one local counsel in each applicable jurisdiction, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender, the Arrangers and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee, which shall be limited to one special counsel to all such parties, where appropriate, one local counsel in each applicable jurisdiction and one additional counsel for each Indemnitee for whom such joint representation results in the conflict of interest), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any Person (including any of same asserted by the Borrower or any other Loan Party, but excluding any of same asserted by Related Parties of such Indemnitee) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Parent or any of its Subsidiaries, or any Environmental Liability related in any way to the Parent or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or its Affiliates, (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee or its Affiliate for breach in bad faith of such Indemnitee’s or its Affiliates obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) resulting from any dispute solely among Indemnitees other than (A) any claims against the Administrative Agent (and any sub-agent thereof) or any Arranger in their respective capacities, as or in fulfilling their respective roles, as an administrative agent or arranger in respect of this Agreement and the transactions contemplated hereby and (B) any claims arising out of any act or omission on the part of any of the Borrower or its Affiliates. Without limiting the provisions of Section 3.01(d), this Section 10.4(b) shall not apply with respect to Taxes (including, without limitation, Taxes covered by Section 3.01) other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the Syndication Agent, any Arranger or any Related Party of any of the foregoing (and without limiting the obligation of the Borrower to do so), each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Syndication Agent, such Arranger or such Related Party, as the case may be, such Lender’s Applicable Percentage of such unpaid amount (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought); provided, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the Syndication Agent or any Arranger in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the Syndication Agent or any Arranger in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.13(d).

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the parties hereto shall not assert, and each party hereto hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee or any Loan Party or any of its Affiliates, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof; provided, that nothing herein shall limit the Borrower’s obligations under Sections 10.04(a) and (b). No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f) Survival. The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Loan Documents and the repayment, satisfaction or discharge of all the other Obligations.

10.05 Payments Set Aside. To the extent that any payment by or on behalf of any Loan Party is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

10.06 Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consent (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned;

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or (except in the case of an assignment of all or any portion of any Lender’s Commitment) an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof; and

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Certain Persons. No such assignment shall be made (A) to the Borrower or any Affiliate or Subsidiary of the Borrower, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural Person.

(vi) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the

Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person, a Defaulting Lender or the Borrower or any Affiliates or Subsidiaries of the Borrower) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.04(c) without regard to the existence of any participation.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations therein, including the requirements under Section 3.01(f)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Section 3.01(f) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 10.13 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.14 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

10.07 Treatment of Certain Information; Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.16 or Section 10.01 or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to any Loan Party and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating the Parent or any of its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Borrower or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than a Loan Party. For purposes of this Section, “Information” means all information received from the Parent or any Subsidiary thereof relating to the Parent or any Subsidiary thereof or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Parent or any Subsidiary thereof, provided that, in the case of information received from the Parent or any Subsidiary thereof after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent and the Lenders acknowledges that (a) the Information may include material non-public information concerning the Parent or a Subsidiary thereof, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

10.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or their respective Affiliates, irrespective of whether or not such Lender or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.18 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or its respective Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.10 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Without limitation of Section 10.21, this Agreement, the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

10.11 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any extension of credit, and shall continue in full force and effect until the Facility Termination Date.

10.12 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent then such provisions shall be deemed to be in effect only to the extent not so limited.

10.13 Replacement of Lenders. If the Borrower is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a) the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 10.06(b);

(b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter or the Borrower (or in the reasonable, good faith opinion of the Borrower will in the future result in a reduction in compensation or payments that they are required to pay pursuant to Section 3.01);

(d) such assignment does not conflict with applicable Laws; and

(e) in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

10.14 Governing Law; Jurisdiction; Etc.

(a) GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD REQUIRE THE APPLICATION OF LAWS OF ANOTHER JURISDICTION.

(b) SUBMISSION TO JURISDICTION. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN THE COUNTY OF NEW YORK AND OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) WAIVER OF VENUE. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE

PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

10.15 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.16 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Parent and the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Arrangers, and the extensions of credit made by the Lenders pursuant to this Agreement, are arm’s-length commercial transactions between the Parent and its Affiliates, on the one hand, and the Administrative Agent and the Arrangers, on the other hand, (B) each of the Parent and the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each of the Parent and the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, the Arrangers and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Parent or any of its Affiliates, or any other Person and (B) neither the Administrative Agent, the Arrangers or the Lenders has any obligation to the Parent or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Parent and its Affiliates, and neither the Administrative Agent, the Arrangers, the Lenders nor their respective Affiliates have any obligation to disclose any of such interests to the Parent or any of its Affiliates. To the fullest extent permitted by law, each of the Parent and the Borrower hereby waives and releases any claims that it may have against the Administrative Agent, the Arrangers, the Lenders and their respective Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

10.17 Electronic Execution of Assignments and Certain Other Documents. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, Committed Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

10.18 USA PATRIOT Act. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is from time to time required to obtain, verify and record information that identifies each Loan Party, which information includes the name, address and tax identification number of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Act. The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

10.19 Release of Guarantors.

(a) Investment Grade Release. If at any time the Borrower or the Parent obtains an Investment Grade Rating, the Administrative Agent shall (at the sole cost of the Borrower and pursuant to documentation reasonably satisfactory to the Administrative Agent) promptly release all of the Unencumbered Property Subsidiaries (other than any Unencumbered Property Subsidiary that is (i) a borrower or guarantor of, or otherwise obligated in respect of, any Recourse Indebtedness) from their obligations under the Guaranty Agreement (the “Investment Grade Release”), subject to satisfaction of the following conditions:

(i) The Borrower shall have delivered to the Administrative Agent, on or prior to the date that is ten (10) Business Days (or such shorter period of time as agreed to by the Administrative Agent) before the date on which the Investment Grade Release is to be effected, a certificate executed by a Responsible Officer of the Parent,

(A) certifying that the Parent or the Borrower has obtained an Investment Grade Rating, and

(B) notifying the Administrative Agent and the Lenders that it is requesting the Investment Grade Release; and

(C) certifying that no Subsidiary Guarantor to be released is a borrower or guarantor of, or otherwise obligated in respect of, the Revolving Credit Agreement or any other Recourse Indebtedness; and

(ii) The Borrower shall have submitted to the Administrative Agent and the Lenders, within one (1) Business Day prior to the date on which the Investment Grade Release is to be effected, a certificate executed by a Responsible Officer of the Parent certifying to the Administrative Agent and the Lenders that, immediately before and immediately after giving effect to the Investment Grade Release,

(A) no Default has occurred and is continuing or would result therefrom (including as a result of the failure to satisfy the Minimum Property Condition), and

(B) the representations and warranties contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, are true and correct in all material respects on and as of the date of such release and immediately after giving effect to such release, except (1) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, (2) any representation or warranty that is already by its terms qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects as of such applicable date (including such earlier date set forth in the foregoing clause (1)) after giving effect to such qualification and (3) for purposes of this Section 10.19(a), the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01.

(b) Release upon Disposition of Equity Interests. In the event that all of the capital stock or other Equity Interests of any Subsidiary Guarantor is sold or otherwise disposed of in a transaction permitted by Section 7.05 or if a Subsidiary Guarantor ceases to be an Unencumbered Property Subsidiary, then, at the request of the Borrower, such Subsidiary Guarantor shall be released from its obligations under the Guaranty Agreement, subject to satisfaction of the following conditions:

(i) the Borrower shall have delivered to the Administrative Agent, at least five (5) Business Days prior to the date of the proposed release (or such shorter period of time as agreed to by the Administrative Agent in writing), a written request for such release (a “Guarantor Release Notice”) which shall identify the Subsidiary Guarantor to which it applies and the proposed date of the release,

(ii) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects on and as of the effective date of such release and, both before and after giving effect to such release, except (A) to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, (B) any representation or warranty that is already by its terms qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects as of such applicable date (including such earlier date set forth in the foregoing clause (A)) after giving effect to such qualification and (C) for purposes of this Section 10.19(b), the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01,

(iii) immediately after giving effect to such release the Parent and its Subsidiaries shall be in compliance, on a pro forma basis, with the provisions of Section 7.11 and, if applicable, the applicable Subsidiary Guarantor shall be released as a borrower or guarantor of, or otherwise be obligated in respect of the Revolving Credit Agreement or any other Recourse Indebtedness substantially concurrently with such release hereunder,

(iv) no Default shall have occurred and be continuing or would result under any other provision of this Agreement after giving effect to such release (including as a result of the failure to satisfy the Minimum Property Condition), and

(v) the Borrower shall have delivered to the Administrative Agent a certificate executed by a Responsible Officer of the Parent certifying that the conditions in clauses (ii) through (iv) above have been satisfied.

The Administrative Agent will (at the sole cost of the Borrower) following receipt of such Guarantor Release Notice and certificate, and each of the Lenders irrevocably authorizes the Administrative Agent to, execute and deliver such documents as the Borrower or such Subsidiary Guarantor may reasonably request to evidence the release of such Subsidiary Guarantor from its obligations under the Guaranty Agreement, which documents shall be reasonably satisfactory to the Administrative Agent.

(c) Release following the Investment Grade Release. At any time following the Investment Grade Release, at the request of the Borrower the Administrative Agent may release a Subsidiary Guarantor from its obligations under the Guaranty Agreement, subject to satisfaction of the following conditions:

(i) the Borrower shall have delivered to the Administrative Agent, at least five (5) Business Days prior to the date of the proposed release (or such shorter period of time as agreed to by the Administrative Agent in writing), a Guarantor Release Notice (which notice shall specify, inter alia, that upon such release the Subsidiary Guarantor to which such notice relates either (A) will not be the Direct Owner or an Indirect Owner of any Unencumbered Eligible Property or (B) will not be will not be a borrower or guarantor of, or otherwise obligated in respect of, any Recourse Indebtedness),

(ii) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects on and as of the effective date of such release and, both before and after giving effect to such release, except (A) to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, (B) any representation or warranty that is already by its terms qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects as of such applicable date (including such earlier date set forth in the foregoing clause (A)) after giving effect to such qualification and (C) for purposes of this Section 10.19(c), the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01,

(iii) immediately after giving effect to such release, the Parent and its Subsidiaries shall be in compliance, on a pro forma basis, with the provisions of Section 7.11 and, if applicable, the applicable Subsidiary Guarantor shall be released as a borrower or guarantor of, or otherwise be obligated in respect of the Revolving Credit Agreement or any other Recourse Indebtedness substantially concurrently with such release hereunder,

(iv) no Default shall have occurred and be continuing (unless such Default relates solely to an Unencumbered Eligible Property of which such Subsidiary Guarantor is the Direct Owner or an Indirect Owner and such Unencumbered Eligible Property will not be included for purposes of determining Unencumbered Asset Value after giving effect to such release) or would result under any other provision of this Agreement after giving effect to such release (including as a result of the failure to satisfy the Minimum Property Condition), and

(v) the Borrower shall have delivered to the Administrative Agent an Officer’s Certificate certifying that the conditions in clauses (ii) through (iv) above have been satisfied.

The Administrative Agent will (at the sole cost of the Borrower) following receipt of such Guarantor Release Notice and Officer’s Certificate, and each of the Lenders irrevocably authorizes the Administrative Agent to, execute and deliver such documents as the Borrower or such Subsidiary Guarantor may reasonably request to evidence the release of such Subsidiary Guarantor from its obligations under the Guaranty Agreement, which documents shall be reasonably satisfactory to the Administrative Agent.

(d) The Administrative Agent shall promptly notify the Lenders of any such release hereunder, and this Agreement and each other Loan Document shall be deemed amended to delete the name of any Subsidiary Guarantor released pursuant to this Section 10.19.

10.20 Recourse to Loan Parties. Neither the Parent (whether in its capacity as a general partner of the Borrower or otherwise), so long as the Parent is not a Guarantor, nor any of its Affiliates or its Affiliates’ past, present or future shareholders, partners, members, officers, employees, servants, executives, directors, agents or representatives, in each case other than the Borrower and Guarantors (each such Person that is not the Borrower or a Guarantor, an “Exculpated Party”) shall be liable for payment of any Obligations due hereunder or under any other Loan Document. The sole recourse of the Lenders and the Administrative Agent for satisfaction of the Obligations due hereunder or under any other Loan Document shall be against the Borrower, the Guarantors and their respective assets and not against any assets or property of any Exculpated Party. In the event that an Event of Default occurs, no action shall be brought against any Exculpated Party by virtue of its direct or indirect ownership interest in the Borrower, the Guarantors or their respective assets.

10.21 ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER:

EMPIRE STATE REALTY OP, L.P.

By:	/s/ David A. Karp
Name:	David A. Karp
Title:	Executive Vice President, Chief Financial Officer and Treasurer

LOAN PARTY:

EMPIRE STATE REALTY TRUST, INC.

By:	/s/ David A. Karp
Name:	David A. Karp
Title:	Executive Vice President, Chief Financial Officer and Treasurer

[Signature Page to Term Loan Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent and a Lender

By:	/s/ Winita Lau
Name:	Winita Lau
Title:	Senior Vice President

[Signature Page to Term Loan Agreement]

CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Ashish Tandon
Name:	Ashish Tandon
Title:	Vice President

[Signature Page to Term Loan Agreement]

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Denise Smyth
Name:	Denise Smyth
Title:	Senior Vice President

[Signature Page to Term Loan Agreement]

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Gordon J. Clough
Name:	Gordon J. Clough
Title:	Senior Vice President

[Signature Page to Term Loan Agreement]

SCHEDULE 1

Initial Unencumbered Properties

Office Properties

1.	Empire State Building, 350 Fifth Avenue, New York, NY 10118
2.	Observatory at the Empire State Building, 350 Fifth Avenue, New York, NY 10118
3.	501 Seventh Avenue, New York, NY 10018
4.	250 West 57th Street, New York, NY 10019
5.	500 Mamaroneck Avenue, Harrison, NY 10528

Retail Properties

1.	69-97 Main Street, Westport, CT 06880
2.	103-107 Main Street, Westport, CT 06880

SCHEDULE 2.01

Commitments and Applicable Percentage

LENDER	Commitment	Applicable Percentage
Wells Fargo Bank, National Association	$100,000,000	37.735849%
Capital One, National Association	$100,000,000	37.735849%
PNC Bank, National Association	$40,000,000	15.094340%
U.S. Bank National Association	$25,000,000	9.433962%
TOTAL	$265,000,000	100.000000%

SCHEDULE 5.12(c)

Pension Plans

The Building Services 32BJ Pension Fund (the “Fund”) has been in critical status for the previous two plan years and we assume it remains in critical status for the current plan year, although no formal notice has been publically made available by the United States Department of Labor. In the previous two years, the actuary to the Fund certified the status of the Fund on September 28.

2

SCHEDULE 5.12(d)

Multiemployer Plans

Building Services 32BJ Pension Fund

IUOE Local 30 Pension Fund

New York City District Council of Carpenters Pension Fund

International Painters and Allied trades Industry Pension Fund

JIBEI: the Joint Industry Board of the Electrical Industry

Local 94: International Union of Operating Engineers

3

SCHEDULE 5.13

Subsidiaries; Equity Interests

(a) Subsidiaries:

Subsidiary	Jurisdiction	Type	Tax ID
Empire State Realty Trust, Inc.	Maryland	Corporation	37-1645259

Empire State Realty OP, L.P.	Delaware	Limited Partnership	45-4685158

ESRT Empire State Building G-Parent, L.L.C.	Delaware	Limited Liability Company	37-1768929

ESRT Empire State Building Parent, L.L.C.	Delaware	Limited Liability Company	30-0848533

ESRT Empire State Building, L.L.C.	Delaware	Limited Liability Company	32-0418836

ESRT One Grand Central Place G-Parent, L.L.C.	Delaware	Limited Liability Company	37-1767617

ESRT One Grand Central Place Parent, L.L.C.	Delaware	Limited Liability Company	37-1768930

ESRT One Grand Central Place, L.L.C.	Delaware	Limited Liability Company	35-2485762

ESRT Springing Member One, L.L.C.	Delaware	Limited Liability Company	36-4796129

ESRT Springing Member Two, L.L.C.	Delaware	Limited Liability Company	36-4797433

ESRT 501 Seventh Avenue, L.L.C.	Delaware	Limited Liability Company	38-3915219

ESRT 250 West 57th St., L.L.C.	Delaware	Limited Liability Company	37-1741648

ESRT 1333 Broadway, L.L.C.	Delaware	Limited Liability Company	32-0419454

ESRT 1350 Broadway, L.L.C.	Delaware	Limited Liability Company	37-1741500

ESRT 1359 Broadway, L.L.C.	Delaware	Limited Liability Company	35-2488051

ESRT 10 Union Square, L.L.C.	Delaware	Limited Liability Company	61-1721536

4

Subsidiary	Jurisdiction	Type	Tax ID
ESRT 1542 Third Avenue, L.L.C.	Delaware	Limited Liability Company	61-1721524

ESRT East West Manhattan Retail, L.L.C.	Delaware	Limited Liability Company	36-4770324

ESRT 10 BK St., L.L.C.	Delaware	Limited Liability Company	36-4770445

ESRT 500 Mamaroneck Avenue, L.L.C.	Delaware	Limited Liability Company	38-3915808

ESRT Metro Center, L.L.C.	Delaware	Limited Liability Company	35-2485362

ESRT Metro Tower, L.L.C.	Delaware	Limited Liability Company	38-3918233

ESRT 69-97 Main St., L.L.C.	Delaware	Limited Liability Company	35-2485724

ESRT 103-107 Main St., L.L.C.	Delaware	Limited Liability Company	32-0419191

ESRT MerrittView, L.L.C.	Delaware	Limited Liability Company	37-1741316

ESRT First Stamford Place Investor, L.L.C.	Delaware	Limited Liability Company	32-0419415

ESRT First Stamford Place SPE, L.L.C.	Delaware	Limited Liability Company	30-0797136

ESRT 1400 Broadway GP, L.L.C.	Delaware	Limited Liability Company	61-1740098

ESRT 1400 Broadway, L.P.	Delaware	Limited Partnership	47-1214568

ESRT 112 West 34th Street G.P., L.L.C.	Delaware	Limited Liability Company	61-1739983

ESRT 112 West 34th Street, L.P.	Delaware	Limited Partnership	47-1204785

ESRT Management, L.L.C.	Delaware	Limited Liability Company	46-4343484

ESRT MH Holdings, L.L.C.	New York	Limited Liability Company	13-1804821

Malkin Properties, L.L.C.	New York	Limited Liability Company	13-3921173

Malkin Properties of New York, L.L.C.	New York	Limited Liability Company	13-3921173

ESRT Construction, L.L.C.	Delaware	Limited Liability Company	36-4779067

5

Subsidiary	Jurisdiction	Type	Tax ID
ESRT Captive Insurance Company, L.L.C.	Vermont	Limited Liability Company	27-0617230

ESRT Observatory TRS, L.L.C.	New York	Limited Liability Company	27-4317468

ESRT Holdings TRS, L.L.C.	Delaware	Limited Liability Company	32-0418838

ESRT Management TRS, L.L.C.	Delaware	Limited Liability Company	46-3972103

ESRT Construction TRS, L.L.C.	Delaware	Limited Liability Company	46-3749956

ESRT Cleaning TRS, L.L.C.	Delaware	Limited Liability Company	46-3798427

ESRT Dining and Fitness TRS, L.L.C.	Delaware	Limited Liability Company	61-1750838

ESRT Restaurant TRS, L.L.C.	Delaware	Limited Liability Company	46-5069427

ESRT Fitness TRS, L.L.C.	Delaware	Limited Liability Company	47-1066929

6

SCHEDULE 10.02

Administrative Agent’s Office, Certain Addresses for Notices, Taxpayer Identification Numbers

Borrowers and Loan Parties:

Empire State Realty Trust, Inc.

One Grand Central Place

60 East 42nd Street, 26th Fl.

New York, New York 10165

Attention: David A. Karp, Executive Vice President, Chief Financial Officer and Treasurer

Telephone: (212) 850-2777

Fax: (212) 983-1385

Email: dkarp@empirestaterealtytrust.com

with a copy to:

One Grand Central Place

60 East 42nd Street, 26th Fl.

New York, New York 10165

Attention: Thomas N. Keltner, Jr., Executive Vice President, General Counsel and Secretary

Telephone: (212) 850-2680

Fax: (212) 986-8795

Email: tkeltner@empirestaterealtytrust.com

Parent Website Address: https://www.empirestaterealtytrust.com

To the Administrative Agent:

Wells Fargo Bank, National Association, as agent

10 South Wacker Drive, 32nd Floor

Chicago, IL 60606

Attention: Winita Lau

Telecopy: (312)269-4848

with a copy to:

Wells Fargo Bank, National Association, as agent

301 S. College Street, 4th Floor

Charlotte, NC 28202

Attention: Loan Administration Manager

Telecopy: (704) 715-5747

7

EXHIBIT A

FORM OF COMMITTED LOAN NOTICE

Date:                     ,

To:	Wells Fargo Bank, National Association, as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Term Loan Agreement, dated as of August 24, 2015 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Empire State Realty Trust, Inc., a Maryland corporation, Empire State Realty OP, L.P., a Delaware limited partnership (“the “Borrower”), the Lenders from time to time party thereto, and Wells Fargo Bank, National Association, as Administrative Agent.

The undersigned, on behalf of the Borrower, hereby requests (select one):

☐	A Borrowing of Loans

☐	A conversion or continuation of Loans

1. On                      (a Business Day).

2. In the amount of $                     .

3. Comprised of                     .

                                 [Type of Loan requested]

4. For Loans: with an Interest Period of              months/one week.

5. The principal amount of Borrowing or principal amount of converted or continued LIBOR Loans subject to a Specified Swap Contract that provides a hedge against interest rate risk and the Specified Swap Contract(s) to which such amount is subject:

$
$
$

6. The Loans, if any, borrowed hereunder shall be disbursed to the following bank for credit by that bank to the following deposit account:

The Borrower hereby represents and warrants that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the proposed Borrowing.

A-1

Form of Committed Loan Notice

EMPIRE STATE REALTY OP, L.P.

By:
Name:
Title:

A-2

Form of Committed Loan Notice

EXHIBIT B

FORM OF AMENDMENT REGARDING INCREMENTAL TERM LOAN

This                      Amendment to the Term Loan Agreement (the “Amendment”) is made as of                     ,             , by and among Empire State Realty OP, L.P, a Delaware limited partnership (the “Borrower”), Wells Fargo Bank, National Association, not individually, but as “Administrative Agent” for itself and the several Lenders, and one or more new or existing “Lenders” shown on the signature pages hereof (the “Incremental Lenders”).

R E C I T A L S

A. Borrower, Empire State Realty Trust, Inc., (the “Parent”), Administrative Agent and the Lenders (including, as applicable, certain of the “Incremental Lenders” party hereto) have entered into a Term Loan Agreement dated as of August 24, 2015 (as amended or modified (including without limitation, by any prior Amendment Regarding Incremental Term Loans), the “Term Loan Agreement”). All capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Term Loan Agreement.

B. Pursuant to the terms of the Term Loan Agreement, the Lenders initially agreed to provide Borrower with a term loan facility (the “Facility”) in an aggregate principal amount of $265,000,000. The Borrower, the Parent, the Administrative Agent (acting for itself and on behalf of the Lenders) now desire to amend the Term Loan Agreement in order to, among other things [*(i)*] provide tranches of Incremental Term Loans [*and (ii) admit [name of new banks] as “Lenders” under the Facility pursuant to the Term Loan Agreement*].

NOW, THEREFORE, in consideration of the foregoing Recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENTS

1. The foregoing Recitals to this Amendment hereby are incorporated into and made part of this Amendment.

2. From and after                     ,              (the “Effective Date”) [*(i) [name of new banks] shall be deemed to be “Lenders” for all purposes under the Term Loan Agreement and the Loan Documents, [*each*] with a Commitment under the Term Loan Agreement with respect to Incremental Term Loans to be made hereunder, under the Term Loan Agreement and the other Loan Documents in the amount shown next to their respective signatures on the signature pages of this Amendment, and (ii)*] [name of existing lenders] shall each be deemed to have increased the amount of its Commitment under the Term Loan Agreement by the amount shown next to their respective signatures on the signature pages of this Amendment, each having a Commitment under the Term Loan Agreement with respect to Incremental Term Loans to be made hereunder, under the Term Loan Agreement and the other Loan Documents in the amount shown next to their respective signatures on the signature pages of this Amendment.

Exhibit B-1

Form of Amendment Regarding Incremental Term Loan

3. [*For purposes of Section 10.02(a) of the Term Loan Agreement (Notices Generally), the address(es) and facsimile number(s) for [name of new banks] shall be as specified below their respective signature(s) on the signature pages of this Amendment or in the Administrative Questionnaire separately delivered to the Administrative Agent, a copy of which has been provided to Borrower.*]

4. The Borrower hereby represents and warrants that, as of the Effective Date, there is no Default or Unmatured Default, the representations and warranties contained in Article V of the Term Loan Agreement are true and correct in all material respects as of such date; provided that any representation or warranty that is qualified as to “materiality,” Material Adverse Effect or similar language shall be true and correct in all respects on such date after giving effect to such qualification and any representation or warranty that is stated to relate solely to an earlier date shall be true and correct on and as of such earlier date.

5. As expressly modified as provided herein, the Term Loan Agreement shall continue in full force and effect.

6. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart.

************

Exhibit B-2

Form of Amendment Regarding Incremental Term Loan

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first written above.

EMPIRE STATE REALTY OP, L.P.	WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By	By

Name:	Name:

Title:	Title:

Amount of Incremental Term Loans:	[NAME OF LENDER[
$

By

Name:

Title:

[Address of Lender]

Attention:

Telephone:

Facsimile:

Exhibit B-3

Form of Amendment Regarding Incremental Term Loan

EXHIBIT C

DISBURSEMENT INSTRUCTION AGREEMENT

Borrower: EMPIRE STATE REALTY OP, L.P.

Administrative Agent: Wells Fargo Bank, National Association

Loan: Loan number 1014804 made pursuant to that certain “Term Loan Agreement” dated as of August 24, 2015 between Borrower, EMPIRE STATE REALTY TRUST, INC., a Maryland corporation, as Parent, Administrative Agent and Lenders, as amended from time to time

Effective Date: August 24, 2015

Check applicable box:

☑       New – This is the first Disbursement Instruction Agreement submitted in connection with the Loan.

 Replace Previous Agreement – This is a replacement Disbursement Instruction Agreement. All prior instructions submitted in connection with this Loan are cancelled as of the Effective Date set forth above.

This Agreement must be signed by the Borrower and is used for the following purposes:

(1)	to designate an individual or individuals with authority to request disbursements of Loan proceeds, whether at the time of Loan closing/origination or thereafter;

(2)	to designate an individual or individuals with authority to request disbursements of funds from Restricted Accounts (as defined in the Additional Terms and Conditions attached to this Agreement), if applicable; and

(3)	to provide Administrative Agent with specific instructions for wiring or transferring funds on Borrower’s behalf.

Any of the disbursements, wires or transfers described above are referred to herein as a “Disbursement.”

Specific dollar amounts (i) for Disbursements made pursuant to item (1) above must be provided to Administrative Agent in the form of a Committed Loan Notice pursuant to Section 4.02(c) of the Term Loan Agreement and (ii) for Disbursements made pursuant to items (2) or (3) above must be provided to Administrative Agent at the time of the applicable Disbursement in the form of a signed closing statement, an email instruction or other written communication, or telephonic request (each of the foregoing, a “Disbursement Request”) from an applicable Authorized Representative (as defined in the Additional Terms and Conditions attached to this Agreement).

A new Disbursement Instruction Agreement must be completed and signed by the Borrower if (i) all or any portion of a Disbursement of Loan proceeds is to be made to an account or an entity not described in this Agreement or (ii) Borrower wishes to add or remove any Authorized Representatives.

See the Additional Terms and Conditions attached hereto for additional information and for definitions of certain capitalized terms used in this Agreement. All capitalized terms used in this Agreement and not defined herein or in the Additional Terms and Conditions attached hereto, shall have the meanings ascribed thereto in the Term Loan Agreement.

Disbursements of Loan Proceeds At or Subsequent to Loan Closing/Origination

Loan Disbursement Authorizers: Administrative Agent is authorized to accept one or more Disbursement Requests from any of the individuals named below (each, a “Loan Disbursement Authorizer”) to disburse Loan proceeds on or after the date of the Loan origination/closing and to initiate Disbursements in connection therewith (each, a “Loan Disbursement”):

	Individual’s Name	Title
1.
2.
3.

Describe restrictions, if any, on the authority of the Loan Disbursement Authorizers (dollar amount limits, wire/deposit destinations, etc.):

If there are no restrictions described here, any Loan Disbursement Authorizer may submit a Disbursement Request for all available Loan proceeds.

Describe restrictions, if any, on the authority of the Restricted Account Disbursement Authorizers (dollar amount limits, wire/deposit destinations, etc.):

If there are no restrictions described here, any Restricted Account Disbursement Authorizer may submit a Disbursement Request for all available Restricted Account funds.

Borrower acknowledges that all of the information in this Agreement is correct and agrees to the terms and conditions set forth herein and in the Additional Terms and Conditions on the following page.

EMPIRE STATE REALTY OP, L.P.

By:
Name:
Title:

Additional Terms and Conditions to the Disbursement Instruction Agreement

Wire Instructions. See attached Committed Loan Notice for Wire Instructions:

Definitions. The following capitalized terms shall have the meanings set forth below:

“Authorized Representative” means any or all of the Loan Disbursement Authorizers and Restricted Account Disbursement Authorizers, as applicable.

“Restricted Account” means an account at Wells Fargo Bank, N.A. associated with the Loan to which Borrower’s access is restricted pursuant to the express terms of the Term Loan Agreement.

Capitalized terms used in these Additional Terms and Conditions to Disbursement Instruction Agreement and not otherwise defined herein shall have the meanings given to such terms in the body of the Agreement.

EXHIBIT D

FORM OF NOTE

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to                      or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the aggregate unpaid principal amount of each Loan made by the Lender to the Borrower under that certain Term Loan Agreement, dated as of August 24, 2015 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Term Loan Agreement;” the terms defined therein being used herein as therein defined), among Empire State Realty Trust, Inc., a Maryland corporation, Empire State Realty OP, L.P., a Delaware limited partnership (“the “Borrower”), the Lenders from time to time party thereto and Wells Fargo Bank, National Association, as Administrative Agent.

The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Term Loan Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Term Loan Agreement.

This Note is one of the Notes referred to in the Term Loan Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of the Guaranty Agreement. Upon the occurrence and continuation of one or more of the Events of Default specified in the Term Loan Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Term Loan Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its and payments with respect thereto.

To the extent any provision of this Note conflicts with or is inconsistent with the Term Loan Agreement, the Term Loan Agreement shall control. The terms and limitations set forth in Section 10.20 of the Term Loan Agreement are incorporated herein, as if fully restated herein.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE BORROWER AND THE LENDER HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD REQUIRE THE APPLICATION OF LAWS OF ANOTHER JURISDICTION.

Form of Note

EMPIRE STATE REALTY OP, L.P.

By:
Name:
Title:

Form of Note

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

Form of Note

EXHIBIT E

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:                     ,

To:	Wells Fargo Bank, National Association, as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Term Loan Agreement, dated as of August 24, 2015 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Term Loan Agreement;” the terms defined therein being used herein as therein defined), among Empire State Realty Trust, Inc., a Maryland corporation (the “Parent”), Empire State Realty OP, L.P., a Delaware limited partnership (“the “Borrower”), the Lenders from time to time party thereto, and Wells Fargo Bank, National Association, as Administrative Agent.

The undersigned Responsible Officer of the Parent hereby certifies as of the date hereof that he/she is the                              of the Parent, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on behalf of the Parent, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1. The Parent and the Borrower have delivered the year-end audited financial statements required by Section 6.01(a) of the Agreement (or the Parent’s Annual Report on Form 10-K (satisfying the SEC’s requirements for 10-K filings) in lieu thereof as permitted under Section 6.01(a) of the Agreement) for the fiscal year of the Parent ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1. The Parent and the Borrower have delivered the unaudited financial statements required by Section 6.01(b) of the Agreement (or the Parent’s Quarterly Report on Form 10-Q (satisfying the SEC’s requirements for 10-Q filings) in lieu thereof as permitted under Section 6.01(b) of the Agreement) for the fiscal quarter of the Parent ended as of the above date. Such financial statements fairly present the financial condition, results of operations, shareholders’ equity and cash flows of the Consolidated Group in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Loan Parties during the accounting period covered by such financial statements.

3. A review of the activities of the Loan Parties during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such

Form of Compliance Certificate

fiscal period the Loan Parties performed and observed all their Obligations under the Loan Documents, and

[select one:]

[to the best knowledge of the undersigned, during such fiscal period each Loan Party performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]

—or—

[to the best knowledge of the undersigned, during such fiscal period the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4. The financial covenant analyses and information set forth on Schedule 1 attached hereto are true and accurate on and as of the date of this Certificate.

5. Attached hereto as Schedule 2 is a true and accurate calculation of the Net Operating Income and Unencumbered NOI attributable to each Unencumbered Eligible Property as of the Financial Statement Date.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of                     ,                     .

EMPIRE STATE REALTY TRUST, INC.

By:
Name:
Title:

Form of Compliance Certificate

For the Quarter/Year ended                         (“Statement Date”)

SCHEDULE 1

to the Compliance Certificate

($ in 000’s)

I.	Section 7.11(a) – Maximum Leverage Ratio

A.	Total Indebtedness at Statement Date:

	1.	The aggregate amount of all Indebtedness of the Consolidated Group determined on a consolidated basis on Statement Date:	$

	2.	The Consolidated Group Pro Rata Share of Indebtedness of Unconsolidated Affiliates on Statement Date:	$

	3.	Total Indebtedness on Statement Date (Line I.A.1. + Line I.A.2.):	$

B.	Total Asset Value at Statement Date:

1.	An amount equal to (a) Net Operating Income derived from each Property that is an office property located in the New York City central business district (other than the Empire State Observatory, each Disposed Property, each Newly- Acquired Property, each unimproved land holding and each Property under development (i.e., construction-in-progress)) owned by the Consolidated Group for the fiscal quarter ending on Statement Date (“Subject Period”), multiplied by four, divided by (b) six percent (6.00%):		$

2.	An amount equal to (a) Net Operating Income derived from each Property that is an office property (other than a New York City central business district office property and other than the Empire State Observatory, each Disposed Property, each Newly-Acquired Property, each unimproved land holding and each Property under development(i.e., construction-in-progress)) owned by the Consolidated Group for Subject Period, multiplied by four, divided by (b) seven percent (7.00%):		$

3.	An amount equal to (a) Net Operating Income derived from each Property that is a retail property (other than the Empire State Observatory, each Disposed Property, each Newly- Acquired Property, each unimproved land holding and each Property under development (i.e., construction-in-progress)) owned by the Consolidated Group for Subject Period, divided by (b) seven and one-quarter percent (7.25%):		$

Form of Compliance Certificate

4.	An amount equal to (a) Net Operating Income derived by the Consolidated Group from its operation of the Empire State Observatory (to the extent the Empire State Observatory is not a Disposed Property at such time) for the then most recently ended period of four consecutive fiscal quarters of the Parent ending on Statement Date, divided by (b) six percent (6.00%):	$

5.	Aggregate acquisition costs of all Newly-Acquired Properties for the then most recently ended period of four consecutive fiscal quarters of the Parent ending on Statement Date:	$

6.	Aggregate book values of all unimproved land holdings at Statement Date:	$

7.	Aggregate book values of all Investments in respect of costs to construct Properties (i.e., construction-in-progress) and Properties under development at Statement Date:	$

8.	Aggregate book values of all commercial mortgage loans, commercial real estate-related mezzanine loans and commercial real estate-related notes receivable owned by the Consolidated Group at Statement Date:	$

9.	The sum of Line I.B.1. through Line I.B.8.:	$

10.	Consolidated Group Pro Rata Share of items referenced in Lines I.B.1. through I.B.8. attributable to the Consolidated Group’s interest in Unconsolidated Affiliates:	$

11.	Unrestricted Cash at Statement Date:	$

12.	Total Asset Value at Statement Date: Line I.B.9. + Line I.B.10.+ Line I.B.11.:	$

C.	Maximum Total Indebtedness Permitted: 60% of Total Asset Value at Statement Date (60% of Line I.B.12.):	$

Excess (deficiency) for covenant compliance (Line I.C. – I.A.3.):		$

Form of Compliance Certificate

II.	Section 7.11 (b) – Maximum Secured Leverage Ratio.

	A.	Total Secured Indebtedness at Statement Date:

		1.	The aggregate amount of all Secured Indebtedness of the Consolidated Group determined on a consolidated basis on Statement Date:	$

		2.	The Consolidated Group Pro Rata Share of Secured Indebtedness of Unconsolidated Affiliates on Statement Date:	$

		3.	Total Secured Indebtedness (Line II.A.1. + Line II.A.2.):	$

	B.	Total Asset Value at Statement Date (Line I.B.12.):		$

	C.	Maximum Total Secured Indebtedness Permitted: 40% of Total Asset Value at Statement Date (40% of Line I.B.12.):		$

Excess (deficiency) for covenant compliance (Line II.C. – II.A.3.):				$

Form of Compliance Certificate

III.	Section 7.11(c) – Minimum Tangible Net Worth.

	A.	Tangible Net Worth at Statement Date:

		1.	Equity of the Consolidated Group at Statement Date:	$

		2.	Intangible assets (other than lease intangibles) of the Consolidated Group at Statement Date:	$

		3.	Accumulated depreciation of the Consolidated Group at Statement Date:	$

		4.	Tangible Net Worth at Statement Date (Line III.A.1. - Line III.A.2. + Line III.A.3):	$

	B.	75% of Net Cash Proceeds received by the Parent from issuances and sales of Equity Interests of the Parent occurring after September 30, 2014 and on or prior to Statement Date (other than proceeds received within ninety (90) days after the redemption, retirement or repurchase of ownership or Equity Interests in the Parent up to the amount paid by the Parent in connection with such redemption, retirement or repurchase, where, for the avoidance of doubt, the net effect is that the Parent shall not have increased its net worth as a result of any such proceeds):		$

	C.	Minimum required Consolidated Tangible Net Worth (Line III.B + [insert amount equal to 80% of Tangible Net Worth on September 30, 2014]):		$

	Excess (deficiency) for covenant compliance (Line III.A.4. - III.C):			$

Form of Compliance Certificate

IV.	Section 7.11 (d) – Fixed Charge Coverage Ratio.

	A.	EBITDA for Subject Period:

		1.	Net Income for Subject Period:	$

		2.	Non-recurring or extraordinary losses for Subject Period (to the extent subtracted in the calculation of Line IV.A.1.):	$

		3.	Any loss resulting from the early extinguishment of indebtedness during Subject Period (to the extent subtracted in the calculation of Line IV.A.1.):	$

		4.	Net loss resulting from a Swap Contract (including by virtue of a termination thereof) during Subject Period (to the extent subtracted in the calculation of Line IV.A.1.):	$

		5.	Non-recurring or extraordinary gains for Subject Period (to the extent added in the calculation of Line IV.A.1.):	$

		6.	Income or gain resulting from the early extinguishment of indebtedness during Subject Period (to the extent added in the calculation of Line IV.A.1.):	$

		7.	Net income or gain resulting from a Swap Contract (including by virtue of a termination thereof) during Subject Period (to the extent added in the calculation of Line IV.A.1.):	$

		8.	An amount which, in the determination of Net Income pursuant to clauses 1. - 7. of this Line IV.A for Subject Period, has been deducted for or in connection with:

		a. Interest Expense determined in accordance with GAAP (plus, amortization of deferred financing costs, to the extent included in the determination of Interest Expense in accordance with GAAP) for Subject Period:		$

		b. Income taxes determined in accordance with GAAP for Subject Period:		$

		c. Depreciation determined in accordance with GAAP for Subject Period:		$

		d. Amortization determined in accordance with GAAP for Subject Period:		$

Form of Compliance Certificate

	e. All other non-cash charges determined in accordance with GAAP for Subject Period:		$

	f. Adjustments as a result of straight lining of rents determined in accordance with GAAP for Subject Period:		$

	g. Specified EBITDA addbacks (Line IV.A.8.a. + Line IV.A.8.b + Line IV.A.8.c. + Line IV.A.8.d. + Line IV.A.8.e. + Line IV.A.8.f.):		$

	9.	Consolidated Group Pro Rata Share of the items listed in Lines IV.A.1. through IV.A.7 and Line IV.A.8.g. attributable to the Consolidated Group’s interests in Unconsolidated Affiliates:	$

	10.	EBITDA for Subject Period (Line IV.A.1. + Line IV.A.2. + Line IV.A.3. + Line IV.A.4. - Line IV.A.5. - Line IV.A.6. - Line IV.A.7. + Line IV.A.8.g. + Line IV.A.9.):	$

B.	Adjusted EBITDA for Subject Period:

	1.	EBITDA for Subject Period (Line IV.A.10.):	$

	2.	Observatory EBITDA for Subject Period (as calculated on Annex I hereto):	$

	3.	Observatory EBITDA for period of four consecutive fiscal quarters of Parent ending on Statement Date (as calculated on Annex II hereto):	$

	4.	Aggregate Annual Capital Expenditure Adjustments for all Real Properties on Statement Date (as calculated on Annex III hereto):	$

	5.	Adjusted EBITDA for Subject Period ((Line IV.B.1 - Line IV.B.2) * 4 + Line IV.B.3 - Line IV.B.4)):	$

C.	Fixed Charges for Subject Period:

	1.	Interest Expense for Subject Period:	$

	2.	Scheduled payments of principal on Total Indebtedness made or required to be made during Subject Period (excluding any balloon payments payable on maturity of any such Total Indebtedness):	$

	3.	Amount of dividends or distributions paid or required to be paid by any member of the Consolidated Group during Subject Period in respect of its preferred Equity Interests:	$

	4.	Consolidated Group Pro Rata Share of the items listed in Lines IV.C.1. through IV.C.3. attributable to the Consolidated Group’s interests in Unconsolidated

Form of Compliance Certificate

	Affiliates:	$

5.	Consolidated Fixed Charges ((Line IV.C.1 + Line IV.C.2. + Line IV.C.3. + Line IV.C.4.) *4):	$

Form of Compliance Certificate

Fixed Charge Coverage Ratio (Line IV.B.5. ÷ Line IV.C.5.):	to 1.00

Minimum required:	1.50 to 1.00

Form of Compliance Certificate

V.	Section 7.11 (e) – Minimum Unencumbered Interest Coverage Ratio.

	A.	Aggregate Unencumbered NOI with respect to all Unencumbered Eligible Properties (other than the Empire State Observatory) for the Subject Period:	$

	B.	Unencumbered NOI for Empire State Observatory for period of four consecutive fiscal quarters of Parent ending on Statement Date, divided by four:	$

	C.	Portion of Interest Expense for the Subject Period attributable to Unsecured Indebtedness:	$

Unencumbered Interest Coverage Ratio ((Line V.A + Line V. B.) ÷ Line V.C.):			to 1.00

Minimum required:			1.75 to 1.00

Form of Compliance Certificate

	VI.	Section 7.11 (f) – Maximum Unsecured Leverage Ratio.

A.	Total Unsecured Indebtedness as of the Statement Date:

	1.	Total Indebtedness as of the Statement Date (Line I.A.3.)	$

	2.	Total Secured Indebtedness as of the Statement Date:	$

	3.	Total Unsecured Indebtedness (Line VI.A.1. – Line VI.A.2.):	$

B.	Unencumbered Asset Value at Statement Date:

	1.	Aggregate Unencumbered Property Value as of the Statement Date for all Wholly-Owned Unencumbered Eligible Properties (as calculated on Annex IV hereto):	$

	2.	Aggregate Unencumbered Property Value as of the Statement Date for all Non-Wholly-Owned Unencumbered Eligible Properties (as calculated on Annex IV hereto):	$

	3.	Aggregate book value of Investments in respect of costs to construct Wholly-Owned Properties (i.e., construction-in-progress) and Wholly-Owned real property assets under development:	$

	4.	Loan Party Pro Rata Share of aggregate book value of Investments in respect of costs to construct Non-Wholly-Owned Properties (i.e., construction-in-progress) and Non-Wholly-Owned real property assets under development:	$

	5.	Aggregate book value of Wholly-Owned commercial mortgage loans:	$

	6.	Line VI.B.1. + Line VI.B.2. + Line VI.B.3. + Line VI.B.4. + Line VI.B.5.:	$

	7.	Line VI.B.3. + Line VI.B.4. + Line VI.B.5.:	$

	8.	Line VI.B.2. + Line VI.B.4.:	$

	9.	Amount equal to 15% of Line VI.B.6.:	$

Form of Compliance Certificate

	10.	Amount equal to 20% of Line VI.B.6.:	$

	11.	Positive remainder, if any, of Line VI.B.7. – Line VI.B.9.:	$

	12.	Positive remainder, if any, of Line VI.B.8. – Line VI.B.10.:	$

	13.	Unencumbered Asset Value at Statement Date: (Line VI.B.6. – Line VI.B.11. – Line VI.B.12.):	$

C.	Maximum Unsecured Indebtedness Permitted: 60% of Unencumbered Asset Value at Statement Date (60% of Line VI.B.13.):		$

Excess (deficiency) for covenant compliance (Line VI.C. – VI.A.3.): $			$

Form of Compliance Certificate

VII.	Section 7.11 (g) – Maximum Secured Recourse Indebtedness.[1]

A.	Secured Recourse Indebtedness of the Loan Parties and their Subsidiaries owing to Persons that are not members of the Consolidated Group at Statement Date:	$

B.	Total Asset Value at Statement Date (Line I.B.12.):	$

C.	Maximum Secured Recourse Indebtedness Permitted: 10% of Total Asset Value at Statement Date (10% of Line V.B.):	$

Excess (deficiency) for covenant compliance (Line VII.C. – VII.A.):		$

1	This covenant shall not apply at any time that the Parent and/or the Borrower has Debt Ratings from at least two of Moody’s, S&P and Fitch, and such Debt Ratings are Baa3 or better (in the case of a rating by Moody’s) or BBB- or better (in the case of a rating by S&P or Fitch).

Form of Compliance Certificate

Annex I to Schedule 1

Calculation of Observatory EBITDA

for Subject Period

($ in 000’s)

I.	Observatory EBITDA for Subject Period:

A.	For each of the following, such amount that is attributable to the operation of the Empire State Observatory: the

	1.	Net Income for Subject Period:	$

	2.	Non-recurring or extraordinary losses for Subject Period:	$

	3.	Any loss resulting from the early extinguishment of indebtedness during Subject Period:	$

	4.	Net loss resulting from a Swap Contract (including by virtue of a termination thereof) during Subject Period:	$

	5.	Non-recurring or extraordinary gains for Subject Period:	$

	6.	Income or gain resulting from the early extinguishment of indebtedness during Subject Period:	$

	7.	Net income or gain resulting from a Swap Contract (including by virtue of a termination thereof) during Subject Period:	$

	8.	An amount which, in the determination of Net Income pursuant to clauses 1. - 7. of this Line I.A for Subject Period, has been deducted for or in connection with:

	a. Interest Expense determined in accordance with GAAP (plus, amortization of deferred financing costs, to the extent included in the determination of Interest Expense in accordance with GAAP) for Subject Period:		$

	b. Income taxes determined in accordance with GAAP for Subject Period:		$

	c. Depreciation determined in accordance with GAAP for Subject Period:		$

	d. Amortization determined in accordance with GAAP for Subject Period:		$

Form of Compliance Certificate

	e. All other non-cash charges determined in accordance with GAAP for Subject Period:	$

	f. Adjustments as a result of straight lining of rents determined in accordance with GAAP for Subject Period:	$

	g. Specified EBITDA addbacks (Line I.A.8.a. + Line I.A.8.b + Line I.A.8.c. + Line I.A.8.d. + Line I.A.8.e. + Line I.A.8.f.):	$

9.	Observatory EBITDA for Subject Period (Line I.A.1. + Line I.A.2. + Line I.A.3. + Line I.A.4. - Line I.A.5. - Line I.A.6. - Line I.A.7. + Line I.A.8.g.):	$

Form of Compliance Certificate

Annex II to Schedule I

Calculation of Observatory EBITDA

for period of four consecutive fiscal

quarters ending on Statement Date

($ in 000’s)

I.	Observatory EBITDA for period of four consecutive fiscal quarters ending on Statement Date:

	A.	For each of the following, such amount that is attributable to the operation of the Empire State Observatory:

		1.	Net Income for period of four consecutive fiscal quarters ending on Statement Date:	$

		2.	Non-recurring or extraordinary losses for period of four consecutive fiscal quarters ending on Statement Date:	$

		3.	Any loss resulting from the early extinguishment of indebtedness during period of four consecutive fiscal quarters ending on Statement Date:	$

		4.	Net loss resulting from a Swap Contract (including by virtue of a termination thereof) during period of four consecutive fiscal quarters ending on Statement Date:	$

		5.	Non-recurring or extraordinary gains for period of four consecutive fiscal quarters ending on Statement Date:	$

		6.	Income or gain resulting from the early extinguishment of indebtedness during period of four consecutive fiscal quarters ending on Statement Date:	$

		7.	Net income or gain resulting from a Swap Contract (including by virtue of a termination thereof) during period of four consecutive fiscal quarters ending on Statement Date:	$

		8.	An amount which, in the determination of Net Income pursuant to clauses 1. - 7. of this Line I.A for period of four consecutive fiscal quarters ending on Statement Date, has been deducted for or in connection with:

		a.	Interest Expense determined in accordance with
GAAP (plus, amortization of deferred financing costs, to the

Form of Compliance Certificate

extent included in the determination of Interest Expense in accordance with GAAP) for period of four consecutive fiscal quarters ending on Statement Date:	$

b. Income taxes determined in accordance with GAAP for period of four consecutive fiscal quarters ending on Statement Date:	$

c. Depreciation determined in accordance with GAAP for period of four consecutive fiscal quarters ending on Statement Date:	$

d. Amortization determined in accordance with GAAP for period of four consecutive fiscal quarters ending on Statement Date:	$

e. All other non-cash charges determined in accordance with GAAP for period of four consecutive fiscal quarters ending on Statement Date:	$

f. Adjustments as a result of straight lining of rents determined in accordance with GAAP for period of four consecutive fiscal quarters ending on Statement Date:	$

g. Specified EBITDA addbacks (Line I.A.8.a. + Line I.A.8.b + Line I.A.8.c. + Line I.A.8.d. + Line I.A.8.e. + Line I.A.8.f.):	$

9.      Observatory EBITDA for period of four consecutive fiscal quarters ending on Statement Date (Line I.A.1. + Line I.A.2. + Line I.A.3. + Line I.A.4. - Line I.A.5. - Line I.A.6. - Line I.A.7. + Line I.A.8.g.):

$

Form of Compliance Certificate

Annex III to Schedule I

Aggregate Annual Capital Expenditure Adjustments

for all Properties on Statement Date

($ in 000’s)

I.	Aggregate Annual Capital Expenditure Adjustments:

A.	Aggregate Annual Capital Expenditure Adjustments for all Properties on Statement Date:

	1.	For Properties that are office properties (including the Empire State Observatory), an amount equal to the product of (x) $0.25, multiplied by (y) the aggregate net rentable area (determined on a square feet basis) of such Properties:	$

	2.	For Properties that are retail properties, an amount equal to the product of (x) $0.15, multiplied by (y) the aggregate net rentable area (determined on a square feet basis) of such Properties:	$

	3.	Aggregate Annual Capital Expenditure Adjustments for all Properties on Statement Date (Line I.A.1. + Line I.A.2.):	$

Form of Compliance Certificate

For the Year/Quarter ended                       (“Statement Date”)

Annex IV to Schedule 1

Unencumbered Property Value

(in accordance with the definition of Unencumbered Property Value as set forth in the Agreement)

($ in 000’s)

Wholly-Owned Properties
Unencumbered Eligible Property	Adjusted Unencumbered NOI or acquisition cost[2]	Capitalization Rate	Unencumbered Property Value

Non-Wholly-Owned Properties
Unencumbered Eligible Property	Adjusted Unencumbered NOI or acquisition cost[7]	Capitalization Rate	Loan Party Pro Rata Share	Unencumbered Property Value

[2]	(A) With respect to each Unencumbered Eligible Property other than the Empire State Observatory, (i) if such Unencumbered Eligible Property has been owned or ground leased pursuant to an Eligible Ground Lease for the period of four full fiscal quarters most recently ended on or prior to such date of determination, an amount equal to (x) the Adjusted Unencumbered NOI from such Unencumbered Eligible Property for the then most recently ended fiscal quarter of the Parent, multiplied by four, divided by (y) the Capitalization Rate with respect to such Unencumbered Eligible Property and (ii) if such Unencumbered Eligible Property has not been owned or ground leased pursuant to an Eligible Ground Lease for the period of four full fiscal quarters most recently ended on or prior to such date of determination, an amount equal to the acquisition cost of such Unencumbered Eligible Property (provided that with respect to any such Unencumbered Eligible Property that is owned by or ground leased to a Controlled Joint Venture or a Controlled Joint Venture Subsidiary, only the Loan Party Pro Rata Share of such acquisition cost shall be included in the calculation of Unencumbered Asset Value) and (B) with respect to the Empire State Observatory (for so long it is an Unencumbered Eligible Property), an amount equal to (i) the Adjusted Unencumbered NOI from such Unencumbered Eligible Property for the period of four full fiscal quarters most recently ended on or prior to such date of determination, divided by (ii) the applicable Capitalization Rate.

Form of Compliance Certificate

For the Year/Quarter ended                      (“Statement Date”)

SCHEDULE 2

to the Compliance Certificate

($ in 000’s)

Net Operating Income and Unencumbered NOI of Unencumbered Eligible Properties

(in accordance with applicable definitions

as set forth in the Agreement)

Unencumbered Eligible Property	Loan Party Pro Rata Share of Net Operating Income attributable to Unencumbered Eligible Property	Unencumbered NOI

Form of Compliance Certificate

For the Year/Quarter ended                      (“Statement Date”)

SCHEDULE 3

to the Compliance Certificate

($ in 000’s)

Certain Permitted Investments

1. Aggregate Investments in Unconsolidated Affiliates (not permitted to exceed 10% of Total Asset Value (Schedule 1, Line I.B.12.)):
$
% of Total Asset Value

2. Aggregate Investments in unimproved land holdings (not permitted to exceed 5% of Total Asset Value (Schedule 1, Line I.B.12.)):
$
% of Total Asset Value

3. Aggregate Investments in commercial mortgage loans, commercial real estate-related mezzanine loans and commercial real estate-related notes receivable (not permitted to exceed 10% of Total Asset Value (Schedule 1, Line I.B.12.)):

$
% of Total Asset Value

4. Aggregate Investments in respect of (x) costs to construct Real Property (i.e., construction in progress) and (y) Real Property under development (not permitted to exceed 20% of Total Asset Value (Schedule 1, Line I.B.12.)):

$
% of Total Asset Value

5. Aggregate Amount of Investments Listed Above (Line 1. + Line 2. + Line 3. + Line 4) (not permitted to exceed 25% of Total Asset Value (Schedule 1, Line I.B.12.)):	$
% of Total Asset Value

Form of Compliance Certificate

For the Year ended                      (“Statement Date”)3

SCHEDULE 4

to the Compliance Certificate

($ in 000’s)

Funds From Operations

1. Funds From Operations for fiscal year ended on the Statement Date:	$

2. Restricted Payments made in reliance on Section 7.06(d) of the Term Loan Agreement during the fiscal year ended on the Statement Date (not permitted to exceed 95% of Line 1)
$
% of Funds From Operations

[3]	This Schedule only to be included with Compliance Certificates that accompany annual financial statements delivered pursuant to Section 6.01(a) of the Term Loan Agreement.

Form of Compliance Certificate

EXHIBIT F-1

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Term Loan Agreement identified below (as amended, the “Term Loan Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Term Loan Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Term Loan Agreement and any other documents or instruments delivered pursuant thereto in the amount[s] and equal to the percentage interest[s] identified below of all the outstanding rights and obligations under the facility identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Term Loan Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

[1]	For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.
[2]	For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.
[3]	Select as appropriate.
[4]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

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Form of Assignment and Assumption

1.	Assignor[s]:	________________________________

________________________________

[Assignor [is] [is not] a Defaulting Lender]

2.	Assignee[s]:	________________________________

________________________________

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.	Borrower: Empire State Realty OP, L.P. a Delaware limited partnership

4.	Administrative Agent: Wells Fargo Bank, National Association, as the administrative agent under the Term Loan Agreement

5.	Term Loan Agreement: Term Loan Agreement, dated as of August 24, 2015 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Term Loan Agreement;” the terms defined therein being used herein as therein defined), among Empire State Realty Trust, Inc., a Maryland corporation, Empire State Realty OP, L.P., a Delaware limited partnership, the Lenders from time to time party thereto, and Wells Fargo Bank, National Association, as Administrative Agent.

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Form of Assignment and Assumption

6.	Assigned Interest[s]:

Assignor[s][5]	Assignee[s][6]	Aggregate Amount of Commitment / Loans for all Lenders[7]	Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment/ Loans[8]	CUSIP Number
		$	$	%

		$	$	%

		$	$	%

[7.	Trade Date: ][9]

Effective Date:                      , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S][10]
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE[S][11]

[5]	List each Assignor, as appropriate.
[6]	List each Assignee and, if available, its market entity identifier, as appropriate.
[7]	Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[8]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[9]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.
[10]	Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).
[11]	Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).

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Form of Assignment and Assumption

[NAME OF ASSIGNEE]

By:
Title:

[Consented to and][12] Accepted:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Title:

[Consented to:][13]
EMPIRE STATE REALTY OP, L.P.

By:
Title:

[12]	To be added only if the consent of the Administrative Agent is required by the terms of the Term Loan Agreement.
[13]	To be added only if the consent of the Borrower is required by the terms of the Term Loan Agreement.

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Form of Assignment and Assumption

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1. Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Term Loan Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Term Loan Agreement, (ii) it meets all the requirements to be an assignee under Section 10.06(b)(iii) and (v) of the Term Loan Agreement (subject to such consents, if any, as may be required under Section 10.06(b)(iii) of the Term Loan Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Term Loan Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Term Loan Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01(a) or (b) thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Term Loan Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

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Form of Assignment and Assumption

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

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Form of Assignment and Assumption

EXHIBIT F-2

FORM OF ADMINISTRATIVE QUESTIONNAIRE

[on file with administrative agent]

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Form of Administrative Questionnaire

EXHIBIT G

FORM OF GUARANTY AGREEMENT

(See Attached)

G-1

Form of Guaranty Agreement

EXECUTION COPY

CONTINUING GUARANTY

CONTINUING GUARANTY (as amended, modified, restated and/or supplemented from time to time, this “Guaranty”), dated as of August 24, 2015 made by and among each of the undersigned guarantors (together with any other entity that becomes a party hereto pursuant to Section 19 hereof, each a “Guarantor” and collectively, the “Guarantors”) in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (in such capacity, together with any successor administrative agent, the “Administrative Agent”), for the benefit of the Administrative Agent and the Lenders (collectively, the “Guaranteed Parties”). Except as otherwise defined herein, all capitalized terms used herein and defined in the Term Loan Agreement (as defined below) shall be used herein as therein defined.

W I T N E S S E T H:

WHEREAS Empire State Realty Trust, Inc., a Maryland corporation (the “Parent”), Empire State Realty OP, L.P., a Delaware limited partnership (the “Borrower”), the lenders from time to time party thereto (the “Lenders”) and Wells Fargo Bank, National Association, as Administrative Agent, have entered into a Term Loan Agreement, dated as of the date hereof (as amended, modified, restated and/or supplemented from time to time, the “Term Loan Agreement”), providing for the making of Loans to the Borrower, all as contemplated therein;

WHEREAS, each Guarantor is a direct or indirect Wholly-Owned Subsidiary of the Borrower;

WHEREAS, it is a condition precedent to the effectiveness of the Term Loan Agreement, and the making of Loans thereunder, that each Guarantor shall have executed and delivered to the Administrative Agent this Guaranty; and

WHEREAS, each Guarantor will obtain substantial direct and indirect benefits from the incurrence of Loans by the Borrower under the Term Loan Agreement and, accordingly, desires to execute this Guaranty in order to satisfy the condition described in the preceding paragraph and to induce the Lenders to make Loans to the Borrower;

NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Guarantor, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby makes the following representations and warranties to the Administrative Agent for the benefit of the Guaranteed Parties and hereby covenants and agrees with each other Guarantor and the Administrative Agent for the benefit of the Administrative Agent and the Lenders as follows:

1. Guaranty. Each Guarantor, jointly and severally with the other Guarantors, hereby absolutely, irrevocably and unconditionally guarantees, as a guaranty of payment and performance and not as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of all of the Obligations (for each Guarantor, subject to the proviso in this sentence, its “Guaranteed Obligations”); provided, that the liability of each Guarantor individually with respect to this Guaranty shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code of the United States or any comparable provisions of any applicable state law. The books and records of the Administrative Agent showing the amount of the Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon the Guarantors and conclusive for the purpose of establishing the amount of the Guaranteed Obligations, absent manifest error. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guaranteed Obligations or any instrument or agreement evidencing any Guaranteed Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Guaranteed Obligations which might otherwise constitute a defense to the obligations of any Guarantor under this Guaranty, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing.

2. No Setoff or Deductions; Taxes; Payments. All payments by any Guarantor hereunder shall be made in accordance with, and subject to the provisions of, Section 3.01 of the Term Loan Agreement.

3. Rights of Guaranteed Parties. Each Guarantor consents and agrees that the Guaranteed Parties may, at any time and from time to time, without notice or demand to or consent of such Guarantor, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the times for payment or the terms of the Guaranteed Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, impair or otherwise dispose of any security, or any Lien granted, for the payment of this Guaranty or any Guaranteed Obligations; (c) apply such security and direct the order or manner of sale thereof as provided in the Loan Documents; and (d) release or substitute any other Guarantor or one or more of any endorsers or other guarantors of any of the Guaranteed Obligations. Without limiting the generality of the foregoing, each Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of the Guarantors under this Guaranty or which, but for this provision, might operate as a discharge of one or more of the Guarantors.

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4. Certain Waivers. Each Guarantor waives (a) any defense arising by reason of any disability or other defense of the Borrower, any other Loan Party or any other guarantor of the Guaranteed Obligations or any part thereof, or the cessation from any cause whatsoever (including any act or omission of any Guaranteed Party) of the liability of the Borrower (other than the defense of prior payment in full of the Guaranteed Obligations); (b) any defense based on any claim that such Guarantor’s obligations exceed or are more burdensome than those of the Borrower; (c) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder; (d) any right to require any Guaranteed Party to proceed against the Borrower or any other Loan Party, proceed against or exhaust any security for any of the Guaranteed Obligations, or pursue any other remedy in the power of any Guaranteed Party; (e) any benefit of and any right to participate in any security now or hereafter held by any Guaranteed Party; and (f) to the full extent permitted by law, any and all other defenses (other than the defense of prior payment in full of the Guaranteed Obligations) or benefits that may be derived from or afforded by limiting the liability of or exonerating guarantors or sureties. Each Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guaranteed Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Guaranteed Obligations.

5. Obligations Independent. The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Guaranteed Obligations and the obligations of any other guarantor of the Guaranteed Obligations or any part thereof, and a separate action may be brought against any Guarantor to enforce this Guaranty whether or not the Borrower or any other Person is joined as a party. For the avoidance of doubt, all obligations of each Guarantor under this Guaranty are joint and several obligations of all the Guarantors.

6. Subrogation. No Guarantor shall exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until after the Facility Termination Date. If any amounts are paid to any Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust by such Guarantor for the benefit of the Guaranteed Parties and shall forthwith be paid to the Administrative Agent for the benefit of the Guaranteed Parties for application to the Guaranteed Obligations in accordance with the terms of the Loan Documents or, if the Loan Documents do not provide for the application of such amount, to be held by the Administrative Agent as collateral security for any Guaranteed Obligations thereafter existing, whether matured or unmatured.

7. Termination; Reinstatement.

(a) Subject to the terms of Section 8 below, this Guaranty is a continuing, absolute, unconditional and irrevocable guaranty of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until the Facility Termination Date, and upon the occurrence of the Facility Termination Date this Guaranty shall terminate and be of no further effect (provided that all indemnities set forth herein and the other Loan Documents shall survive any such termination).

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(b) Notwithstanding the foregoing, but subject to the terms of Section 8 below, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Borrower or any Guarantor is made, or a Guaranteed Party exercises its right of setoff, in respect of the Guaranteed Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by a Guaranteed Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Guaranteed Parties are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of the Guarantors under this paragraph shall survive termination of this Guaranty.

8. Release of Liability of Guarantor Upon Sale or Dissolution and Certain Other Events. (a) In the event that the Administrative Agent is required to release any Guarantor from its guaranty and other obligations hereunder pursuant to Section 10.19 of the Term Loan Agreement, the Administrative Agent will release such Guarantor in accordance with Section 10.19 of the Term Loan Agreement.

(b) The Administrative Agent shall have no liability whatsoever to any Guaranteed Party as a result of any release of any Guarantor by it in accordance with (or which the Administrative Agent in the absence of gross negligence or willful misconduct believes to be in accordance with) this Section 8 or Section 10.19 of the Term Loan Agreement.

9. Stay of Acceleration. In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed, in connection with any case commenced by or against the Borrower or any other Loan Party under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by the Guarantors who are not subject to such automatic stay immediately upon demand by the Administrative Agent.

10. Expenses. The Guarantors, jointly and severally, shall pay on demand all out-of- pocket expenses incurred by the Administrative Agent or any Lender if, and to the same extent that, the Borrower is required to pay such out-of-pockets expenses under Section 10.04 of the Term Loan Agreement. The obligations of the Guarantors under this paragraph shall survive the payment in full of the Guaranteed Obligations and termination of this Guaranty.

11. Modifications; Miscellaneous. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated except in a writing signed by each Guarantor directly affected thereby (it being understood that the addition or release of any Guarantor hereunder shall not constitute a change, waiver, discharge or termination affecting any Guarantor other than the Guarantor so added or released) and the Administrative Agent (with the consent of the Required Lenders or all of the Lenders (excluding, in all events, all Defaulting Lenders), as and to the extent required by Section 10.01 of the Term Loan Agreement). No failure by any Guaranteed Party to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and not exclusive of any

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remedies provided by law or in equity. The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision herein. This Guaranty is not intended to supersede or otherwise affect any other guaranty now or hereafter given by any Guarantor for the benefit of the Guaranteed Parties (or any of them) or any term or provision thereof.

12. Condition of Loan Parties. Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Loan Parties and any other guarantor of the Guaranteed Obligations such information concerning the financial condition, business and operations of the Loan Parties and any such other guarantors as such Guarantor requires, and that no Guaranteed Party has any duty, and no Guarantor is relying on any Guaranteed Party at any time, to disclose to such Guarantor any information relating to the business, operations or financial condition of any Loan Party or any other guarantor of the Guaranteed Obligations (such Guarantor waiving any duty on the part of the Guaranteed Parties to disclose such information and any defense relating to the failure to provide the same).

13. Setoff. If an Event of Default shall have occurred and be continuing, each Guarantor hereby authorizes each Lender and their respective Affiliates to exercise against such Guarantor the rights of set-off set forth in Section 10.08 of the Term Loan Agreement.

14. Representations and Warranties. Each Guarantor represents and warrants that (a) it is duly organized and in good standing under the laws of the jurisdiction of its organization and has full capacity and right to make and perform this Guaranty, and all necessary authority has been obtained; (b) this Guaranty constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforceability of creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought at law or in equity); (c) the making and performance of this Guaranty does not and will not violate the provisions of any material applicable law, regulation, judgment or order, and does not and will not result in the breach of, or constitute a default or require any consent under, any material Contractual Obligation of such Guarantor; and (d) all consents, approvals, licenses and authorizations of, and filings and registrations with, any Governmental Authority required under applicable law and regulations for the making and performance of this Guaranty have been obtained or made and are in full force and effect. Subject to the release of any Guarantor pursuant to Section 8 above or other written termination of this Guaranty with respect to any Guarantor executed or acknowledged by the Administrative Agent, in addition, each Guarantor represents and warrants that (x) until after the Facility Termination Date has occurred, such Guarantor will take, or will refrain from taking, as the case may be, all actions that are necessary to be taken or not taken so that no violation of any provision, covenant or agreement contained in the Term Loan Agreement, and so that no Event of Default, is caused by the actions of such Guarantor or any of its Subsidiaries; and (y) an executed (or conformed) copy of each of the Loan Documents has been made available to a senior officer of such Guarantor and such officer is familiar with the contents thereof.

15. Indemnification and Survival. Without limitation on any other obligations of any Guarantor or remedies of any Guaranteed Party under this Guaranty, each Guarantor shall, jointly and severally, to the full extent permitted by law, indemnify, defend and save and hold

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harmless each Indemnitee if, and to the same extent that, the Borrower is required indemnify, defend and save and hold harmless such Indemnitee under Section 10.04 of the Term Loan Agreement. The obligations of the Guarantors under this paragraph shall survive the payment in full of the Guaranteed Obligations and termination of this Guaranty.

16. Guaranty Enforceable by Administrative Agent. This Guaranty may be enforced only by the action of the Administrative Agent, in each case acting upon the instructions of the Required Lenders (to the extent required under the Term Loan Agreement) and no other Guaranteed Party will have any right individually to seek to enforce or to enforce this Guaranty, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent, for the benefit of the Guaranteed Parties, upon the terms of this Guaranty and the other Loan Documents. It is understood and agreed that the agreement in this Section 16 is solely for the benefit of the Guaranteed Parties.

17. Obligations of Guarantors Independent. The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor, any other guarantor or any Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor, the Borrower or any other Person and whether or not any other Guarantor, the Borrower or any other Person may be joined in any such action or actions.

18. Subordination of Indebtedness Held by Guarantors. Any indebtedness of any Loan Party now or hereafter held by any Guarantor is hereby subordinated to the prior payment in full in immediately available funds of all the Guaranteed Obligations, and such indebtedness of any Loan Party to any Guarantor, if the Administrative Agent, after an Event of Default has occurred and is continuing, so requests, shall be collected, enforced and received by such Guarantor as trustee for the Guaranteed Parties, shall be segregated from all other property or funds of such Guarantor and shall be paid over to the Administrative Agent for the benefit of the Guaranteed Parties for application to the Guaranteed Obligations in accordance with the terms of the Loan Documents or, if the Loan Documents do not provide for the application of such amount, to be held by the Administrative Agent as collateral security for any Guaranteed Obligations thereafter existing, but without affecting or impairing in any manner the liability of such Guarantor under the other provisions of this Guaranty. In the event that any Guarantor receives any payment of any indebtedness described in the first sentence of this Section 18 prior to the Facility Termination Date and during the existence of an Event of Default, such payment of such indebtedness which has been received by such Guarantor, if requested by the Administrative Agent, shall be received by such Guarantor as trustee for the Guaranteed Parties, shall be segregated from all other property or funds of such Guarantor and shall be paid over to the Administrative Agent for the benefit of the Guaranteed Parties for application to the Guaranteed Obligations in accordance with the terms of the Loan Documents or, if the Loan Documents do not provide for the application of such amount, to be held by the Administrative Agent as collateral security for any Guaranteed Obligations thereafter existing. Prior to the transfer by any Guarantor of any note or negotiable instrument evidencing any indebtedness of any Loan Party to such Guarantor, such Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, each Guarantor hereby agrees with the Guaranteed Parties that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Guaranty

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(whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until after the Facility Termination Date has occurred; provided that if any amount shall be paid to any Guarantor on account of such subrogation rights prior to such time, such amount shall be held in trust for the benefit of the Guaranteed Parties and shall forthwith be paid to the Administrative Agent for the benefit of the Guaranteed Parties to be credited and applied to the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents or, if the Loan Documents do not provide for the application of such amount, to be held by the Administrative Agent as collateral security for any Guaranteed Obligations thereafter existing. Upon the occurrence of the Facility Termination Date, each Guarantor shall be subrogated to the rights of the Guaranteed Parties to receive payments or distributions applicable to the Guaranteed Obligations until all Indebtedness of the Loan Parties held by such Guarantor shall be paid in full.

19. Additional Guarantors. Any Person that is required to become a party to this Guaranty after the date hereof pursuant to the Term Loan Agreement shall become a Guarantor hereunder by executing and delivering a joinder agreement in the form attached hereto as Annex I.

20. Contribution. At any time a payment in respect of the Guaranteed Obligations is made under this Guaranty, the right of contribution of each Guarantor against each other Guarantor shall be determined as provided in the immediately following sentence, with the right of contribution of each Guarantor to be revised and restated as of each date on which a payment (a “Relevant Payment”) is made on the Guaranteed Obligations under this Guaranty. At any time that a Relevant Payment is made by a Guarantor that results in the aggregate payments made by such Guarantor in respect of the Guaranteed Obligations to and including the date of the Relevant Payment exceeding such Guarantor’s Contribution Percentage (as defined below) of the aggregate payments made by all Guarantors in respect of the Guaranteed Obligations to and including the date of the Relevant Payment (such excess, the “Aggregate Excess Amount”), each such Guarantor shall have a right of contribution against each other Guarantor who either has not made any payments or has made payments in respect of the Guaranteed Obligations to and including the date of the Relevant Payment in an aggregate amount less than such other Guarantor’s Contribution Percentage of the aggregate payments made to and including the date of the Relevant Payment by all Guarantors in respect of the Guaranteed Obligations (the aggregate amount of such deficit, the “Aggregate Deficit Amount”) in an amount equal to (x) a fraction the numerator of which is the Aggregate Excess Amount of such Guarantor and the denominator of which is the Aggregate Excess Amount of all Guarantors multiplied by (y) the Aggregate Deficit Amount of such other Guarantor. A Guarantor’s right of contribution pursuant to the preceding sentences shall arise at the time of each computation, subject to adjustment at the time of each computation; provided, that no Guarantor may take any action to enforce such right until after the Facility Termination Date has occurred, it being expressly recognized and agreed by all parties hereto that any Guarantor’s right of contribution arising pursuant to this Section 20 against any other Guarantor shall be expressly junior and subordinate to such other Guarantor’s obligations and liabilities in respect of the Guaranteed Obligations and any other obligations owing under this Guaranty. As used in this Section 20, (i) each Guarantor’s “Contribution Percentage” shall mean the percentage obtained by dividing (x) the Adjusted Net Worth (as defined below) of such Guarantor by (y) the aggregate Adjusted Net Worth of all Guarantors; (ii) the “Adjusted Net Worth” of each Guarantor shall mean the greater

7

of (x) the Net Worth (as defined below) of such Guarantor and (y) zero; and (iii) the “Net Worth” of each Guarantor shall mean the amount by which the fair saleable value of such Guarantor’s assets on the date of any Relevant Payment exceeds its existing debts and other liabilities (including contingent liabilities, but without giving effect to any Guaranteed Obligations arising under this Guaranty) on such date. All parties hereto recognize and agree that, except for any right of contribution arising pursuant to this Section 20, each Guarantor who makes any payment in respect of the Guaranteed Obligations shall have no right of contribution or subrogation against any other Guarantor in respect of such payment until after the Facility Termination Date has occurred. Each of the Guarantors recognizes and acknowledges that the rights to contribution arising hereunder shall constitute an asset in favor of the party entitled to such contribution. In this connection, each Guarantor has the right to waive its contribution right against any Guarantor to the extent that after giving effect to such waiver such Guarantor would remain solvent, in the determination of the Administrative Agent or the Required Lenders.

21. Counterparts. This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

22. Headings Descriptive. The headings of the several Sections of this Guaranty are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Guaranty.

23. Governing Law; Assignment; Jurisdiction; Notices. THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE GUARANTORS AND THE GUARANTEED PARTIES UNDER THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD REQUIRE THE APPLICATION OF LAWS OF ANOTHER JURISDICTION.

This Guaranty shall (a) bind each Guarantor and its successors and assigns, provided that no Guarantor may assign its rights or obligations under this Guaranty (and any attempted such assignment without such consent shall be null and void), and (b) inure to the benefit of the Guaranteed Parties and their respective successors and permitted assigns and the Lenders may, in accordance with Section 10.06 of the Term Loan Agreement and without affecting the obligations of any Guarantor hereunder, assign, sell or grant participations in the Guaranteed Obligations and this Guaranty, in whole or in part.

EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN THE COUNTY OF NEW YORK AND OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES

8

THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY ADMINISTRATIVE AGENT OR, ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY IN ANY COURT REFERRED TO IN THE IMMEDIATELY PRECEDING PARAGRAPH. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

EACH GUARANTOR IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02 OF THE TERM LOAN AGREEMENT. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

24. WAIVER OF JURY TRIAL; FINAL AGREEMENT. EACH GUARANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH GUARANTOR (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE GUARANTEED PARTIES HAVE BEEN INDUCED TO ENTER INTO THE LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

This Guaranty and the other Loan Documents constitute the entire agreement among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof.

9

25. DAMAGE WAIVER. To the fullest extent permitted by applicable law, no party hereto shall assert, and each party hereto hereby waives, any claim against any Indemnitee or any Loan Party or any of its Affiliates, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Guaranty, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, any Loan or the use of proceeds thereof; provided, that nothing herein shall limit the Guarantors’ indemnity obligations under Section 10 and Section 15 hereof.

10

IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.

Address:

One Grand Central Place

60 East 42nd Street

New York, NY 10165

Fax No.: (212) 983-1385

Email: dkarp@empirestaterealtytrust.com

Attention: Attention: David A.

Karp, Executive Vice President &

Chief Financial Officer

with a copy to:

ESRT EMPIRE STATE BUILDING G- PARENT, L.L.C
By:
Name:
Title:
ESRT EMPIRE STATE BUILDI NG PARENT, L.L.C.
By:
Name:
Title:
One Grand Central Place	ESRT EMPIRE STATE BUILDING, L.L.C.
60 East 42nd Street New York, New York 10165 Fax No.: (212) 986-8795 Attention: Thomas N. Keltner, Jr., Executive Vice President & General Counsel Email: keltner@empirestaterealtytrust.com	By:
Name:
Title:
ESRT OBSERVATORY TRS, L.L.C.
By:
Name:
Title:
ESRT 501 SEVENTH AVENUE, L.L.C.
By:
Name:
Title:

Signature Page to Continuing Guaranty Agreement

ESRT 250 WEST 57TH ST., L.L.C.

By:
Name:
Title:

ESRT 500 MAMARONECK AVENUE, L.L.C.

By:
Name:
Title:

ESRT 69-97 MAIN ST., L.L.C.

By:
Name:
Title:

ESRT 103-107 MAIN ST., L.L.C.

By:
Name:
Title:

Signature Page to Continuing Guaranty Agreement

Accepted and Agreed to:

WELLS FARGO, NATIONAL ASSOCIATION as Administrative Agent

By:
Name:
Title:

Signature Page to Continuing Guaranty Agreement

Annex I to the Continuing Guaranty

Form of Joinder to Continuing Guaranty

JOINDER NO.    , dated as of            , 20    (this “Joinder”), to the Continuing Guaranty dated as of August 24, 2015 (as amended, modified, restated and/or supplemented from time to time, the “Guaranty”), made by the Affiliates of Empire State Realty OP, L.P. from time to time party thereto in favor of WELLS FARGO, NATIONAL ASSOCIATION, as Administrative Agent (in such capacity, together with any successor administrative agent, the “Administrative Agent”), for the benefit of the Administrative Agent and the Lenders.

A. Reference is made to (a) the Term Loan Agreement dated as of August 24, 2015 (as amended, modified, restated and/or supplemented from time to time, the “Term Loan Agreement”) among the Empire State Realty Trust, Inc., a Maryland corporation, Empire State Realty OP, L.P., a Delaware limited partnership (the “Borrower”), the lenders from time to time party thereto (the “Lenders”) and Wells Fargo Bank, National Association, as Administrative Agent and (b) the Guaranty.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guaranty.

C. Pursuant to the terms and provisions of the Term Loan Agreement, [NAME OF ENTITY], a                    (the “New Guarantor”) is required to become a party to the Guaranty and guaranty the Obligations of the Borrower. The New Guarantor is executing this Joinder in accordance with the requirements of the Term Loan Agreement and Section 19 of the Guaranty to become a party to the Guaranty.

Accordingly, the New Guarantor hereby agrees as follows:

SECTION 1. The New Guarantor is hereby added as a party to the Guaranty and hereby agrees to be bound as a “Guarantor” by all of the terms, covenants and provisions set forth in the Guaranty to the same extent it would have been bound if it had been a signatory to the Guaranty on the date of the Guaranty. The New Guarantor hereby makes each of the representations and warranties applicable to a “Guarantor” contained in the Guaranty.

SECTION 2. The New Guarantor hereby represents and warrants to the Administrative Agent and the Lenders that this Joinder has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforceability of creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought at law or in equity).

SECTION 3. The New Guarantor hereby represents and warrants to the Administrative Agent and the Lenders that its U.S. taxpayer identification number is set forth under its signature to this Joinder.

SECTION 4. This Joinder may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

SECTION 5. Except as expressly supplemented hereby, the Guaranty shall remain in full force and effect.

SECTION 6. THIS JOINDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WILL REQUIRE THE APPLICATION OF LAWS OF ANOTHER JURISDICTION.

SECTION 7. All communications and notices to be provided to the New Guarantor hereunder or under the Guaranty shall be given to the New Guarantor at the address set forth under its signature.

[Signature Page Follows]

2

IN WITNESS WHEREOF, the New Guarantor and the Administrative Agent have duly executed this Joinder as of the day and year first above written.

[NEW GUARANTOR]

By:
Name:
Title:

U.S. Taxpayer Identification Number:

Address of New Guarantor:
[ ]

Accepted and Agreed to:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:

[Signature Page to Joinder to Guaranty]

EXHIBIT H

FORM OF SOLVENCY CERTIFICATE

I, the undersigned, chief financial officer of EMPIRE STATE REALTY TRUST, INC., a Maryland corporation (the “Parent”), DO HEREBY CERTIFY on behalf of the Loan Parties that:

1. This certificate is furnished pursuant to Section 4.01(a)(ix) of the Term Loan Agreement (as in effect on the date of this certificate; the capitalized terms defined therein being used herein as therein defined) dated as of August 24, 2015 among Empire State Realty Trust, Inc., a Maryland corporation, Empire State Realty OP, L.P., a Delaware limited partnership, the Lenders from time to time party thereto, and Wells Fargo Bank, National Association, as Administrative Agent.

2. After giving effect to the transactions to occur on the Closing Date (including, without limitation, all Borrowings to occur on the Closing Date), (a) the fair value of the property of the Parent and its Subsidiaries on a consolidated basis is greater than the total amount of liabilities, including contingent liabilities, of the Parent and its Subsidiaries on a consolidated basis, (b) the present fair salable value of the assets of the Parent and its Subsidiaries on a consolidated basis is not less than the amount that will be required to pay the probable liability on their debts as they become absolute and matured, (c) the Parent and its Subsidiaries on a consolidated basis do not intend to, and do not believe they will, incur debts or liabilities beyond their ability to pay such debts and liabilities as they mature, (d) the Parent and its Subsidiaries on a consolidated basis are not engaged in business or a transaction, and are not about to engage in business or a transaction, for which their property would constitute an unreasonably small capital, and (e) the Parent and its Subsidiaries on a consolidated basis are able to pay their debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

[Signature Page Follows]

H-1

Form of Solvency Certificate

IN WITNESS WHEREOF, the undersigned has executed this Solvency Certificate as of                     , 2015.

EMPIRE STATE REALTY TRUST, INC.

By:
Name:
Title:

H-2

Form of Solvency Certificate

EXHIBIT I-1

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Term Loan Agreement, dated as of August 24,

2015 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Term Loan Agreement), among Empire State Realty Trust, Inc., a Maryland corporation, Empire State Realty OP, L.P., a Delaware limited partnership (the “Borrower”), the Lenders from time to time party thereto, and Wells Fargo Bank, National Association, as Administrative Agent.

Pursuant to the provisions of Section 3.01(f) of the Term Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s), and it is the sole beneficial owner of the portion of the Note(s) evidencing such Loan(s), in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrowers with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Term Loan Agreement and used herein shall have the meanings given to them in the Term Loan Agreement.

[NAME OF LENDER]

By:

Name:

Title:

Date:                             , 20[    ]

U.S. Tax Compliance Certificate

EXHIBIT I-2

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Term Loan Agreement, dated as of August 24, 2015 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Term Loan Agreement), among Empire State Realty Trust, Inc., a Maryland corporation, Empire State Realty OP, L.P., a Delaware limited partnership (the “Borrower”), the Lenders from time to time party thereto, and Wells Fargo Bank, National Association, as Administrative Agent.

Pursuant to the provisions of Section 3.01(f) of the Term Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Term Loan Agreement and used herein shall have the meanings given to them in the Term Loan Agreement.

[NAME OF PARTICIPANT]

By:

Name:

Title:

Date: , 20[ ]

U.S. Tax Compliance Certificate

EXHIBIT I-3

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Term Loan Agreement, dated as of August 24, 2015 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Term Loan Agreement), among Empire State Realty Trust, Inc., a Maryland corporation, Empire State Realty OP, L.P., a Delaware limited partnership (the “Borrower”), the Lenders from time to time party thereto, and Wells Fargo Bank, National Association, as Administrative Agent.

Pursuant to the provisions of Section 3.01(f) of the Term Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Term Loan Agreement and used herein shall have the meanings given to them in the Term Loan Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:	, 20[ ]

U.S. Tax Compliance Certificate

EXHIBIT I-4

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Term Loan Agreement, dated as of August 24, 2015 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Term Loan Agreement), among Empire State Realty Trust, Inc., a Maryland corporation, Empire State Realty OP, L.P., a Delaware limited partnership (the “Borrower”), the Lenders from time to time party thereto, and Wells Fargo Bank, National Association, as Administrative Agent.

Pursuant to the provisions of Section 3.01(f) of the Term Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s), and it is the sole beneficial owner of the portion of the Note(s) evidencing such Loan(s), in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) and the sole beneficial owners of the portion of the Note(s) evidencing such Loan(s), (iii) with respect to the extensions of credit pursuant to this Term Loan Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrowers with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Term Loan Agreement and used herein shall have the meanings given to them in the Term Loan Agreement.

I-4-1

U.S. Tax Compliance Certificate

[NAME OF LENDER]

By:
Name:
Title:

Date:	, 20[ ]

I-4-2

U.S. Tax Compliance Certificate